EXECUTION COPY

INDUSTRIAL LEASE
THIS INDUSTRIAL LEASE (“Lease”) dated December 6, 2019 for reference purposes only, is made and entered into by and between the Landlord and the Tenant identified in the Basic Provisions set forth below. This Lease consists of the Basic Provisions together with the Standard Terms and Conditions and the Attachments and Exhibits listed in Paragraph I of the Basic Provisions, provided that if there is any conflict between the Basic Provisions, on the one hand, and the Standard Terms and Conditions and the Attachments and Exhibits on the other, the Basic Provisions shall prevail.
BASIC PROVISIONS
These Basic Provisions set forth certain information relevant and fundamental to the Standard Terms and Conditions upon which this Lease is made, and all information set forth in these Basic Provisions is subject to the provisions of the Standard Terms and Conditions of this Lease. The parties acknowledge and agree that, as of the Effective Date, Landlord does not own the Premises or any portion of the “Project” (as defined below), and that, notwithstanding anything to the contrary contained in this Lease, the effectiveness of this Lease is expressly conditioned upon (a) Landlord acquiring fee simple title to the Project, and (b) the parties entering into lease agreements between them for each of the buildings commonly known as 50 Castilian Drive and 70 Castilian Drive in the Project (the lease agreement entered into by the parties with respect to the building known as 70 Castilian Drive is referred to herein as the “70 Castilian Lease”, and the lease agreement entered into by the parties with respect to the building known as 50 Castilian Drive is referred to herein as the “50 Castilian Lease”). Additionally, the parties acknowledge and agree that this Lease is subject to the terms of that certain Umbrella Agreement dated as of the date hereof (the “Umbrella Agreement”) between Landlord and Tenant, a copy of which (without the exhibits thereto) is attached hereto as Exhibit O.
A.    Landlord

(1) Name of Landlord:	50 CASTILIAN DRIVE, LLC, a Delaware limited liability company
(2) Landlord's Address:	c/o Montana Avenue Capital Partners, LLC 12100 Wilshire Boulevard, Suite 320 Los Angeles, California 90025 Attention: Jeremy Rogers

B.    Tenant

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(1) Name of Tenant(s):	APPFOLIO, INC., a Delaware corporation
(2) Tenant's Trade Name:	AppFolio
(3) Tenant's Mailing Address:	50 Castilian Drive, Suite 102 Goleta, CA 93117
(4) Tenant's Billing Address:	Same as Mailing Address
(5) Tenant's address if Tenant is no longer in the Building:	AppFolio, Inc. c/o Stradling Center Drive, Suite 1600 Newport Beach, CA 92660 Attn: Craig Carlson

C.    Leased Premises (Article 1)
(1)    Description of Premises (Section 1.1)
(a)    The office space or other unit or area known as 90 Castilian Drive (the “Premises”), as outlined on the Site Plan attached as Exhibit A, located in the Castilian Technical Center situated at 90 Castilian Drive, in the City of Goleta, County of Santa Barbara, State of California, which Premises is part of a larger project consisting of three (3) office buildings situated at 50-90 Castilian Drive, in the City of Goleta, County of Santa Barbara, State of California (collectively, the “Project”).
(b)    Landlord and Tenant mutually agree that the Premises consists of 35,960 rentable square feet, which amount shall not change.
(c)    Tenant’s proportionate share of the Building shall be a fraction, the numerator of which is the rentable square feet of the Premises and the denominator of which is the entire rentable square feet in the Building (i.e., Tenant's proportionate share of the Building is one hundred percent (100%)).
(d)    Tenant’s proportionate share of the Project shall be a fraction, the numerator of which is the rentable square feet of the Premises and the denominator of which is the entire rentable square feet in the Project (i.e., Tenant's proportionate share of the Project under this Lease is 21.68%). Landlord and Tenant mutually agree that the Project consists of 165,905 rentable square feet, which amount shall not change.
(e)    Tenant’s proportionate share of the Building and Project are collectively referred to herein as “Tenant’s Share”.
(2)    Parking (Section 1.3)
(a)    Effective on the Commencement Date, as defined below, Tenant shall have the non-exclusive use of Tenant's proportionate share of the Project of the parking spaces located

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in the common area parking lot located at the Project and shown on Exhibit A attached hereto (the “Parking Lot”) (which Parking Lot shall have not less than two hundred sixty-three (263) unreserved automobile parking spaces (the “Minimum Number of Parking Spaces”), except to the extent such amount of spaces is required by applicable law or any governmental authority having jurisdiction over the Project to be reduced and such requirement does not result from any voluntary action taken by Landlord, provided, that the parties acknowledge and agree that the foregoing terms of this sentence shall not permit Landlord to allocate parking spaces in the Parking Lot to any buildings other than the Building and the buildings commonly known as 50 Castilian Drive and 70 Castilian Drive in the Project or to allocate, authorize, or allow others to use the Parking Lot in any way that decreases the Minimum Number of Parking Spaces collectively available to the occupants of 50 Castilian Drive, 70 Castilian Drive, and 90 Castilian Drive). Landlord shall not authorize any other person, firm, organization or entity to use or reserve parking spaces in, and shall not allow any other person, firm, organization or entity to authorize the use of (or the reservation of parking spaces in), the Parking Lot, except for the tenants of the buildings commonly known as 50 Castilian Drive and 70 Castilian Drive in the Project (“Adjacent Users”), which tenants shall only be authorized to use such parking lot for unreserved vehicular parking in connection with their occupancies at such buildings. If parking available to Tenant in such parking lot is being substantially limited by the use of third parties other than the Adjacent Users so that the parking lot does not meet Tenant’s normal parking needs, Landlord and Tenant shall cooperate with one another to establish procedures and mechanisms that will prevent unauthorized parking by others in such parking lot. Tenant shall have the non-exclusive use of the Parking Lot without charge during the Term of the Lease.
(b)    Tenant's employees may not use any more parking spaces in the Parking Lot than those allotted to Tenant pursuant to subparagraph (a) above.
(c)    In the event that Tenant assigns this Lease or subleases all or a portion of the Premises as permitted under this Lease, Tenant shall have the right to grant to the assignee or sublessee, as the case may be, the use of some or all of the parking spaces allotted to Tenant under this Lease, which such number of assigned or sublet spaces within such allotment shall be at Tenant’s sole discretion.
D.    Term of Lease (Article 2)
(1)    Effective Date: Upon Lease execution.
(2)    Commencement Date: The Commencement Date shall be the date the “Closing” (as defined below) occurs. As used herein, the “Closing” shall mean the date Landlord obtains fee simple title to the Project.
(3)    Term. The initial Term of the Lease shall be a period beginning on the Commencement Date and ending on February 29, 2032.
(4)    Lease Year. The term “Lease Year” means (a) with respect to the first Lease Year, the period commencing on the Commencement Date and ending on the last day of the month in which shall occur the twelve (12)-month anniversary of the Commencement Date, unless the

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Commencement Date shall occur on the first day of the month, in which event the first Lease Year shall end on the day preceding the twelve (12) month anniversary of the Commencement Date, and (b) each successive twelve (12)-month period thereafter during the initial Term, provided that the last Lease Year shall end on February 29, 2032.
E.    Rent (Article 3)
(1)    Minimum Monthly Rent. Effective as of the Commencement Date and continuing throughout the Term, Tenant shall pay to Landlord Minimum Monthly Rent in accordance with the table set forth in this Paragraph E(1) below, which Minimum Monthly Rent shall be due on or before the first day of each month and payable in monthly installments in accordance with the table set forth below.

Lease Year	Approximate Minimum Monthly Rent Per RSF of the Premises	Minimum Monthly Rent	Annual Minimum Monthly Rent
1	$1.633	$58,724.33	$704,691.96
2	$1.682	$60,486.06	$725,832.72
3	$1.732	$62,300.64	$747,607.68
4	$1.784	$64,169.66	$770,035.92
5	$1.838	$66,094.75	$793,137.00
6	$1.893	$68,077.59	$816,931.08
7	$1.950	$70,119.92	$841,439.04
8	$2.008	$72,223.52	$866,682.24
9	$2.069	$74,390.22	$892,682.64
10	$2.131	$76,621.93	$919,463.16
11	$2.195	$78,920.59	$947,047.08
12	$2.261	$81,288.21	$975,458.52
13	$2.328	$83,726.85	$1,004,722.20

(2)    Intentionally Omitted.

(3)    Subject to the terms of Paragraph E(2) above, in no event shall Tenant pay Minimum Monthly Rent in less than those amounts, and at such times, set forth in Paragraph E(1) above.

(4)    Late Processing Charge. (Section 3.3) The sum of five percent (5%) of each delinquent payment.
(5)    90 Premises Tenant Improvement Allowance. In accordance with the terms set forth in Exhibit B, Landlord shall pay Tenant an allowance for making improvements to the interior of the Premises in an amount equal to Four Million and 00/100 Dollars ($4,000,000.00) less any

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amount of the “50 Premises Tenant Improvement Allowance” (as defined in the 50 Castilian Lease) disbursed to Tenant by Landlord (such amount, as the same may be reduced, the “90 Premises Tenant Improvement Allowance”). The parties acknowledge and agree that the amount of the 90 Premises Tenant Improvement Allowance that has been disbursed to Tenant by Existing Landlord for improvements to the Premises as of the date hereof is Zero and 0/100 Dollars ($0.00). Such 90 Premises Tenant Improvement Allowance shall be disbursed from time to time, in accordance with the terms set forth in Exhibit B, until the entire 90 Premises Tenant Improvement Allowance has been fully disbursed in accordance with the terms of Sections 2.2.3 and 2.2.4 of Exhibit B hereof. For the avoidance of doubt, the parties hereby acknowledge and agree that any payment by the Existing Landlord for the “Outstanding Items” defined in the Umbrella Agreement shall not in any way be deducted from the 90 Tenant Improvement Allowance payable by Landlord hereunder.
(6)    Intentionally Omitted.
(7)    Security Deposit. (Section 3.5) Fifty-Two Thousand One Hundred Eleven and 55/100 Dollars ($52,111.55).
F.    Landlord's Operating Expenses (Article 7)
Tenant shall reimburse Landlord for Tenant's Share of Operating Expenses, as determined in the manner set forth in Paragraph (C)(1), above, and in the manner and to the extent provided in Article 7 of the Standard Terms and Conditions.
G.    Use by Tenant (Article 8)
Tenant shall use and occupy the Premises for general offices, conference center, wellness room and storage and for other purposes ancillary to the primary use of the Premises for general office space, and for no other purpose.
H.    Insurance (Article 13)
(1)    Liability Insurance Required of Tenant. Tenant to provide Commercial General Liability Insurance on an occurrence basis, with bodily injury and property damage coverage in an amount equal to a combined single limit of not less than $2,000,000 per occurrence (and $2,000,000 aggregate per location if Tenant has multiple locations); such insurance shall include the following coverages: (A) Premises and Operations coverage under all coverage parts, if applicable; (B) Products and Completed Operations coverage; (C) Water Damage and Fire Legal Liability; (D) Coverage for liability assumed under this Lease without any limitation endorsements; (E) Personal Injury coverage.
(2)    Workers’ Compensation and Employers Liability. Tenant to maintain Workers’ Compensation in accordance with all applicable laws and Employer’s Liability on an occurrence basis with a limit of not less than $1,000,000 each accident, $1,000,000 each disease policy limit and $1,000,000 disease limit each employee.

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(3)    Property Insurance Required of Tenant. Tenant to provide All Risk/Special-Form Property Insurance (including but not limited to vandalism, theft, malicious mischief, sinkhole collapse, windstorm, hurricane, named and normal storms, boiler leakage or explosion, water, flood and sprinkler damage) covering the full replacement cost for any damages to (or during the construction or installation of) any improvements, the furnishings, items for which Tenant is responsible for the repair and maintenance pursuant to this Lease, storefront glass, and the supplies, inventory, merchandise, personal property and other items of Tenant located in or used in connection with the Premises (including without limitation, all building furnishings and contents of Tenant located in and around the Premises), and any replacement, demolition, alteration, addition, reconstruction or restoration thereof and shall include Landlord as an additional insured with respect to any insurable interest it may have, including, but not limited to, demolition, debris removal and clean-up of leasehold improvements, furnishings, and personal property with a deductible of no more than $50,000.00.
(4)    Business Interruption Insurance. Tenant to provide Business Interruption Insurance in the ISO form CP0030 (or its commercially reasonable equivalent) for an adequate period of time of not less than twelve (12) months, taking into consideration the reasonable time period required to rebuild and/or replace the insured property, and including coverage for the loss and Tenant's loss of use of improvements and furnishings, stock-in-trade and for so-called “extra expense” as well as all Rent required to be paid by Tenant under this Lease.
(5)    Umbrella Insurance. Tenant to provide Umbrella Liability Insurance coverage of not less than $5,000,000.00.
(6)    Endorsements. Tenant shall procure and maintain throughout the term of the Lease the following policy endorsements with initial limits not less than those indicated below and otherwise in accordance with the terms below:

(a) Automobile Liability:	$1,000,000 combined single limit including owned, leased, hired and non-owned auto.
(b) Plate Glass Insurance:	100% replacement cost. Up to $20,000 with a $2,500 deductible.

I.    Attachments and Exhibits: Tenant's Financial Statement(s)
Landlord has delivered to Tenant, and Tenant hereby acknowledges receipt of, each of the following, which are incorporated into this Lease by reference:

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Landlord Attachment 1:	Tenant Rules and Regulations
Exhibit A: Exhibit B: Exhibit F: Exhibit G: Exhibit H: Exhibit I: Exhibit K: Exhibit L: Exhibit M: Exhibit N: Exhibit O:
Site Plan
Tenant Improvements
Real Estate Commissions
Option to Renew
Additional Governmental Conditions & Requirements
Intentionally Omitted
Supplemental Terms and Conditions
Form of Estoppel Certificate
Commencement Memorandum
Prohibited Use
Umbrella Agreement

In the event Tenant financial statements are no longer publicly and readily available, then Tenant agrees to provide Landlord, upon Landlord’s request, with a financial statement (consisting of a Profit and Loss Statement and Balance Sheet) for the most recently completed fiscal year certified by Tenant to be true and correct.
[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this Lease on the date set forth opposite their respective names and respectively warrant that the persons executing this Lease are duty authorized and empowered to do so.
LANDLORD AND TENANT HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN AND, BY EXECUTION OF THIS LEASE, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LANDLORD AND TENANT WITH RESPECT TO THE PREMISES.

LANDLORD:	50 CASTILIAN DRIVE, LLC, a Delaware limited liability company
Date: November 5, 2019	By: /s/ Jeremy Rogers Name: Jeremy Rogers Its: Authorized Person
TENANT:	APPFOLIO, INC., a Delaware corporation
Date: November 4, 2019	By: /s/ Ida Kane Name: Ida Kane Its: CFO By: Name: Its:

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INDUSTRIAL LEASE
STANDARD TERMS AND CONDITIONS
Table of Contents
Article        Title                                        Page

1.	LEASED PREMISES 1

1.1 Description of Premises.......................................................	1

1.2 Common Areas....................................................................	1

1.3 Parking Facilities .................................................................	2

1.4 Intentionally Omitted ..................................	2

1.5 Reserved Rights ..................................................................	2

2.	TERM OF LEASE............................................................................ 2

2.1 Initial Term...........................................................................	2

2.2 Possession ..........................................................................	3

2.3 Commencement Date .................................................	3

3.	RENT............................................................................................... 3

3.1 Minimum Monthly Rent........................................................	3

3.2 Additional Rent ....................................................................	3

3.3 Time and Manner of Payment .............................................	3

3.4 Prepaid Rent........................................................................	4

3.5 Security Deposit ..................................................................	4

4.	INTENTION OF PARTIES............................................................... 5

4.1 Negation of Partnership.......................................................	5

4.2 Real Estate Commissions ...................................................	5

5.	PROPERTY TAXES AND ASSESSMENTS ................................... 5

5.1 Personal Property Taxes .....................................................	5

5.2 Real Property Taxes............................................................	6

5.3 Definition of Real Property Taxes........................................	6

6.	LANDLORD’S MANAGEMENT OF PROJECT ............................... 7

6.1 Management of Common Area and Project ........................	7

6.2 Tenant’s Share ....................................................................	8

6.3 Rules and Regulations ........................................................	8

7.	OPERATING EXPENSES ............................................................... 8

7.1 Operating Expenses ............................................................	8

7.2 Definition of Operating Expenses ........................................	8

7.3 Payments by Tenant............................................................	14

7.4 Books and Records .............................................................	15

8.	USE; LIMITATIONS ON USE.......................................................... 16

8.1 Tenant’s Use of Premises ...................................................	15

8.2 Additional Limitation on Use ................................................	16

8.3 Intentionally Omitted.............................................................	17

8.4 No Representations by Landlord .........................................	17

8.5 Disclosure and Condition of Premises.................................	19

9.	ALTERATIONS ............................................................................... 20

9.1 Trade Fixtures; Alterations ..................................................	20

9.2 Damage; Removal...............................................................	21

9.3 Liens ....................................................................................	21

9.4 Standard of Work.................................................................	21

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10.	UTILITIES; ESSENTIAL SERVICES; ACCESS.............................. 21

10.1 Utilities ...............................................................................	21

10.2 Essential Services .............................................................	22

10.3 Access to the Premises .....................................................	22

11.	TENANT’S PERSONAL PROPERTY.............................................. 23

11.1 Installation of Property.......................................................	23

11.2 Removal of Personal Property...........................................	23

12.	REPAIRS AND MAINTENANCE..................................................... 23

12.1 Tenant ...............................................................................	23

12.2 Landlord.............................................................................	25

13.	INDEMNITY AND INSURANCE ...................................................... 26

13.1 Indemnification ..................................................................	26

13.2 Exemption of Landlord from Liability .................................	27

13.3 Public Liability and Property Damage................................	27

13.4 Tenant’s Property Insurance .............................................	28

13.5 Proof of Insurance .............................................................	28

13.6 Property Insurance............................................................	28

13.7 Subrogation………………………………………. ................	28

14.	DAMAGE AND DESTRUCTION ..................................................... 28

14.1 Casualty.............................................................................	29

14.2 Tenant’s Fault....................................................................	30

14.3 Uninsured Casualty ...........................................................	30

14.4 Waiver ...............................................................................	30

14.5 Force Majeure ...................................................................	30

14.6 Substantial Damage During Last Six (6) Months...............	31

15.	CONDEMNATION........................................................................... 31

15.1 Entire Leased Premises ....................................................	31

15.2 Partial Taking.....................................................................	31

15.3 Transfer Under Threat of Condemnation...........................	31

15.4 Awards and Damages .......................................................	31

15.5 Arbitration ..........................................................................	32

16.	ASSIGNING, SUBLETTING AND HYPOTHECATING ................... 32

16.1 Landlord’s Consent Required ............................................	32

16.2 Tenant’s Application ..........................................................	32

16.3 Additional Terms Regarding Subletting .............................	33

16.4 Recapture ..........................................................................	33

16.5 Fees for Review.................................................................	34

16.6 Collection...........................................................................	35

16.7 Waiver ...............................................................................	35

16.8 Assumption of Obligations.................................................	35

16.9 No Release........................................................................	35

16.10 Implied Assignment .........................................................	35

16.11 Remedies Against Landlord ............................................	36

16.12 Qualifying Subleases; Recognition Agreements ............................................	36

17.	DEFAULT ........................................................................................ 37

17.1 Events of Default ...............................................................	37

17.2 Remedies. .........................................................................	38

17.3 Cumulative.........................................................................	38

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17.4 Termination upon Discovery of Hazardous Material.........................................................................	39

18.	INTENTIONALLY OMITTED ........................................................... 40

19.	LANDLORD’S AND TENANT’S RIGHT TO CURE DEFAULTS ..... 40

20.	WAIVER OF BREACH; ACCORD AND SATISFACTION ............... 41

21.	SUBORDINATION; ESTOPPEL...................................................... 41

21.1 Subordination and Attornment...........................................	41

21.2 Assignment........................................................................	42

21.3 Conditions for Tenant’s Termination..................................	42

21.4 Estoppel Certificates..........................................................	42

22.	SIGNS AND ADVERTISING ........................................................... 42

23.	RIGHTS RESERVED TO LANDLORD............................................ 43

23.1 Right of Entry.....................................................................	43

23.2 Additional Rights of Landlord.............................................	44

24.	SALE OR TRANSFER OF PREMISES; LANDLORD’S RIGHT TO MORTGAGE ................................................................. 44

24.1 Sale or Transfer by Landlord .............................................	44

24.2 Landlord’s Right to Mortgage ............................................	45

25.	SURRENDER; WAIVER OR REDEMPTION; HOLDING OVER..... 45

25.1 Surrender of Premises.......................................................	45

25.2 Holding Over......................................................................	45

26.	HAZARDOUS MATERIALS............................................................. 46

26.1 Definitions..........................................................................	46

26.2 Prohibited Uses .................................................................	47

26.3 Obligation to Indemnify, Defend and Hold Harmless.........	47

26.4 Obligation to Remediate ....................................................	48

26.5 Notification.........................................................................	49

26.6 Termination of Lease.........................................................	49

26.7 Toxic Substances Disclosure ............................................	49

26.8 Landlord’s Warranty……………………………………….…	49

27.	INTENTIONALLY OMITTED ........................................................... 49

28.	WRITTEN NOTICES ....................................................................... 50

29.	JOINT AND SEVERAL LIABILITY................................................... 50

30.	BINDING ON SUCCESSORS, ETC................................................ 50

31.	ATTORNEYS’ FEES ....................................................................... 50

32.	FURTHER ASSURANCES ............................................................. 50

33.	CONSTRUCTION OF LEASE ......................................................... 50

34.	PARTIAL INVALIDITY ..................................................................... 51

35.	RECORDING .................................................................................. 51

36.	COMPLETE AGREEMENT ............................................................. 51

37.	NO IMPLICATION OF EXCLUSIVE USE........................................ 52

38.	PARTY THAT IS A CORPORATION OR LIMITED LIABILITY COMPANY 52

39.	SUBMISSION OF DOCUMENT ...................................................... 52

40.	NO PERSONAL OBLIGATION OF LANDLORD ............................. 53

41.	EXCAVATION ................................................................................. 53

42.	ARBITRATION ................................................................................ 53
THE SUBMISSION OF THIS DOCUMENT FOR EXAMINATION AND NEGOTIATION DOES NOT CONSTITUTE AN OFFER TO LEASE, OR A RESERVATION OF, OR OPTION FOR,

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THE PREMISES; THIS DOCUMENT BECOMES EFFECTIVE AND BINDING ONLY UPON EXECUTION AND DELIVERY HEREOF BY LANDLORD. NO ACT OR OMISSION OF ANY EMPLOYEE OR AGENT OF LANDLORD OR OF LANDLORD'S BROKER SHALL ALTER, CHANGE OR MODIFY ANY OF THE PROVISIONS HEREOF.

INDUSTRIAL LEASE
STANDARD TERMS AND CONDITIONS
THESE STANDARD TERMS AND CONDITIONS constitute an integral part of this Industrial Lease. Each reference in the Standard Terms and Conditions to information set forth in the Basic Provisions of this Lease shall be construed to incorporate all of the information to which reference is made. Any conflict between these Standard Terms and Conditions and the information set forth in the Basic Provisions shall be controlled by the terms of the Basic Provisions.
1.    LEASED PREMISES
1.1    Description of Premises. As used herein, the term “Premises” shall mean the office space or other unit as are described in the Basic Provisions, the boundaries and location of which are designated on the attached Site Plan (Exhibit A) as the “Premises”, which said Premises are now existing or will be part of the building containing the Premises (“Building”) and are more fully described in Section C of the Basic Provisions. Unless the context otherwise requires, the Premises shall include the entire Building and other improvements presently situated or to be constructed in the location so outlined as the “Premises” on said Site Plan, and all fixtures heretofore or hereafter to be installed by Landlord therein, but shall exclude the roof and the exterior surface of all exterior walls of such Building and improvements, except as specifically allowed hereunder. The Premises, the Building, the Common Areas (as defined below), the land upon which they are located, along with all other buildings, improvements, and land located within the boundaries depicted on Exhibit A as the “Project”, are herein collectively referred to as the “Project.”
1.2    Common Areas. Subject to Article 6 of this Lease, Landlord shall make available at all times during the term of this Lease, the automobile parking and other common areas that are depicted on Exhibit A as the parking lot and other common areas available for the Premises, which parking lot and other common areas shall be consistent with the Basic Provisions. The term “Common Area(s)” shall mean all the land, areas, improvements, lines, passage ways, roads, and equipment within the area so depicted and shall include all of the following (the specific recitation of which shall not be deemed to limit the definition of “Common Area”): the land and facilities utilized as parking areas; access and perimeter roads; truck passageways (which may be in whole or in part subsurface); arcades; landscaped areas; exterior walkways; stairways; stairs; directory equipment; ramps; drinking fountains; toilets and other public facilities; and bus stations and taxi stands; but excluding any portion thereof which is designated on the attached Site Plan as noncommon use. All of the Common Area shall be subject to the exclusive control and management of Landlord or such other persons or nominees as Landlord may have delegated or assigned to exercise such management or control, in whole or in part, in Landlord's place and stead. Tenant acknowledges that Landlord makes no representation or warranty whatsoever concerning the adequacy of any security system which is or may be instituted for the Common Area. Except for the Adjacent Users (as defined in Basic Provisions Section C(2)(a)), as long as Tenant is not in default under this Lease, Tenant shall have the exclusive right to use the Common Areas and facilities included in the Project together with such easements for ingress and egress as are necessary for Tenant's use and occupancy of the Premises.
1.3    Parking Facilities. Tenant acknowledges and agrees that any parking spaces provided by Landlord in and around the Building or Premises are solely for the convenience of the employees, customers, and invitees of Tenant, and that no particular spaces are exclusively reserved for the Tenant and its employees and customers. Landlord expressly reserves the right to establish and enforce reasonable rules and regulations throughout the Term of this Lease concerning the use of the parking area, and Landlord shall be entitled to tow away vehicles parked in violation of such rules. Upon the request of Landlord, Tenant shall provide Landlord on a periodic basis with a current list of Tenant's employees and their respective vehicle license numbers, and shall promptly notify Landlord of any changes in such list.
1.4    Intentionally Omitted.
1.5    Reserved Rights. After providing Tenant with twenty-four (24) hours prior written notice, unless in the case of an emergency, or if mandated by any federal, state, or local governmental or quasi-governmental body, Landlord reserves the right to enter the Premises during normal business hours to undertake the following, all without abatement of rent (unless as expressly provided in this Lease) or liability to Tenant:
1.5.1    Inspect the Premises or the performance by Tenant of the terms and conditions hereof;
1.5.2    Make such alterations, repairs, improvements or additions to the Premises as required hereunder or to change boundary lines of the Common Areas, provided that the Common Areas are not materially reduced or impaired;
1.5.3    Install, use, maintain, repair, alter, relocate or replace any pipes, ducts, conduits, wires, equipment and other facilities in the Building;
1.5.4    Grant easements on the Project (with thirty (30) days prior notice), provided that such easements shall not materially impair or reduce the Common Areas or materially interfere with the use of the Premises by Tenant or its rights under this Lease;
1.5.5    Dedicate for public or private use portions thereof and record covenants, conditions and restrictions (“CC&Rs”) affecting the Project and amendments to existing CC&Rs which do not unreasonably interfere with Tenant’s use of the Premises or impose additional material monetary obligations on Tenant or materially interfere with the rights of Tenant under this Lease;
1.5.6    Change the name of the Project;
1.5.7    Affix reasonable signs and displays as well as post and maintain any notice deemed necessary by Landlord for the protection of its interest (including, without limitation, notices of non-responsibility); and
1.5.8    Show the Premises to prospective tenants during the last nine (9) months of the Term.
2.    TERM OF LEASE
2.1    Initial Term. The initial term of the Lease (the “Term”) shall begin on the Commencement Date specified in the Basic Provisions. Subject to extension or sooner termination as hereinafter provided, this Lease shall continue for the Term specified in the Basic Provisions.
2.2    Possession. The parties acknowledge that Tenant is currently in possession and occupancy of the Premises pursuant to the terms of that certain Multi-Tenant Industrial Lease dated February 17, 2015 (the “Original Existing Lease”), as amended by that certain First Amendment to Lease dated August 17, 2015 (the “First Amendment to Existing Lease”), that certain Second Amendment to Lease dated February 22, 2016 (the “Second Amendment to Existing Lease”), and that certain Third Amendment to Lease dated July 1, 2018 (the “Third Amendment to Existing Lease”; the Original Existing Lease, as amended by the First Amendment to Existing Lease, the Second Amendment to Existing Lease and the Third Amendment to Existing Lease, is referred to herein as the “Existing Lease”), entered into by and between Nassau Land Company, L.P., a California limited partnership (the “Existing Landlord”), as the landlord thereunder, and Tenant, as the tenant thereunder. Tenant shall, upon demand, acknowledge in writing the Commencement Date in the form attached hereto as Exhibit M.
2.3    Commencement Date. In the event the Commencement Date does not fall on the first (1st) day of a calendar month, Rent during any partial month shall be prorated on the basis of a thirty (30) day month, and shall be due and payable on or before the Commencement Date.
3.    RENT
3.1    Minimum Monthly Rent.
3.1.1    Tenant agrees to pay to Landlord a Minimum Monthly Rent, as set forth in the table set forth in Paragraph E(1) of the Basic Provisions. Minimum Monthly Rent for a period constituting less than a full month shall be prorated on the basis of a thirty (30)-day month.
3.1.2    Intentionally Omitted.
3.1.3    Landlord shall have no obligation to notify Tenant of any increase in Minimum Monthly Rent, and Tenant’s obligation to pay all Minimum Monthly Rent (and any increases) when due shall not be modified or altered by such lack of notice from Landlord. Acceptance of a payment of Rent that is less than the amount then due shall not be a waiver of Landlord’s rights to the balance of such Rent, regardless of Landlord’s endorsement of or deposit of any check so stating.
3.2    Additional Rent. All sums other than Minimum Monthly Rent which Tenant is obligated to pay under this Lease, including late charges and interest as set forth in Section 3.3 below, shall be deemed to be additional rent due hereunder, whether or not such sums are designated “additional rent.” The term “Rent” means the Minimum Monthly Rent and all additional amounts payable by Tenant under the Lease (including, but not limited to, late charges and interest). Acceptance of a payment of Rent that is less than the amount then due shall not be a waiver of Landlord’s rights to the balance of such Rent, regardless of Landlord’s endorsement of or deposit of any check so stating.
3.3    Time and Manner of Payment.
3.3.1    Tenant agrees that all Rent payable by Tenant hereunder shall be paid by Tenant to Landlord by check or certified funds not later than the close of business on the day on which first due, without any deduction, setoff, prior notice or demand, except as expressly set forth in this Lease. All Rents shall be paid in lawful money of the United States at such place as Landlord shall designate in Santa Barbara County to Tenant from time to time in writing. Landlord agrees that Tenant may, at Tenant's risk, use United States mail for delivery of Rent. Landlord’s receipt and deposit of any check shall not constitute satisfaction of Tenant’s rental payment obligations until said check is paid in full by the bank upon which it is drawn.
3.3.2    Should Tenant fail to make any payment of Rent within five (5) business days of the date when such payment first becomes due, or should any check tendered in payment of Rent be returned to Landlord by Tenant's bank for any reason, then Tenant shall pay to Landlord, in addition to such Rental payment, a late processing charge in the amount specified in the Basic Provisions, which the parties agree is a reasonable estimate of the amount necessary to reimburse Landlord for the damages and additional costs not contemplated by this Lease that Landlord will incur as a result of the delinquent payment or returned check, including processing and accounting charges and late charges that may be imposed on Landlord by its lender. If Tenant fails to make payment within said five (5)- business day period, the entire amount then due, including said late charge, shall thereafter bear interest at the then-current federal discount rate in San Francisco plus two percent (2%). Should Tenant fail to make payment of any Rental payment(s) due hereunder within five (5) business days of the date when such payment(s) first become due on three (3) occasions in any twelve (12) month period, Landlord, at its option, may require Tenant to prepay Rent on a quarterly basis thereafter. Moreover, in the event any of Tenant’s checks are returned for insufficient funds or other reasons not the fault of Landlord, Tenant agrees to pay Landlord the sum of twenty-five dollars ($25.00) in addition to any Late Charge and Landlord shall have the right any time thereafter to require that all future payments due from Tenant under this Lease for the next one (1)-year period be made by money order or by certified or cashier’s check.
3.3.3    Landlord will apply Tenant’s payments first to accrued late charges and attorney’s fees, second to accrued interest, then to Minimum Monthly Rent and Operating Expenses, and any remaining amount to any other outstanding charges or costs.
3.4    Prepaid Rent. Tenant shall pay to Landlord upon execution of this Lease Prepaid Rent, if any, in the amount specified in the Basic Provisions, which shall be allocated toward the payment of rent for the months specified in the Basic Provisions. If Tenant is not in default of any of the provisions of this Lease, the Rent prepaid by Tenant for the last month of the term of this Lease, if any, shall be reduced by the amount so allocated in the Basic Provisions.
3.5    Security Deposit. To the extent that the unapplied amount of the security deposit held by Existing Landlord under the Existing Lease (such amount, the “Original Security Deposit”) is less than the amount of the Security Deposit specified in the Basic Provisions, on the Commencement Date, Tenant shall deposit with Landlord the difference between such amount of the Security Deposit and the Original Security Deposit, which, when combined with the Original Security Deposit shall be the Security Deposit for the performance by Tenant of its obligation under this Lease. Tenant agrees that if Tenant defaults in its performance of this Lease, or in the payment of any sums owing to Landlord, or in the payment of any other sums required from Tenant under the provisions of this Lease, then Landlord may, but shall not be obligated to, use the Security Deposit, or any portion thereof, to cure such default or to compensate Landlord for any damage, including Rent that is unpaid either before or after the termination of this Lease, late charges and costs of enforcement, and any other damages suffered by Landlord before or after the termination of this Lease which Landlord is entitled to recover pursuant to the terms of this Lease, and which are sustained by Landlord resulting from Tenant's default or nonpayment. If Landlord does so apply any portion of the Security Deposit, Tenant shall immediately pay Landlord sufficient cash to restore the Security Deposit to the amount of the then current Minimum Monthly Rent. If Tenant is not in default at the expiration or termination of this Lease, Landlord shall return the unexpended portion of the Security Deposit to Tenant within sixty (60) days following expiration or termination of this Lease, without interest. Landlord's obligations with respect to the Security Deposit shall be those of debtor, and not of a trustee, and Landlord shall be entitled to commingle the Security Deposit with the general funds of Landlord. With the understanding that it is the parties’ intent that the terms of this Lease control their obligations regarding the Security Deposit, to the maximum extent permitted by applicable law (it being the specific intent of the parties that, to the extent applicable law permits Landlord to reserve greater rights with respect to the Security Deposit under the terms of this Lease than would otherwise be available under applicable law, Landlord be allowed to reserve such greater rights), Tenant hereby waives (a) any and all terms of applicable law, including, without limitation, California Civil Code Section 1950.7, applicable to security deposits in the commercial context to the extent inconsistent with the terms of this Lease, including, without limitation, any laws that provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises (“Security Deposit Laws”), and (b) to the extent inconsistent with the terms of this Lease, any and all rights, duties and obligations either Party may now or, in the future, will have under, relating to or arising from the Security Deposit Laws.
4.    INTENTION OF PARTIES
4.1    Negation of Partnership. Nothing in this Lease is intended, and no provision of this Lease shall be construed, to make Landlord a partner of or a joint venturer with Tenant, or associated in any other way with Tenant in the Tenant's operation of the Premises (other than the relationship of landlord and tenant), or except as otherwise expressly provided herein, to subject Landlord to any obligation, loss, charge or expense resulting from or attributable to Tenant's operation or use of the Premises.
4.2    Real Estate Commissions. Each party represents and warrants to the other that it has not utilized the services of any real estate broker or other person who could claim any fee or commission from the other (other than the person(s) identified on Exhibit F attached hereto) in connection with Tenant entering into this Lease. Each party warrants to the other that Tenant’s sole contact with Landlord or with the Premises in connection with this Lease has been directly with Landlord and the broker specified in Exhibit F, and that no other broker or finder can properly claim a right to a commission or a finder’s fee based upon contacts between the claimant and Landlord or Tenant. Subject to the foregoing, each party agrees to indemnify and hold the other harmless from any claims or liability, including reasonable attorneys’ fees, in connection with a claim by any person for a real estate broker’s commission, finder’s fee or other compensation based upon any statement, representation or agreement made or entered into by that party. Landlord further agrees to indemnify and hold Tenant harmless from any claims or liability, including reasonable attorneys’ fees, in connection with a claim by any person for a real estate broker’s commission, finder’s fee or other compensation based upon any statement, representation or agreement made or entered into by Existing Landlord or Landlord in connection with the Existing Lease.
5.    PROPERTY TAXES AND ASSESSMENTS
5.1    Personal Property Taxes. Tenant shall pay before delinquency all taxes assessed against any personal property or leasehold improvements of Tenant installed or located in or upon the Premises and that become payable during the Term of this Lease. Tenant agrees to cooperate with Landlord to identify to the Assessor all Tenant improvements to the Premises.
5.2    Real Property Taxes. (Continue on Exhibit K attached hereto)
5.2.1    In addition to all other Rent payable by Tenant hereunder, Tenant agrees to pay as additional Rent its proportionate share of Real Property Taxes levied and assessed against the Building and Project. Real Property Taxes for any fractional portion of a calendar year included in the Lease Term shall be prorated on the basis of a 360-day year.
5.2.2    Each year, Landlord shall notify Tenant of its proportionate share of the Real Property Taxes payable by Tenant hereunder and Tenant shall pay Landlord the amount payable by Tenant at the time and in the manner provided by Article 7 of this Lease.
5.2.3    Tenant's proportionate share of Real Property Taxes for the Building shall be the ratio that the square footage of the Premises bears to the total leasable square footage of the Building and other improvements of which the Premises are a part, or if such Building and improvements are not separately assessed, the total leasable square footage of the buildings and improvements constituting the Project. Tenant's proportionate share of Real Property Taxes for the Project (to be used if the Building and improvements of which the Premises are a part are not separately assessed and if any Real Property Taxes are assessed against the Project generally [including with respect to any Common Areas] and not a particular building in the Project) shall be the ratio that the square footage of the Premises bears to the total leasable square footage of the buildings and improvements constituting the Project. Tenant's proportionate share on the Commencement Date is set forth in the Basic Provisions; said proportionate share is subject to adjustment periodically as of the time each installment of Real Property Taxes is due.
5.2.4    Tenant shall pay to Landlord Tenant’s proportionate share of the Real Property Taxes in each calendar year; provided, however, Landlord may, at its election, require that Tenant pay any increase in the assessed value of the Project based upon the value of the 90 Premises Tenant Improvements (as defined in the Exhibit B), if any, relative to the value of the other improvements on or to the other buildings in the Project, as reasonably determined by Landlord. Upon Tenant’s request, Landlord shall endeavor to provide Tenant with a breakdown of Landlord’s determination of Tenant’s increased share of Real Property Taxes resulting from the 90 Premises Tenant Improvements.
5.3    Definition of Real Property Taxes. “Real Property Taxes” shall be the sum of the following: all real property taxes; possessory interest taxes; business or license taxes or fees; present or future Mello-Roos assessments; service payments in lieu of such taxes or fees; annual or periodic license or use fees; excise, transit and traffic charges; housing fund assessments, open space charges, childcare fees, school, sewer and parking fees or any other assessments, levies, fees, exactions or charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen (including fees “in-lieu” of any such tax or assessment) which are assessed, levied, charged, conferred or imposed by any public authority upon the Project (or any real property comprising any portion thereof) or its operations, together with all taxes, assessments or other fees imposed by any public authority upon or measured by any rent or other charges payable hereunder, including any gross receipts tax or excise tax levied by any governmental authority with respect to receipt of rental income, or, with respect to or by reason of the development, possession, any tax or assessment levied in connection with the leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof (collectively, “Gross Receipts Taxes”); any documentary transfer taxes upon this transaction or any document to which Tenant is a party creating or transferring an interest in the Premises; together with any tax imposed in substitution, partially or totally, of any tax previously included within the aforesaid definition or any additional tax the nature of which was previously included within the aforesaid definition; together with any and all costs and expenses (including, without limitation, attorneys’, administrative and expert witness fees and costs) of challenging any of the foregoing or seeking the reduction in or abatement, redemption or return of any of the foregoing, but only to the extent of any such reduction, abatement, redemption or return. All references to Real Property Taxes during a particular year shall be deemed to refer to taxes accrued during such year, including supplemental tax bills, regardless of when they are actually assessed and without regard to when such taxes are payable. The obligation of Tenant to pay for supplemental taxes effective during the Term shall survive the expiration or early termination of this Lease. Nothing contained in this Lease shall require Tenant to pay any franchise, corporate, estate or inheritance tax of Landlord, or, except for Gross Receipts Taxes, any income, profits or revenue tax or charge upon the net income of Landlord or any documentary transfer tax.
6.    LANDLORD'S MANAGEMENT OF PROJECT
6.1    Management of Common Area and Project. Provided that Tenant’s access to and use of the Premises is not unreasonably hindered or prevented (except for changes, alterations or modifications required by any federal, state, or local governmental or quasi- governmental body, or by law not triggered by voluntary development or improvements made by Landlord), the number of parking spaces available to Tenant is not unreasonably hindered or reduced or the location of such parking is made materially less convenient, Tenant’s proportionate share of Operating Expenses does not increase (except as provided in Section 6.2 below), and the quality of the Project and the Premises is not materially reduced, and the continuous use, operations and enjoyment of the Premises is not materially interfered with, Landlord shall have the right, in Landlord’s sole discretion and expense, from time to time, to do any of the following:
6.1.1    Make changes to the Common Area, including, without limitation, changes in the location, size, shape and number of driveways, entrances, exits, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscape areas, and walkways;
6.1.2    Close the Common Areas when and to the extent necessary for maintenance or renovation purposes or to prevent a dedication of any part thereof or the accrual of any rights therein in favor of the public or any third person;
6.1.3    Designate other land outside the boundaries of the Project to be part of the Common Area;
6.1.4    Install, use, maintain, repair, alter, relocate or replace any Common Area or to add additional buildings and improvements to the Common Area to be used as part of the Common Area;
6.1.5    Use the Common Area while engaged in making additional improvements, repairs or alterations to the Project, or any portion thereof;
6.1.6    Remodel or renovate the buildings and improvements constituting the Project, and, in connection therewith, to install pipes, conduits, ducts and similar fixtures beneath or through the Premises, provided that such remodeling or renovation does not substantially change the size, dimension, configuration or nature of the Premises and does not materially interfere with the continue use and operations of the Premises by Tenant; and
6.1.7    Do and perform other such acts and make other such changes in, to or with respect to the Common Area and the Project as Landlord may, in the exercise of sound business judgment, deem to be appropriate or prudent.
6.2    Tenant’s Share. Tenant’s stated proportionate share (“Tenant’s Share”) of Project Operating Expenses and Building Operating Expenses shall be determined in accordance with the fractions set forth in C1(d) and (e) of the Basic Provisions, and shall such fractions shall be adjusted to account for changes in rentable area arising from alterations, or damage or destruction, to the Project or the Building that take place after the Commencement Date and the completion of Tenant’s interior improvements to the Premises pursuant to Exhibit B.
6.3    Rules and Regulations. Landlord shall have the right from time to time to promulgate, amend and enforce against Tenant and all persons upon the Premises, reasonable rules and regulations for the safety, care and cleanliness of the Common Area, Premises and the Project or for the preservation of good order; provided, however, that all such rules and regulations shall apply substantially equally and without discrimination to all tenants of Landlord in the Project and do not violate or materially conflict with Tenant’s express rights under this Lease. Tenant agrees to conform to and abide by such rules and regulations, and a violation of any of them shall constitute a default by Tenant under this Lease. The current Rules and Regulations are attached to this Lease as Attachment 1.
7.    OPERATING EXPENSES
7.1    Payment of Operating Expenses. Tenant shall pay monthly to Landlord Tenant’s Share of the Building Operating Expenses and Tenant’s Share of Project Operating Expenses in each calendar year.
7.2    Definition of Operating Expenses. “Operating Expenses” shall mean collectively the “Building Operating Expenses” and the “Project Operating Expenses”.
7.2.1    Building Operating Expenses. “Building Operating Expenses” shall include all reasonable and necessary expenses incurred by Landlord in the, operation, maintenance, repair and management of the Building in which the Premises are located, including, but not limited to the following:
(i)    Non-structural repairs to and maintenance of the roof and roof membrane (except to the extent the same are specifically excluded as capital expenditures pursuant to Section 7.2.2, below), skylights, exterior walls of the Building (including painting) and exterior glass of the Building;
(ii)    The costs relating to the insurance maintained by Landlord with respect to the Building, except for any deductible amounts in excess of Fifty Thousand Dollars ($50,000) in the aggregate, and earthquake insurance (unless required by Landlord's lender);
(iii)    Maintenance contracts for heating, ventilation and air-conditioning (“HVAC”) systems and elevators, if any (except to the extent repairs or maintenance thereunder are (x) specifically excluded as capital expenditures pursuant to Section 7.2.2 below, or (y) are in connection with the repairs to, corrections of, or other work relating to “Landlord’s Work” (as defined in the Existing Lease) that are “MAC Surviving Liabilities” (as defined in the Umbrella Agreement) during the period for which such MAC Surviving Liabilities survive pursuant to the Umbrella Agreement); provided that ordinary ongoing maintenance, repair, and replacements with respect to the completed Landlord's Work for the Building if the maintenance, repair, and replacement is performed in accordance with Landlord’s obligations under this Lease and the Umbrella Agreement shall be deemed Building Operating Expenses;
(iv)    Maintenance, monitoring and operation of the fire/life safety and sprinkler system;
(v)    Capital improvements made to or capital assets acquired for the Building after the Commencement Date that are intended to reduce Building Operating Expenses but only to the extent of such reduction allocable to the period for which such expenses are being charged or are required under any governmental law or regulation promulgated after January 1, 2019, which capital costs, or the allocable portion thereof, shall be amortized (together with interest at the rate of five percent (5%) per annum on the remaining unamortized portion of such costs) on a straight line basis over the useful life of the capital improvement for which such costs were incurred, as such useful life is commercially reasonable determined by Landlord; provided that such amortized capital costs (or the allocable portion thereof) shall not exceed, in the case of capital costs incurred to reduce Building Operating Expenses, the reduction of such Building Operating Expenses allocable to the period covered by such amortization;
(vi)    Any other commercially reasonable maintenance costs incurred by Landlord related to the Building and not related to the Project as a whole, which costs are not specifically excluded under this Lease or, if they are not excluded but limited under this Lease, subject to such limitations; and
(vii)    Any increased costs to operate the Building arising from the “Exterior Improvement Work”, as defined in the 70 Castilian Lease, applicable to the Building, unless such costs arise out of the failure of Landlord to perform the “Landlord’s Work” in accordance with the terms of this Lease, including the terms in Section 8.4, during the period for which MAC Surviving Liabilities applicable to such Landlord’s Work survive pursuant to the Umbrella Agreement.
7.2.2    Exclusions from Building Operating Expenses. Notwithstanding any provision to the contrary in Section 7.2.1 above, Building Operating Expenses shall not include the following expenses:
(i)    Replacement of or structural repairs to the roof or the exterior walls, other than the cost of capital improvements that are expressly permitted under Section 7.2.1(v) and Section 7.2.3(iv) (which costs shall be amortized and limited as provided in Section 7.2.1(v) and Section 7.2.3(iv) and shall be without duplication of any payments required of Tenant as otherwise provided herein);
(ii)    Repairs to the extent covered by insurance proceeds or warranties, or paid by Tenant or other third parties;
(iii)    Alterations solely attributable to tenants of the Project other than Tenant;
(iv)    Earthquake Insurance (unless required by Landlord’s lender);
(v)    Any insurance deductible amounts in excess of Fifty Thousand Dollars ($50,000) in the aggregate; and
(vi)    Capital expenditures on the foundation, roof, slab (including any portion of the slab located inside or outside the Building), and HVAC system of the Building, other than the cost of capital improvements that are expressly permitted under Section 7.2.1(v) and Section 7.2.3(iv) (which costs shall be amortized and limited as provided in Section 7.2.1(v) and Section 7.2.3(iv) and shall be without duplication of any payments required of Tenant otherwise provided herein).
7.2.3 Project Operating Expenses. “Project Operating Expenses” shall include all reasonable and necessary expenses incurred by Landlord in the, operation, maintenance, repair and management of the Project or the Common Area, including, but not limited to the following:
(i)    Repair, maintenance, utility costs and landscaping of the Common Area, including, but not limited to, any and all costs of maintenance and repair all parking areas (including bumpers, sweeping, and striping), loading and unloading areas, trash areas, common driveways, sidewalks, outdoor lighting, exterior glass, signs, directories, walkways, parkways, landscaping, irrigation systems, fences and gates and other costs which are allocable to the real property of which the Premises are a part;
(ii)    The costs relating to the insurance maintained by Landlord with respect to the Project, except for any deductible amounts in excess of Fifty Thousand Dollars ($50,000) in the aggregate and earthquake insurance (unless required by Landlord's lender);
(iii)    Trash collection, security services;
(iv)    Capital improvements made to or capital assets acquired for the Project after the Commencement Date that are intended to reduce Project Operating Expenses or are required under any governmental law or regulation enacted after January 1, 2019, which capital costs, or the allocable portion thereof, shall be amortized (together with interest at the rate of five percent (5%) per annum on the remaining unamortized portion of such costs) on a straight line basis over the useful life of the capital improvement for which such costs were incurred, as such useful life is commercially reasonably determined by Landlord, and provided that such amortized costs (or the allocable portion thereof) shall not exceed, in the case of capital costs incurred to reduce Project Operating Expenses, the reduction of such Project Operating Expenses allocable to the period covered by such amortization;
(v)    Real Property Taxes (subject to the limitations set forth in this Lease);
(vi)    All costs and fees incurred by Landlord in connection with the management of this Lease and the Premises, including the cost of those services which are customarily performed by a property management services company, together with a management fee to Landlord for accounting and project management services relating to the Building(s) and the Project in an amount equal to four percent (4%) of the sum of the gross rents received by Landlord from all of the tenants in the Project;
(vii)    Any other commercially reasonable maintenance costs incurred by Landlord related to the Project as a whole, and not related solely to the Tenant or the Building in which the Premises are located, and not solely related to another tenant in the Project; and
(viii)    Any increased costs to operate the Project arising from the Exterior Improvement Work, as defined in the 70 Castilian Lease, unless such costs arise out of the failure of Landlord to perform the Landlord’s Work in accordance with the terms of this Lease, including the terms in Section 8.4, during the period for which such MAC Surviving Liabilities applicable to such Landlord’s Work survive pursuant to the Umbrella Agreement.
7.2.4    Exclusions from Operating Expenses. Notwithstanding anything in the definition of Operating Expenses in the Lease to the contrary, Operating Expenses shall not include the following, except to the extent specifically permitted by a specific exception to the following:
(i)    Any ground lease rental;
(ii)    Any capital cost other than the cost of capital improvements that are expressly permitted under Section 7.2.1(v) and Section 7.2.3(iv) (which costs shall be amortized and limited as provided in Section 7.2.1(v) and Section 7.2.3(iv) and shall be without duplication of any payments of Tenant otherwise provided herein);
(iii)    Rentals for items which if purchased, rather than rented, would constitute a capital cost which is specifically excluded under clause;
(iv)    Costs incurred by Landlord for the repair of damage to the Project;
(v)    Costs, including permit, license and inspection costs, incurred with respect to the installation of tenant or other occupants’ improvements in the Project or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Project or any other cost or expense which exclusively benefits another tenant in the Project;
(vi)    Depreciation, amortization and interest payments, except for amortization and interest in connection with capital costs that are expressly stated to be permissible Operating Expense hereunder and except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party, where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party’s services;
(vii)    Marketing costs, leasing commissions, attorneys’ fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease or assignment negotiations and transactions with present or prospective tenants or other occupants of the Project;
(viii)    Costs incurred by Landlord due to the violation by Landlord or any other tenant of the terms and conditions of any lease of space in the Project;
(ix)    Interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Building or the Project;
(x)    Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord;
(xi)    Advertising and promotional expenditures and costs of signs in or on the Building or Project identifying the owner of the Building or Project or other tenants’ signs;
(xii)    Costs arising from Landlord’s charitable or political contributions;
(xiii)    Costs for sculpture, paintings or other objects of art;
(xiv)    Costs associated with the operation of the business of the entity which constitutes Landlord as the same are distinguished from the costs of operation of the Project, including accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Project, costs of any disputes between Landlord and its employees (if any) not engaged in Project operation, disputes of Landlord with Project management, or outside fees paid in connection with disputes with other tenants;
(xv)    Landlord’s general corporate overhead and general and administrative expenses
(xvi)    Costs of any “tap fees” or any sewer or water connection fees for the benefit of any particular tenant in the Project;
(xvii)    Any expenses incurred by Landlord for use of any portions of the Project to accommodate events including, but not limited to shows, promotions, kiosks, displays, filming, photography, private events or parties, ceremonies, and advertising beyond the normal expenses otherwise attributable to providing Project services;
(xviii)    Any entertainment, dining or travel expenses for any purpose;
(xix)    Any flowers, gifts, balloons, etc. provided to any entity whatsoever, including, but not limited to, Tenant, other tenants, employees, vendors, contractors, prospective tenants and agents;
(xx)    Any “finders fees”, brokerage commissions, job placement costs or job advertising costs;
(xxi)    Any “above-standard” cleaning, including, but not limited to construction cleanup or special cleanings associated with parties/events and specific tenant requirements in excess of service provided to Tenant, including related trash collection, removal, hauling and dumping;
(xxii)    The cost of any magazine, newspaper, trade or other subscriptions;
(xxiii)    The cost of any training or incentive programs, other than for tenant life safety information services;
(xxiv)    The cost of any “tenant relations” parties, events or promotion not consented to by an authorized representative of Tenant in writing;
(xxv)    “In-house” legal fees;
(xxvi)    Earthquake Insurance (unless required by Landlord’s lender);
(xxvii)    Tax penalties incurred as a result of Landlord’s negligence, inability or unwillingness to make payments or to file any tax or informational returns when due;
(xxviii)    Costs arising from construction defects in the structural components of the base, shell or core of the Project or Building;
(xxix)    Bad debt or rent losses;
(xxx)    Water, gas and heat, light, power, telephone service, trash collection and other services and utilities supplied exclusively to any other tenant in the Project;
(xxxi)    Notwithstanding any contrary provision of the Lease, including, without limitation, any provision relating to capital expenditures, any and all expenses and costs caused by or arising from the existence of hazardous materials or substances (as defined by applicable laws, rules and regulations now or subsequently applicable to the Project) in or about the Premises, the Building or the Project caused by or arising from the release of hazardous materials or substances, including, without limitation, hazardous substances in the ground water or soil, unless such expenses and costs are caused by or arise from Tenant or Tenant’s contractors or invitees; and
(xxxii)    Costs (including in connection therewith all attorneys’ fees and costs of settlement judgments and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims, litigation or arbitration pertaining to the Landlord or the Building or the Project.
Any cost or expense excluded as a Project Operating Expense, Building Expense or Operating Expense shall be excluded as a Building Operating Expense, Project Operating Expense, or Operating Expense, whether incurred with respect to the Project or the Building, and any such expense shall be limited as provided in such provisions to the extent so limited, whether incurred with respect to the Project or the Building. Any costs in connection with the MAC Surviving Liabilities relating to building systems, utilities, and Landlord’s Work, including any obligation of Landlord to correct or repair any defect or deficiency thereof are hereby expressly excluded as Operating Expenses during the period for which such MAC Surviving Liabilities survive pursuant to the Umbrella Agreement; provided that with respect to Landlord’s Work completed in accordance with the obligations of the Landlord under the terms of this Lease, including the terms set forth in Section 8.4, during such period such costs are not excluded as Operating Expenses to the extent that they are deemed Building Operating Expenses pursuant to Section 7.2.1 above or Project Operating Expenses pursuant to Section 7.2.3 above.
Landlord agrees that Landlord will not collect or be entitled to collect Operating Expenses from all of its tenants in an amount which is in excess of one hundred percent (100%) of the Operating Expenses actually paid by Landlord in connection with the operation of the Project. All assessments and taxes which are not specifically charged to Tenant because of what Tenant has done, which can be paid by Landlord in installments, shall be paid by Landlord in the maximum number of installments permitted by law if requested by Tenant and not included as Operating Expenses except in the year in which the assessment or tax is actually paid.
In the event any facilities, services or utilities used in connection with the Building or the Project are provided from another building or project or area, the cost incurred by Landlord in connection therewith shall be allocated to Operating Expenses by Landlord on a reasonably equitable basis.
Each time Landlord provides Tenant with an actual or estimated statement of Operating Expenses, such statement shall be itemized on a line item by line item basis, showing the applicable expense for the applicable year, the year prior to the applicable year, and the base year (if different).
Landlord shall cause any retail and restaurant operations in the Project to be separately metered in order to facilitate the computation and allocation of Project Expenses.
7.3    Payments by Tenant.
7.3.1    Tenant shall pay to Landlord as additional Rent on the first day of each full calendar month of the Term of this Lease, Tenant's monthly proportionate share of Landlord's Estimated Expenses (as defined below). If the Term of this Lease begins on a day other than the first day of a month, Tenant shall pay, in advance, its prorated share of the Landlord's Estimated Operating Expenses for such partial month.
7.3.2    Estimated Operating Expenses. “Estimated Expenses” for any particular year shall mean Landlord’s estimate of Operating Expenses and Real Property Taxes for a calendar year. Tenant shall pay Tenant’s Share (as set forth in the Basic Provisions) of the Estimated Expenses with installments of Minimum Monthly Rent in monthly installments of one- twelfth (1/12th) thereof on the first day of each calendar month during such year. If at any time, but limited to once per year, Landlord determines that Operating Expenses and Real Property Taxes are projected to vary from the then Estimated Expenses, Landlord may, by notice to Tenant, revise such Estimated Expenses, and Tenant’s monthly installments for the remainder of such year shall be adjusted so that by the end of such calendar year Tenant has paid to Landlord Tenant’s Share of the revised Estimated Expenses for such year.
7.3.3    Adjustment. “Operating Expenses and Real Property Taxes Adjustment” (or “Adjustment”) shall mean the difference between Tenant’s Share of Estimated Expenses and Tenant’s Share of Operating Expenses and Real Property Taxes for any calendar year. Operating Expenses for any portion of an accounting period not included within the term of this Lease shall be prorated on the basis of a 360-day year. After the end of each calendar year, Landlord shall deliver to Tenant a statement of Tenant’s Share of Operating Expenses and Real Property Taxes for such calendar year, accompanied by a computation of the Adjustment. If Tenant’s Estimated Expense payments are less than Tenant’s Share, then Tenant shall pay the difference within thirty (30) days after receipt of such statement. Tenant’s obligation to pay such amount effective during the Term shall survive the termination of this Lease. If Tenant’s payments exceed Tenant’s Share, then Landlord shall credit such excess amount to the subsequent Rents due.
7.3.4    Accounting Period. The accounting period for determining Landlord's Operating Expenses shall be the calendar year, except that the first accounting period may be prorated and shall commence on the date the Lease term commences and the last accounting period may also be prorated and shall end on the date the Lease term expires or terminates.
7.4    Books and Records. Landlord shall keep full and accurate books of account, records and other pertinent data regarding Operating Expenses. Such books, records and other pertinent data regarding such expenses shall be kept for a period of two (2) years after the close of each calendar year. Provided Tenant is not in default under this Lease, Tenant shall have the right to review, audit, and copy all documents and information pertaining to Operating Expenses for a period of two (2) years following the receipt of Landlord’s Operating Expense statement. Tenant shall give Landlord no less than twenty (20) business days’ notice prior to commencing an audit, which audit shall take place during Landlord’s normal business hours, and all documents shall remain at Landlord’s place of business at all times. In no event, however, will Landlord or its property manager be required to keep separate accounting records for the components of Operating Expenses or to create any ledgers or schedules not already in existence. Tenant shall have an auditor reasonably acceptable to Landlord to conduct such audit at Tenant’s sole cost and expense, but in no event shall said auditor be compensated based on savings generated to Tenant as a result of such audit. In the event the audit reveals that there are amount due either Landlord or Tenant, then any amounts due shall be immediately paid by the appropriate party. Tenant shall pay for all costs of the audit unless Tenant’s share of Operating Expenses, as determined by the audit, differs by more than the lesser of $10,000.00 or five percent (5%) in favor of the Tenant, in which case Landlord shall bear the cost of the audit up to a maximum cost of $10,000.00 per year. In the event Landlord disputes the findings of such audit, Landlord and Tenant shall have thirty (30) days to resolve such dispute. If, however, Landlord and Tenant have not reached a consensus during such thirty (30) day period, Landlord and Tenant shall submit the dispute for resolution in accordance with the provisions of Article 42, below.
8.    USE; LIMITATIONS ON USE
8.1    Tenant's Use of Premises. Tenant agrees that the Premises shall be used and occupied only for the Permitted Uses specified in the Basic Provisions, and for no other use. Tenant shall not use or permit the Premises to be used for any other purpose or purposes or under any other trade name whatsoever without the prior written consent of Landlord, which consent may be withheld or granted at Landlord's sole and absolute discretion. Tenant’s use of the Premises shall be in compliance with and subject to all applicable governmental laws, ordinances, statutes, orders and regulations and any CC&R’s (including payments thereunder, if any) or any supplement thereto recorded in any official or public records with respect to the Project or any portion thereof. In the event Landlord desires to record CC&R’s against the Project after the date of full execution of this Lease, Landlord shall, at its option, either (i) obtain Tenant’s consent thereto, which consent shall not be unreasonably withheld (provided Tenant's material rights and obligations under this Lease are not impaired), conditioned or delayed or (ii) elect not to obtain Tenant’s consent thereto, in which event the provisions of this Lease shall prevail over any conflicting provisions of the CC&R’s; provided, that, Landlord shall not have the obligation to obtain Tenant’s consent for, and the terms of clause (ii) of this sentence shall not apply to, CC&R's that (x) do not materially increase the costs payable by Tenant under this Lease, do not materially increase Tenant's obligations under this Lease, do not materially decrease Landlord's obligations under this Lease, do not grant rights to any third party that materially interfere or materially limit the rights of Tenant in any way, and do not materially decrease Tenant's rights under this Lease, or (y) are required by applicable law (provided, that, to the extent applicable law requires any such CC&R's as a result of any voluntary actions taken by Landlord, then Landlord shall be solely responsible for any increased costs or expenses imposed by such CC&R's). Tenant further covenants and agrees that it will not use or suffer or permit any person or persons to use the Premises or any part thereof for conducting therein a second-hand store, auction, distress or fire sale or bankruptcy or going-out-of-business sale, or for any use or purpose in violation of the laws of the United States of America or the laws, ordinances, regulations and requirements of the State, County and City wherein the Premises are situated, including in violation of any of the permitted use restrictions outlined in Exhibit N. Tenant, at Tenant’s sole cost and expense, shall comply with the rules and regulations attached hereto as Attachment 1, together with such additional rules and regulations as Landlord may from time to time prescribe in accordance with and subject to the limitations of this Lease. Tenant shall not commit waste; overload the floors or structure of the Building in which the Premises are located; subject the Premises, the Building, the Common Area or the Project to any use which would damage the same or increase the risk of loss or violate any insurance coverage; permit any unreasonable odors, smoke, dust, gas, substances, noise or vibrations to emanate from the Premises, take any action which would constitute a nuisance or would unreasonably disturb, obstruct or endanger any other tenants, take any action which would abrogate any warranties; or use or allow the Premises to be used for any unlawful purpose. Tenant shall promptly comply with the reasonable requirements of any board of fire insurance underwriters or other similar body now or hereafter constituted. Tenant shall not do any act which shall in any way encumber the title of Landlord in and to the Premises, the Building or the Project. Tenant further covenants and agrees that, subject to the express obligations of Landlord with respect to the maintenance, repair, and restoration of the Premises set forth in this Lease, during the term hereof the Premises, and every part thereof, shall be kept by Tenant in the condition the Premises were in upon occupancy, subject to reasonable wear and tear, and in clean and wholesome condition, free of any objectionable noises, odors or nuisances, and that all fire, safety, health and police regulations that apply to Tenant’s operations in or about the Premises and are not otherwise the responsibility of the Landlord under this Lease shall, in all respects and at all times, be fully complied with by Tenant.
8.2.    Additional Limitation on Use. Tenant's use of the Premises shall be in accordance with the following requirements:
8.2.1    Insurance Hazards. Tenant shall neither engage in nor give permission to others to engage in any activity or conduct that will cause the cancellation of or an increase in the premium for any fire or liability insurance maintained by Landlord, and will pay any increase in the fire or liability insurance premiums attributable to Tenant's use of the Premises. Neither party hereto contemplates that Tenant’s permitted use of the Premises as currently contemplated would or should cause such increase. Tenant shall, at Tenant's sole cost, comply with all recommendations of any insurance organization or company pertaining to Tenant’s specific use of the Premises necessary for the maintenance of reasonable fire and public liability insurance covering the Project.
8.2.2    Compliance with Law. Tenant shall, at Tenant's sole cost and expense, comply with all of the requirements, ordinances and statutes of all municipal, state and federal authorities now in force, or which may hereafter be in force, pertaining to the use and occupancy of the Premises, including any local rules or requirements limiting the hours of Tenant's operations. The judgment of any arbitrator or court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such ordinances or statutes in the use of the Premises shall be conclusive of that fact as between Landlord and Tenant.
8.2.3    Waste; Nuisance. Tenant may not display, store or sell merchandise or allow carts, construction debris, trash, portable signs, devices or merchandise of any kind or any other objects to be stored or to remain outside of the Premises. Tenant shall not use, or suffer or permit any person or persons to use the Premises in any manner that will tend to create waste or a nuisance or tend to disturb other tenants of the Project. Tenant shall not place or authorize to have placed or affixed handbills or other advertising materials on automobiles or buildings within the Project, nor shall Tenant place or cause to be placed newspaper racks, advertisements or displays in the Common Area.
8.2.4    Trash and Rubbish Removal. Tenant agrees that all trash and rubbish of Tenant shall be deposited within the appropriate receptacles therefor and that there shall be no trash receptacles permitted on the Premises except such trash receptacles as may be provided or designated by Landlord. If applicable to Tenant’s business, Tenant shall be responsible to purchase and maintain its own grease rendering drums (of a design approved by Landlord) and place them in an area designated therefor by Landlord. Tenant shall be solely responsible for clean-up costs as a result of any leaking or spillage of its rendering drum or grease collection equipment, whether or not due to vandalism, and shall be solely responsible to arrange and pay for disposal of its grease by a licensed rendering service. Tenant shall, on its own behalf, provide and pay for as a portion of Operating Expenses the regular removal and disposal of trash and rubbish located in its approved trash receptacles, the location of which shall be reasonably approved by Landlord. In the event Tenant fails to comply with Landlord's trash and rubbish removal procedures set forth above, Tenant shall be liable to Landlord for all costs or damage incurred by Landlord in facilitating trash removal and maintenance of a neat and clean Project. The foregoing notwithstanding, Tenant shall provide and pay for any special or additional trash disposal facilities, equipment or services necessitated by the nature of Tenant's business, including trash receptacles for disposal of perishable food items.
8.3    Intentionally Omitted.
8.4    No Representations by Landlord. Tenant agrees that neither Landlord nor any agent of Landlord has made any representation or warranty as to the conduct of Tenant's business or the suitability of the Premises for Tenant’s intended purpose. Tenant further agrees that no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease. Tenant acknowledges and agrees that Tenant is currently in possession of the Premises pursuant to the Existing Lease and, in accordance with the Umbrella Agreement, Tenant's lease of the Premises shall be governed by (i) the terms of the Existing Lease for the period of time occurring prior to the Commencement Date, and (ii) the terms of this Lease for the period of time occurring from and after the Commencement Date; provided, however, that notwithstanding anything to the contrary in the foregoing (but subject to the certifications made by Tenant under Section 4 of the Umbrella Agreement), in no event does Tenant waive Landlord's liability for any of the “MAC Surviving Liabilities” (as defined in the Umbrella Agreement) if the breach giving rise to the MAC Surviving Liabilities is first discovered or first accrues after the Commencement Date. Tenant acknowledges that, subject to the MAC Surviving Liabilities being assumed by Landlord pursuant to the Umbrella Agreement: Tenant has been advised by Landlord or its brokers to satisfy itself with respect to the condition of the Premises (including the electrical, HVAC and fire sprinkler systems, security, environmental aspects, compliance with laws and regulations, including the Americans with Disabilities Act (“ADA”), and zoning) and the suitability of the Premises for Tenant’s Permitted Uses.
Subject to the terms of the Umbrella Agreement, all understandings and agreements heretofore made between the parties hereto are merged in this Lease. Notwithstanding the foregoing, except as otherwise expressly set forth in the Lease, and subject to the terms of the Umbrella Agreement, (i) the parties acknowledge and agree that the representations, warranties, and covenants made by Existing Landlord pursuant to the express terms of Section 8.4 of the Existing Lease that are MAC Surviving Liabilities shall not be limited or modified by the terms of this Lease, and (ii) Landlord represents and warrants to Tenant that to Landlord’s actual present knowledge, without duty of investigation or inquiry, except for the “Outstanding Items” defined in the Umbrella Agreement, all of the utilities and building systems (including water, sewer, structural, gas, electrical, mechanical, plumbing, lighting, data and communications drops and HVAC) serving the Premises shall be operational and in good working condition on the Commencement Date. Landlord covenants to maintain all such systems (including any such systems that are Outstanding Items) in good order, working condition, and repair and performing in accordance with reasonable commercial standards for the permitted use of Tenant under this Lease through the initial Term of the Agreement and any extensions thereof. Landlord shall, at its sole cost and as Tenant's sole remedy for any failure of any of the same to be in the required condition, be responsible for correcting or repairing any defect or deficiency in such utilities and building systems through the date that is twelve (12) months from the date of completion of such corrections, repairs, as set forth in a writing by Landlord, provided such repairs are not required as a result of the negligence or willful misconduct of, or misuse (including, without limitation, the failure to use the HVAC or any other Building systems serving the Premises in accordance with the manufacturer's standards therefor) by, Tenant or Tenant’s agents, subcontractors, or assigns.
In addition, Landlord represents to Tenant, that as of the Commencement Date: (a) Landlord is the sole fee simple owner of the Building, the Premises and the Project and, subject to the terms of the Umbrella Agreement, Landlord has assumed (i) the Existing Lease on the Commencement Date, and (ii) all MAC Surviving Liabilities; (b) to Landlord’s actual present knowledge, without duty of investigation or inquiry, there are no encumbrances, liens, agreements, covenants in effect that would materially or unreasonably limit Tenant’s rights hereunder; (c) to Landlord’s actual present knowledge, without duty of investigation or inquiry, Landlord is unaware of any impending condemnation plans, proposed assessments or other adverse conditions relating to the Premises or the Project; and (d) Landlord has provided to Tenant a copy of that certain Phase I Environmental Site Assessment dated August 22, 2019 and prepared by Hazard Management Consulting, Inc. Notwithstanding anything to the contrary herein, Landlord covenants to comply with all applicable laws, ordinances, statutes, orders or regulations applicable to the Project, Building and Common Areas at Landlord's cost (except to the extent permitted to be included in Building Operating Expenses or Project Operating Expenses), except to the extent (x) the requirement to comply with the same is triggered by Tenant's specific use of the Premises (for other than general office use, provided, that for purposes of this clause (x) "general office use" shall include wellness room use to the extent such wellness room use complies with the zoning designations applicable to the Project existing as of the date of this Lease), (y) Tenant is responsible for such compliance pursuant to the terms of Section 8.5 or Section 9.1 of this Lease below, or (z) such compliance is otherwise Tenant's express obligation pursuant to this Lease. If compliance with any applicable laws, ordinances, statutes, orders or regulations is expressly Tenant's responsibility as provided in this Lease and does not relate to those portions of the Premises that Tenant is required to maintain and repair under Section 12.1.1 of this Lease below, then correction of the non-compliance shall be performed by Landlord and the reasonable out-of-pocket costs incurred by Landlord in connection therewith shall be paid by Tenant within thirty (30) days following Tenant's receipt of an invoice therefor together with reasonable supporting documentation substantiating such costs (e.g., paid invoices).
8.5    Disclosure and Condition of Premises. For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Premises have not undergone inspection by a Certified Access Specialist (CASp). Additionally, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that Section 1938 of California Civil Code, as amended, provides as follows:
“A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.”
In the event that Tenant elects to have a CASp inspection of the Premises performed, Tenant shall provide Landlord with at least fifteen (15) days prior written notice of the date of such inspection. Additionally, Tenant acknowledges and agrees that Tenant shall be solely responsible for all costs and fees incurred in obtaining such CASp inspection of the Premises.
In the event that a CASp inspection (whether performed at the election of Tenant or otherwise) discloses that the Premises do not meet all applicable construction-related accessibility standards and related laws and codes, or any violations of said standards, laws or codes exist, Tenant shall be responsible, at Tenant’s sole cost and expense, for performing any and all required repairs, alterations, modifications, and improvements: (i) to the Premises (including but not limited to all structural elements) and (ii) to the remainder of the Building and the Common Areas to the extent arising from or triggered by Tenant’s specific use of the Premises or from any improvements or alterations (including Tenant’s Work) made by or on behalf of, or for the benefit of Tenant (provided, that, the terms of this paragraph shall not limit Landlord's right to include any costs for which Tenant is not responsible under this paragraph in Building Operating Expenses or Project Operating Expenses to the extent permitted under Article 7).
In the event that Tenant is required to undertake repair work to the Premises, the Building or the Common Areas pursuant to the prior paragraph, Tenant agrees that promptly following completion of the required repairs, alterations, modifications or improvements, Tenant shall cause, at Tenant’s sole cost and expense, a CASp to certify the Premises (and Building and Common Areas, as applicable) as meeting all applicable construction-related accessibility standards and related laws and codes, and pursuant to California Civil Code Section 55.53.
In the event a CASp inspection of the Premises is performed, the results of such inspection, including any reports, surveys or other documentation prepared in connection with the inspection, shall remain confidential and Tenant shall not disclose the results of such inspection to any other party, except to the extent the same must be disclosed by order of any governmental authority, or pursuant to any Law. This section 8.5 shall survive the termination or expiration of this Lease.
9.    ALTERATIONS.
9.1    Trade Fixtures; Alterations. Tenant may install necessary trade fixtures, equipment and furniture in the Premises, provided that such items are installed and are removable without structural or material damage to the Premises, the Building in which the Premises are located, the Common Area or the Project. With the exception for cosmetic alterations, Tenant shall not construct, nor allow to be constructed, any alterations or physical additions in, about or to the Premises without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed but which, however may be conditioned upon Tenant’s compliance with Landlord’s reasonable requirements regarding construction of improvements and alterations. Tenant shall submit plans and specifications to Landlord with Tenant’s request for approval and shall reimburse Landlord for any commercially reasonable costs which Landlord may incur in connection with granting approval to Tenant for any such alterations and additions, including any commercially reasonable costs or expenses which Landlord may incur in electing to have outside architects and engineers review said matters, but in no event will Tenant be liable for costs in excess of One Thousand Dollars ($1,000.00). If Landlord does not respond to a written request from Tenant within ten (10) business days, then Landlord shall be deemed to disapprove such request. In the event Tenant makes any alterations to the Premises or Project (including the 90 Premises Tenant Improvements) that trigger or give rise to a requirement that the Building, Common Areas or the Premises come into compliance with any governmental laws, ordinances, statutes, orders or regulations (such as ADA requirements), Tenant shall be fully responsible for complying, at its sole cost and expense, with same; provided, that, to the extent the requirement to comply with the same outside of the Premises is unrelated to Tenant's specific use or improvement (for other than general office use), then, Landlord shall be responsible for the performance of the same at Landlord's sole cost and expense (except to the extent permitted to be included in Building Operating Expenses or Project Operating Expenses). Landlord (and not Tenant) shall be responsible for complying, at its sole cost and expense, with any governmental laws, ordinances, statutes, orders or regulations to the extent caused by Landlord's breach of any representation, warranty or covenant by Landlord expressly provided in this Lease regarding the legal compliance of the Building, Common Areas or the Premises, as the case may be. Tenant shall file a notice of completion after completion of such work and provide Landlord with a copy thereof. Tenant shall provide Landlord with a set of “as-built” drawings for any such work. Tenant shall not commence any alterations to the Premises without first providing Landlord five (5) business days’ notice of the date Tenant intends to commence such work. Notwithstanding the foregoing, the terms outlined in Exhibit B, shall be observed as it pertains to Tenant’s Alterations.
9.2    Damage; Removal. Tenant shall repair all damage to the Project, the Premises and the Building caused by the installation or removal of Tenant’s fixtures, equipment, furniture and alterations. Tenant shall have the right to remove any or all trade fixtures, alterations, additions, improvements and partitions made or installed by Tenant after the Commencement Date and restore the Premises to its condition existing prior to the construction of any such items less normal wear and tear; provided, however, Landlord has the absolute right to require Tenant to have all or any portion of such items designated by Landlord to remain on the Premises (other than trade fixtures), in which event they shall be and become the property of Landlord upon the termination of this Lease. All such removals and restoration shall be accomplished in a good and workmanlike manner and so as not to cause any damage to the Premises, the Building, the Common Area or the Project whatsoever.
9.3    Liens. Tenant shall promptly pay and discharge all claims for labor performed, supplies furnished and services rendered at the request of Tenant and shall keep the Premises free of all mechanics’ and materialmen’s liens in connection therewith. Tenant shall provide at least thirty (30) days prior written notice to Landlord before any labor is performed, supplies furnished or services rendered on or at the Premises, and Landlord shall have the right to post on the Premises notices of non-responsibility. If any lien is filed, Tenant shall cause such lien to be released and removed within fifteen (15) days after the date of filing, and if Tenant fails to do so, Landlord may take such action as may be necessary to remove such lien and Tenant shall pay Landlord such amounts expended by Landlord, together with interest thereon at the Lease Interest Rate from the date of expenditure.
9.4    Standard of Work. All work to be performed by or for Tenant pursuant hereto shall be performed diligently and in a first class, workmanlike manner, and in compliance with all applicable laws, ordinances, regulations and rules of any public authority having jurisdiction over the Premises or Tenant and Landlord’s insurance carriers. Landlord shall have the right, but not the obligation, to inspect periodically the work on the Premises, and Landlord may require changes in the method or quality of the work.
10.    UTILITIES; ESSENTIAL SERVICES; ACCESS
10.1    Utilities.
10.1.1    Tenant’s Responsibilities. Tenant shall make all arrangements for and shall pay the charges when due for all water, gas and heat, light, power, telephone service, trash collection and all other services and utilities supplied to the Premises during the entire Term of this Lease, and shall promptly pay all connection and termination charges therefor. In the event any utility servicing the Premises is not separately metered, Tenant shall have the option, subject to Landlord’s prior written consent and the terms of this Lease, to cause such utility to be separately metered at Tenant’s sole cost and expense. If Tenant does not elect to cause a utility to be separately metered, Tenant shall pay a reasonable proration of such utility, as determined by Landlord. If Landlord determines that Tenant’s usage of utility service to the Building is excessive, compared with the usage of other tenants of the Building, Landlord may charge Tenant separately for such excessive usage.
10.1.2    Extent of Landlord’s Liability. The suspension or interruption in utility services to the Premises for reasons beyond the ability of Landlord to control shall not constitute a default by Landlord or entitle Tenant to any reduction or abatement of rent (except as expressly provided hereunder) nor shall Landlord have any liability to Tenant therefore.
10.1.3    Extent of Landlord’s Liability. Except as otherwise provided hereinbelow, the suspension or interruption in utility services to the Premises for reasons beyond the ability of Landlord to reasonably control, shall not constitute a default by Landlord or entitle Tenant to any reduction or abatement of rent nor shall Landlord have any liability to Tenant therefor. Notwithstanding the foregoing to the contrary, if Tenant is actually prevented from using, and does not use, the Premises or any portion thereof, as a result of (i) Landlord’s failure to provide any of the utilities or other Essential Services (as defined below) that Landlord is obligated to provide under this Lease, (ii) any construction or alteration performed by Landlord after the Commencement Date, (iii) any failure by Landlord to provide reasonable access to the Premises or the Common Areas, or (iv) because of the presence or release of Hazardous Materials in, on, under, or around the Building, Premises or Project (any of the foregoing, an “Abatement Event”), then Tenant shall give Landlord written notice of such Abatement Event. If (A) such Abatement Event continues for two (2) consecutive days (or ten (10) days in any 12-consecutive month period) after Landlord's receipt of any such notice from Tenant (“Eligibility Period”), and (B) such Abatement Event is not solely Tenant’s fault or attributable to Force Majeure, then, in addition to Tenant’s other rights and remedies under this Lease, at law or in equity, Tenant's obligation to pay Minimum Monthly Rent and Operating Expenses shall be abated or reduced, as the case may be, from and after the first (1st) day following the Eligibility Period and continuing until such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof (the “Unusable Area”). Minimum Monthly Rent and Operating Expenses shall be so abated during such period in the proportion that the Unusable Area bears to the total rentable square feet of the Premises. However, if less than all, but a substantial portion, of the Premises is unfit for occupancy and the remainder of the Premises is not sufficient to allow Tenant to effectively conduct its business therein as a result of an Abatement Event, and if Tenant does not conduct its business from the Unusable Area affected by such Abatement Event and such remaining portion, then the Minimum Monthly Rent and Operating Expenses for the entire Premises shall be abated for such time after the expiration of the Eligibility Period that Tenant continues to be so prevented from using, and does not use, the entire Premises.
10.2    Essential Services. “Essential Services” shall mean and include such services provided by either Landlord, Landlord’s agents, or a third party that is an integral part of Tenant’s operations within the Premises, such that Tenant shall not be capable of conducting business therein without such service. Landlord shall not be liable to Tenant for interruption in or curtailment of Essential Services (except for abatement of rent to the extent expressly provided in this Lease) unless such interruption or curtailment is solely attributable to the gross negligence of Landlord. Notwithstanding the foregoing, no interruption or curtailment of Essential Services shall constitute constructive eviction or grounds for rental abatement (except for abatement of rent to the extent expressly provided in this Lease), unless such interruption or curtailment is continuous or attributable solely to the gross negligence of Landlord or Landlord’s agents.
10.3    Access to the Premises; Security. Tenant shall have access to the Premises twenty-four (24) hours per day, three hundred sixty-five (365) days per year, including normal business holidays. Access to the Premises shall be deemed available if a willing and able employee of Tenant can gain entrance to the Premises through a legal entryway and such access is reasonably consistent with Tenant’s contemplated use of the Premises. Tenant shall otherwise, at its sole expense (but subject to reimbursement as part of the 90 Premises Tenant Improvement Allowance), secure the Building, including by means of a security system (including access panels and cameras) (the “Security Equipment”), and control access to the Building, including by means of automatic door locks, keys and key fobs (collectively, “Access Equipment”). Prior to installing any Access Equipment or Security Equipment, Tenant shall deliver to Landlord detailed plans or information describing the proposed Access Equipment work or Security Equipment work, which plans shall be subject to Landlord’s prior written approval, not to be unreasonably withheld, delayed or conditioned. In addition, prior to commencing any Security Equipment or Access Equipment work, Tenant shall ensure that such equipment complies with all applicable federal, state, and local laws, rules, and City ordinances. The Security Equipment and Access Equipment shall be maintained and repaired promptly by Tenant at Tenant’s sole cost. Tenant hereby releases Landlord from all liability arising from or related to the operation of the Security Equipment and Access Equipment. Tenant shall, upon the expiration or termination of the Lease, and at is sole expense, remove all of the Security Equipment and Access Equipment.
11.    TENANT'S PERSONAL PROPERTY
11.1    Installation of Property. Landlord shall have no interest in any removable equipment, furniture or trade fixtures owned by Tenant or installed in or upon the Premises solely at the cost and expense of Tenant (the “Tenant’s Property”). Prior to creating or permitting the creation of any lien or security or reversionary interest in any removable personal property to be placed in or upon the Premises, Tenant shall obtain for the benefit of Landlord and shall deliver to Landlord the written agreement of the party holding such interest to make such repairs necessitated by the removal of such property and any damage resulting therefrom as may be necessary to restore the Premises to good condition and repair, excepting only reasonable wear and tear, in the event said property is thereafter removed from the Premises by said party, or by any agent or representative thereof or purchaser therefrom, pursuant to the exercise or enforcement of any rights incident to the interest so created, all without any cost or expense to Landlord.
11.2    Removal of Personal Property. Tenant shall have the right to remove at its own cost and expense upon the expiration of this Lease Tenant’s Property. Prior to the close of business on the last day of the Lease Term, all such personal property shall be removed, and Tenant shall make such repairs necessitated by the removal of said property and any damage resulting therefrom as may be necessary to restore the Premises to good condition and repair, excepting only reasonable wear and tear. Any such property not so removed shall be deemed to have been abandoned or, at the option of Landlord, shall be removed and placed in storage for the account and at the cost and expense of Tenant.
12.    REPAIRS AND MAINTENANCE.
12.1    Tenant.
12.1.1    Tenant, at Tenant’s sole cost and expense, shall keep and maintain the Premises, including all improvements constructed by Tenant therein, in good order, condition and repair including, but not limited to, the following:
i)    Interior surfaces of walls and wall coverings;
ii)    Intentionally omitted;
iii)    Floors, subfloors (but not slab (whether or not located beneath the Building)), carpeting and other floor coverings;
iv)    Doors, door frames, and door closures and locks;
v)    Interior windows, glass, and plate glass excluding exterior glass cleaning or windows that break from the outside through no fault of Tenant, Tenant’s agents, employees, or invitees;
vi)    Ceilings and ceiling systems;
vii)    Thermostats within the Premises;
viii)    Interior electrical distribution and equipment, including lighting systems, switches and electrical panels;
ix)    Interior plumbing, and sprinkler systems, if any, installed therein;
x)    Interior electrical and mechanical systems and wiring;
xi)    Appliances and devices using or containing refrigerants;
xii)    Fixtures and equipment in good repair and in a clean and safe condition;
xiii)    Decorative wall, paint, signs and lighting equipment within the Premises; and
xiv)    Repair or replace any and all of the foregoing in a clean and safe condition, in good order, condition and repair.
12.1.2    Tenant shall keep any parking area adjacent to Premises clean and neat at all times, and shall remove immediately therefrom any litter, debris or other unsightly or offensive matter placed or deposited thereon by the agents or customers of Tenant.
12.1.4    Prior to making any repairs required hereunder (except in the case of an emergency), Tenant shall notify Landlord in writing as to the nature and extent of such damage, and shall provide Landlord with an estimate of the cost and time required to complete such repairs. Without limiting the foregoing, Tenant shall, at Tenant’s sole expense (i) immediately replace all broken glass in the Premises with glass equal to or in excess of the specification and quality of the original glass; (ii) repair any area damaged by Tenant, Tenant’s agents, employees, invitees and visitors, including any damage caused by any roof penetration, whether or not such roof penetration was approved by Landlord; and (iii) unless otherwise specified in this Lease, provide janitorial services for the interior of the Premises.
12.1.5    In the event Tenant fails, in the reasonable judgment of Landlord, to maintain the Premises in accordance with the obligations under the Lease, which failure continues at the end of ten (10) days following Tenant’s receipt of written notice from Landlord (except with respect to an emergency in which case Landlord may act immediately) stating with particularity the nature of the failure, Landlord shall have the right, but shall not be obligated, to enter the Premises and perform such maintenance, repairs or refurbishing at Tenant’s sole cost and expense (including a sum for overhead to Landlord).
12.1.6    Tenant shall maintain written records of maintenance and repairs, as required by any applicable law, ordinance or regulation, and shall use certified technicians to perform such maintenance and repairs, as so required.
12.1.7    Provided Landlord notifies Tenant in writing Tenant shall be required to deliver full and complete copies of all service or maintenance contracts entered into by Tenant for the Premises to Landlord within sixty (60) days after the Commencement Date.
12.1.8    Tenant hereby waives the right to make repairs at Landlord's expense under the provisions of any laws permitting repairs by a tenant at the expense of the landlord to the extent allowed by law, it being intended that Landlord and Tenant have by this Lease made specific provision for such repairs and have defined their respective obligations relating thereto.
12.2    Landlord.
12.2.1    Except as otherwise provided in this Lease, and subject to the following limitations, Landlord shall, at its sole cost and expense (and without passing such expenses and costs on to Tenant as Operating Expenses) keep in good order and repair the structural components of the roof, the foundation and other structural components, and exterior portions of exterior walls (excluding wall coverings, painting, glass and doors) of the Building; provided, however, if such damage is caused by an act or omission of Tenant, Tenant’s employees, agents, invitees, subtenants, or contractors, then such repairs shall be at Tenant’s sole expense. As an Operating Expense that shall be passed-through to Tenant as provided herein, Landlord shall also keep in good order and repair the Common Areas and the building systems serving the Premises, including without limitation, HVAC, electrical, and plumbing systems. Notwithstanding the foregoing, Landlord shall not be required to make any repair resulting from any of the following conditions:
i)    Any alteration or modification to the Building or to mechanical equipment within the Building performed by, for or because of Tenant or to special equipment or systems installed by, for or because of Tenant, provided that this clause i) shall not apply to any of the Landlord’s Work performed by Existing Landlord under the Existing Lease or by or on behalf of Landlord to fulfill its obligations with respect to the completion, repair, or replacement of such Landlord’s Work or any other work performed by Landlord in connection with the MAC Surviving Liabilities;
ii)    The installation, use or operation of Tenant’s property, fixtures and equipment;
iii)    The moving of Tenant’s Property in or out of the Building or in and about the Premises;
iv)    Tenant’s use or occupancy of the Premises in violation of Section 8 of this Lease or in the manner not contemplated by the parties at the time of the execution of this Lease;
v)    The acts or omissions of Tenant and Tenant’s employees, agents, invitees, subtenants, licensees or contractors;
vi)    Fire and other casualty, except as provided by Section 13 of this Lease; and
vii)    Condemnation, except as provided in Section 15 of this Lease.
12.2.2    Landlord shall have no obligation to make repairs under this Section 12.2 until a commercially reasonable time after receipt of written notice from Tenant of the need for such repairs. There shall be no abatement of Rent during the performance of such work, except as expressly set forth in this Lease. Unless due to Landlord’s gross negligence or willful misconduct, Landlord shall not be liable to Tenant for injury or damage that may result from any defect in the construction or condition of the Premises, nor for any damage that may result from interruption of Tenant’s use of the Premises during any repairs by Landlord, except for rental abatement as expressly provided under this Lease. Tenant waives any right to repair the Premises, the Building or the Common Area at the expense of Landlord under any applicable governmental laws, ordinances, statutes, orders or regulations now or hereafter in effect which might otherwise apply.
13.    INDEMNITY AND INSURANCE
13.1    Indemnification. Tenant hereby indemnifies and holds Landlord and Landlord’s partners, employees, and agents (collectively the “Landlord Parties”) harmless from and against any and all claims (except claims to the extent resulting from Landlord's negligence or willful misconduct) arising from any activity, work, or thing done, permitted or suffered by Tenant or its agents or employees in or about the Premises or Project, and further Tenant shall indemnify and hold Landlord and the Landlord Parties harmless from and against any and all claims to the extent arising from any breach or default in the performance by Tenant of any obligation to be performed by Tenant under the terms of this Lease, or to the extent arising from any act or negligence of Tenant, or any of its agents, contractors, employees, or invitees, and from and against all costs, attorneys' fees, expenses and liabilities incurred in, or related to, any such claim or any action or proceeding brought thereon. In case any action or proceeding shall be brought against Landlord or the Landlord Parties by reason of any such claim, Tenant, upon notice from Landlord or the Landlord Parties, shall defend Landlord and the Landlord Parties at its own expense by counsel of Tenant’s choosing and reasonably acceptable to Landlord.
Landlord hereby indemnifies and holds Tenant, Tenant’s employees and agents harmless from and against any and all claims (except claims to the extent resulting from Tenant’s or “Tenant Parties’” (as defined in Section 26.3 below) negligence or willful misconduct) arising from (a) any breach or default in the performance by Landlord of any obligation to be performed by it under the terms of this Lease, or arising from any negligent or willful act or negligence of Landlord, or any of its agents, contractors, employees, or invitees, and from and against all costs, attorneys' fees, expenses and liabilities incurred in, or related to, any such claim or any action or proceeding brought thereon; and (b) any Environmental Damage, except to the extent caused by Tenant or any Tenant Party. In case any action or proceeding shall be brought against Tenant or any of the Tenant Parties by reason of any such claim, Landlord, upon notice from Tenant and the Tenant Parties, shall defend Tenant at its own expense by counsel of Landlord choosing and reasonably acceptable to Tenant.
13.2    Exemption of Landlord from Liability. Tenant hereby agrees that Landlord shall not be liable for injury or damage which may be sustained by the person, goods, wares, merchandise or property of Tenant, its employees, invitees or customers, or by any other person in or about the Premises caused by or resulting from fire, steam, electricity, natural gas, water or rain which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures of the same, whether the said damage or injury results from conditions arising upon the Premises or from other sources; provided, however, that notwithstanding the foregoing, Landlord shall not be relieved from liability with respect to such injury or damage resulting from Landlord's gross negligence or willful misconduct or arising from any Environmental Damages, other than such Environmental Damages caused by Tenant or any Tenant Party. The parties acknowledge and agree that except as provided in Section 17.4 of this Lease, Landlord shall not be liable to Tenant for any damages arising from any act or neglect of any other tenant of the Project, including such tenant’s employees, agents, vendors and invitees. Subject to any abatement of rent provided under this Lease and the right of Tenant to enforce the express obligations of the Landlord hereunder or to terminate the Lease for Landlord’s breach thereof, Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons, in, upon or about the Premises from any cause except to the extent as may be caused by (a) the gross negligence or willful misconduct of Landlord; or (b) any Environmental Damages, except to the extent such Environmental Damages are caused by Tenant or any Tenant Party, and, subject to any abatement of rent provided under this Lease and the right of Tenant to enforce the express obligations of the Landlord hereunder or to terminate the Lease for Landlord’s breach thereof, Tenant hereby waives all other claims with respect thereto against Landlord.
13.3    Public Liability and Property Damage.
13.3.1    Insurance Coverage. Tenant agrees to maintain in force throughout the term hereof, at Tenant's sole cost and expense, such insurance, including liability insurance against liability to the public incident to the use of or resulting from any accident occurring in or about the Premises, of the types and with the initial limits of liability specified in the Basic Provisions. Said policies shall contain an “Additional Insured-Managers or Lessors of Premises Endorsement” and contain the “Amendment of the Pollution Exclusion Endorsement” for damages caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra- insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an “insured contract” for the performance of Tenant’s indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Tenant nor relieve Tenant of any obligation hereunder. All insurance carried by Tenant shall be primary to and not contributory with any similar insurance carried by Landlord, whose insurance shall be considered excess insurance only.
13.3.2    Adjustments to Coverage. Tenant further agrees to review the amount of its insurance coverage with Landlord every three (3) years to the end that the protection coverage afforded thereby shall be in proportion to the initial protection coverage. If the parties are unable to agree upon the amount of said coverage prior to the expiration of each such three (3) year period, then the amount of coverage to be provided by Tenant's carrier shall be adjusted to the amounts of coverage reasonably recommended in writing by an insurance broker selected by Landlord, provided such broker has not less than 10 years of experience in providing brokerage services to tenants in commercial and office properties in the Santa Barbara area.
13.3.3    Notification of Incidents. Tenant shall notify Landlord within twenty-four (24) hours after the occurrence of any accidents or incidents in the Premises of which Tenant has actual knowledge, the Building, Common Areas or the Project which could give rise to a claim under any of the insurance policies required under this Article 13.
13.4    Tenant's Property Insurance. Tenant, at its own cost and expense, shall maintain on all of Tenant’s Property and all leasehold improvements of Tenant installed or located in or upon the Premises (including the 90 Premises Tenant Improvements) a policy of standard fire and extended coverage insurance, with vandalism and malicious mischief endorsements, to the extent of at least one hundred percent (100%) of their replacement cash value. The proceeds of any such policy that become payable due to damage, loss or destruction of such property shall be used by Tenant for the repair or replacement thereof.
13.5    Proof of Insurance. Each policy of insurance required of Tenant by this Lease shall be a primary policy, issued by an insurer having a rating of not less than A-VIII (according to the most recent edition of “Best's Rating Guide” published by A.M. Best Company for insurance companies, or such other rating as may be reasonably satisfactory to Landlord. Tenant shall not do or permit to be done anything which invalidates the required insurance policies. Tenant shall, prior to the Commencement Date, deliver to Landlord certified copies of policies of such insurance or certificates evidencing the existence and amounts of the required insurance. Tenant shall, at least thirty (30) days prior to the expiration of such policies, furnish Landlord with evidence of renewals or “insurance binders” evidencing renewal thereof, or Landlord may order such insurance and charge the cost thereof to Tenant, which amount shall be payable by Tenant to Landlord upon demand.
13.6    Property Insurance. Landlord shall maintain property insurance on the Building in which the Premises is situated, and on all other buildings in the Project, if any, insuring against loss by fire and the perils covered by an extended coverage endorsement, in an amount not less than one hundred percent (100%) of their full replacement cost and as otherwise required by any mortgage lender of the improvements comprising the Project, with a deductible of not more than $100,000.
13.7    Subrogation. Landlord and Tenant intend that their respective property loss risks shall be borne by reasonable insurance carriers under insurance policies for each party meeting the applicable requirements set forth herein, and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss if the event of loss is covered under the insurance policies that they have agreed under this Lease to maintain. The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers (and each party shall cause such insurers to so waive their rights of subrogation) for all property loss covered by the perils insured by such party in accordance with the provisions set forth herein, provided such waiver of subrogation shall not materially affect the right of the insured to recover thereunder. The parties hereby agree that their respective insurance policies are now and will continue to be endorsed such that the waiver of subrogation shall not affect the right of the insured to recover under such insurance, so long as no material additional premium is charged therefor. If a waiver of subrogation under either party’s property insurance coverage is removed, such party shall promptly notify the other party of such removal in writing. The waivers set forth in this paragraph shall not apply to losses of a party to the extent such losses result from the gross negligence or willful misconduct of the other party.
14.    DAMAGE AND DESTRUCTION.
14.1    Casualty. If the Premises or the Building(s) in which the Premises are located should be damaged, destroyed, or rendered inaccessible by fire or other casualty, Tenant shall give immediate written notice to Landlord. Within forty-five (45) days after receipt from Tenant of such written notice, Landlord shall notify Tenant in writing (“Landlord’s Repair Estimate”) whether the necessary repairs can reasonably be made within one hundred eighty (180) days.
14.1.1    Rent Abatement. If Tenant cannot access or is required to vacate all or a portion of the Premises due to the casualty, the Rent payable hereunder shall be abated proportionately on the basis of the size of the area of the Premises which is rendered inaccessible or which must be vacated due to such casualty (e.g., the number of square feet of floor area of the Premises that is vacated compared to the total square footage of the floor area of the Premises) from the Casualty Date; provided, however, such casualty was not caused by Tenant or Tenant’s agents, contractors or invitees.
14.1.2    Less Than 180 Days. If Landlord’s Repair Estimate indicates that rebuilding or repairs can reasonably be completed within one hundred eighty (180) days after the date on which the casualty occurred (“Casualty Date”), this Lease shall not terminate, and provided that insurance proceeds are available to fully repair the damage, Landlord shall repair the Premises, except that Landlord shall not be required to rebuild, repair or replace Tenant’s property which may have been placed in, on or about the Premises by or for the benefit of Tenant. Notwithstanding any provision to the contrary in the foregoing, the existence of a deductible, including for any earthquake insurance, shall not waive, excuse, or otherwise limit any obligation of Landlord under this Lease to repair damage in accordance with the provisions of this Lease. In the event that Landlord should fail to substantially complete such repairs within one hundred eighty (180) days after the Casualty Date (such period to be extended for delays caused by Tenant or because of any items of Force Majeure, as hereinafter defined), and Tenant has not re-occupied the Premises, Tenant shall have, as Tenant’s exclusive remedy (if Landlord has used reasonable efforts to complete such repairs), the right, within ten (10) days after the expiration of such one hundred eighty (180) day period, to terminate this Lease by delivering written notice to Landlord, whereupon all rights hereunder shall cease and terminate thirty (30) days after Landlord’s receipt of such notice. The amount of the deductible or the failure of the Landlord to maintain the property insurance that it is required to maintain under this Lease shall not be used as the basis for claiming that insurance proceeds are not available to fully repair the damage.
14.1.3    Greater Than 180 Days. If Landlord’s Repair Estimate reasonably indicates that rebuilding or repairs cannot be completed within one hundred eighty (180) days after the Casualty Date, either Landlord or Tenant may terminate this Lease by giving written notice within fifteen (15) days after the date of Landlord’s Repair Estimate; and this Lease shall terminate and the Rent shall be abated from the date Tenant vacates the Premises. In the event that neither party elects to terminate this Lease, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under any property insurance policies carried by Tenant with respect to the leasehold improvements described in Section 13.4 above and Landlord shall promptly commence and diligently pursue to completion the repairs to the Building or Premises, provided insurance proceeds are available to repair the damage (except that Landlord shall not be required to rebuild, repair or replace Tenant’s property which may have been replaced in, on or about the Premises by or for the benefit of Tenant).
14.1.4    Changes in Zoning, Ordinances or Applicable Laws. Should then applicable laws or zoning ordinances preclude the restoration or replacement of the Premises so that the Premises is substantially the same from a functional and operation standpoint as the Premises was before the event of damage or destruction, then either party shall have the right to terminate this Lease immediately upon verification thereof by giving written notice of termination to the other, and thereupon both parties hereto shall be released from all further liability hereunder, except that Tenant shall remain liable under the provisions of Articles 9, and 13, and Landlord shall remain liable under Articles 9, 13 and 42.
14.2    Tenant’s Fault. In the event that the Premises or any portion of the Building are located is damaged as a result of the gross negligence or willful misconduct of the Tenant, Tenant shall not have the right to terminate the Lease as set forth above nor shall the Rent be reduced during the repair of such damage. In such event, Tenant shall be liable to Landlord for the cost of the repair caused thereby to the extent such cost is not covered by insurance proceeds from policies of insurance required to be maintained pursuant to the provisions of this Lease and is not otherwise paid by Tenant as part of Operating Expenses.
14.3    Uninsured Casualty. Subject to Section 7.2.2, any deductible amount payable under the property insurance for the Building(s) in which the Premises are located shall be an Operating Expense. In the event that the Premises or any portion of the Building(s) is damaged to the extent Tenant is unable to use the Premises and the event of damage or destruction is not fully covered by insurance that the Landlord is required to maintain pursuant to this Lease or in the event that the holder of any indebtedness secured by the Premises requires in accordance with California law, that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right, at Landlord’s option, either to (i) repair such damage as soon as reasonably possible at Landlord’s expense or (ii) give written notice to Tenant within thirty (30) days after the date of the occurrence of such damage of Landlord’s intention to terminate this Lease as of the date of the occurrence of such damage. In the event Landlord elects to terminate this Lease, Tenant shall have the right within thirty (30) days after receipt of such notice to give written notice to Landlord of Tenant’s intention to pay the cost of repair of such damage, in which event, following the securitization of Tenant’s funding commitment in a form reasonably acceptable to Landlord, this Lease shall continue in full force and effect. Landlord shall make such repairs as soon as reasonably possible, and Tenant shall reimburse Landlord for such repairs within thirty (30) days after receipt of an invoice from Landlord. If Tenant does not give such notice within the thirty (30) day period, this Lease shall terminate automatically as of the Casualty Date.
14.4    Waiver. With respect to any damage or destruction which Landlord is obligated to repair or may elect to repair, Tenant waives all rights to terminate this Lease pursuant to rights otherwise presently or hereafter accorded by law (other than the rights of termination granted to Tenant pursuant to the express terms of this Lease) to the extent that such termination by Tenant is inconsistent with the rights and obligations of the parties under this Lease.
14.5    Force Majeure. “Force Majeure,” means delays resulting from causes beyond the reasonable control of Landlord, including, without limitation, any delay caused by any action, inaction, order, ruling, moratorium, regulation, statute, condition or other decision of any private party or governmental agency having jurisdiction over any portion of the Project, over the construction anticipated to occur thereon or over any uses thereof, or by delays in inspections or in issuing approvals or permits by governmental agencies, or by fire, flood, inclement weather, strikes, lockouts or other labor or industrial disturbance (whether or not on the part of agents or employees of Landlord engaged in the construction of the Premises), civil disturbance, order of any government, court or regulatory body claiming jurisdiction or otherwise, act of public enemy, war, riot, sabotage, blockage, embargo, general failure or inability to secure materials, supplies or labor through ordinary sources by reason of shortages or general disruptions in the market place , discovery of hazardous or toxic materials, earthquake, or other natural disaster, delays caused by any dispute resolution process, or any cause whatsoever beyond the reasonable control of the Landlord, whether or not similar to any of the causes hereinabove stated.
14.6    Substantial Destruction During Last Six (6) Months. In addition, in the event that the Premises or the Building(s) in which the Premises are located is destroyed or damaged to any substantial extent during the last six (6) months of the Term of this Lease, then notwithstanding anything contained in this Article 14, either party hereto shall have the option to terminate this Lease by giving written notice to the other of the exercise of such option within thirty (30) days after the exercising party becomes aware of such damage or destruction, in which event this Lease shall cease and terminate as of the date of such notice.
15.    CONDEMNATION
15.1    Entire Leased Premises. Should title or possession of the whole of the Premises be taken by duly constituted authority in condemnation proceedings under the exercise of the right of eminent domain, or should a partial taking render the remaining portion of the Premises impractical for Tenant’s intended use as contemplated in this Lease, then this Lease shall terminate upon the vesting of title or taking of possession.
15.2    Partial Taking.
15.2.1    Either party hereto shall have the right to terminate this Lease by giving thirty (30) days prior written notice to the other party within thirty (30) days after the nature and extent of the taking is finally determined if any portion of the Premises or the Building and other improvements in which the Premises are situated is taken by eminent domain and such taking has the effect of rendering the remaining portion of the Premises impractical for Tenant’s intended use as contemplated in this Lease. If neither party terminates this Lease as provided herein, then this Lease shall remain in full force and effect. In such event, Landlord shall promptly make any necessary repairs or restoration at the cost and expense of Landlord, and the Minimum Monthly Rent and Tenant’s proportionate share of Landlord’s Operating Expenses from and after the date of the taking shall be reduced in the proportion that the value of the area of the portion of the Premises taken bears to the total value of the Premises immediately prior to the date of such taking or conveyance.
15.2.2    Tenant waives the provisions of Section 1265.130 of the California Code of Civil Procedure permitting a petition by Tenant to the Superior Court to terminate this Lease in the event of a partial taking of the Premises.
15.3    Transfer Under Threat of Condemnation. Any sale or conveyance by Landlord to any person or entity having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed to be a taking by eminent domain under this Article 15.
15.4    Awards and Damages. All payments made on account of any taking by eminent domain shall be made to and retained by Landlord, except that Tenant shall be entitled to make a separate claim to the condemning authority any award to Tenant specifically made by the condemning authority as a result of such separate action (a) for the reasonable removal and relocation costs of any removable property that Tenant has the right to remove, or for loss and damage to any such property that Tenant elects or is required not to remove; (b) for Tenant's loss of goodwill, and (c) for the taking of the value of the leasehold estate to the extent the rent reserved thereunder is less than the fair market rent for such Premises.
15.5    Arbitration. Any dispute concerning the extent to which a taking by condemnation renders the Premises unsuitable for continued occupancy and use by Tenant shall be submitted to arbitration pursuant to Article 42 below.
16.    ASSIGNING, SUBLETTING AND HYPOTHECATING
16.1    Landlord’s Consent Required. Tenant shall not voluntarily or by operation of law assign, license, franchise, transfer, mortgage, hypothecate, or otherwise encumber all or any part of Tenant's interest in this Lease or in the Premises, and shall not sublet, franchise, change ownership or license all or any part of the Premises (each of the foregoing transactions are collectively referred to herein as a “Transfer”) with the exception of an Affiliate of Tenant as set forth in Section 16.3.4 below or a surviving entity as provided in Section 16.3.4, without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld, conditioned or delayed, and any attempted Transfer (other than to an Affiliate of Tenant as set forth in Section 16.3.4 below or a surviving entity as provided in Section 16.3.4) without such consent shall be wholly void, shall confer no rights upon any third parties, and shall at the sole and exclusive option and remedy of Landlord terminate this Lease. Without in any way limiting Landlord's right to refuse to give such consent for any other commercially reasonable reason or reasons, Landlord reserves the right to refuse to give such consent, and such refusal shall be deemed to be reasonable, if in Landlord's commercially reasonable opinion:
16.1.1    The proposed transferee's character, reputation, business, or use is not consistent with the character and quality of the Project;
16.1.2    The financial worth of the proposed transferee is inadequate as determined by generally accepted industry standards to capitalize the business to be conducted in the Premises;
16.1.3    The credit rating of the proposed transferee (based on industry standard credit guidelines); or
16.1.4    The intended use of the Premises by the proposed transferee is illegal, conflicts with the Permitted Use, competes with then-existing uses in the Project or violates a then-existing exclusive or an exclusive which Landlord is then negotiating.
For the avoidance of doubt, the tests provided in Sections 16.12 and 16.3.4 shall not be applied in evaluating the financial net worth of the proposed transferee under this Section 16.1.
16.2    Tenant’s Application. In the event that Tenant desires at any time to enter into a Transfer, Tenant shall submit to Landlord, at least thirty (30) days prior to the proposed “effective date” of the Transfer, in writing: (i) a notice of application to Transfer, setting forth the proposed effective date, which shall be no less than thirty (30) or more than one hundred eighty (180) days after the sending of such notice; (ii) the name of the proposed transferee; (iii) the nature of the proposed transferee's business to be carried on in the Premises; (iv) the terms and provisions of the proposed Transfer; (v) a current financial statement of the proposed transferee; and (vi) such other information as Landlord may reasonably request.
16.3    Additional Terms Regarding Subletting and Assignment. The following additional terms shall apply to any proposed assignment or sublease of the Premises or other Transfer by Tenant:
16.3.1    If Tenant sublets all or a portion of the Premises (other than to an Affiliate of Tenant as set forth in Section 16.3.4 below or a surviving entity as provided in Section 16.3.4) at a square foot rental rate in excess of Tenant’s then-existing rental rate, Tenant and Landlord shall split any profits 50/50 (which such profits shall be deemed to exclude any portion of the consideration paid to Tenant by a buyer in the event of a sale, merger or acquisition), after Tenant recovers its subleasing expenses (which expenses shall include all of the following costs and expenses incurred by Tenant for the following: any changes, alterations and improvements to the Premises in connection with the sublease, any brokerage commissions incurred by Tenant, reasonable attorneys’ fees incurred by Tenant, out of pocket cost of advertising the space, and any incentives or consideration including but not limited to free rent, lump sum payments or lease takeover costs);
16.3.2    In no event shall any proposed subtenant or other transferee be an existing occupant of any space in the Project or an Affiliate of any such occupant, unless such proposed subtenant or other transferee, or its Affiliate, is expanding its existing space in the Project and is not otherwise competing with Landlord for any space in the Project (e.g., existing option to renew, pending negotiations, etc.). As used herein, an “Affiliate” means a corporation, partnership, limited liability company, or other business entity that directly or indirectly controls, is controlled by, or is under common control with such occupant;
16.3.3    In no event shall Tenant sublet or otherwise Transfer all or portion of the Premises to a person or entity with whom Landlord or its agents is negotiating or has negotiated within the past six (6) months regarding the lease of space in the Project; and
16.3.4    Tenant shall have the right, without the prior written consent of Landlord, but upon prior written notice to Landlord as set forth below, to assign or sublet all or any portion of its interest in the sublease to an Affiliate (hereinafter defined) so long as (i) the Affiliate delivers to Landlord a written notice of the assignment and an assumption agreement whereby the Affiliate assumes and agrees, jointly and severally with Tenant, to perform observe and abide by all of the terms, conditions, obligations and provisions of the Lease applicable to Tenant, and (ii) the entity remains an Affiliate. No subletting or assignment by Tenant made pursuant to this Section shall relieve Tenant of any of its primary obligations under the Lease. As used herein, the term “Affiliate” of Tenant shall mean any other entity which, directly or indirectly, controls, is controlled by or is under common control with Tenant. For this purpose, “control” shall mean the direct or indirect power to vote more than forty-nine percent (49%) of the voting securities of any entity or otherwise to direct the management of any entity. Notwithstanding anything to the contrary in the Lease, Tenant shall be permitted (without the consent of Landlord) to merge, consolidate with, or be acquired by, another entity or to sell substantially all of its assets, so long as such transaction is not a subterfuge by Tenant to avoid its obligations under this Lease and the surviving entity (which shall be deemed herein to include the acquiring entity in the event of a merger in which a merger subsidiary merges into the Tenant or the Tenant merges into a merger subsidiary) or the purchaser(s) of substantially all of Tenant’s assets (a) assumes all obligations of Tenant under the Lease in accordance with the terms herein; and (b) has a tangible net worth (as determined in accordance with GAAP) equal to or greater than the lesser of (i) Two Hundred Fifty Million and 00/100 Dollars ($250,000,000.00), and (ii) Tenant's tangible net worth (as determined in accordance with GAAP) as of the date of the applicable transaction, provided, that, if clause (i) is the operative clause, then the surviving entity or purchaser, as applicable, shall also have a net income of not less than Ten Million and 00/100 Dollars ($10,000,000.00) in each of the three (3) years prior to the applicable transaction (the "Permitted Transfer Net Worth Threshold").
16.4    Recapture. If Tenant proposes to assign this Lease to a party which is not or which does not propose to operate a permitted use or is not qualified to do so, or to whom Tenant proposes to transfer the extension option set forth in Exhibit G to an assignee (which is not an Affiliate of Tenant or a surviving entity) in accordance with the provisions of this Lease, Landlord may, at its option and in its sole discretion, exercisable upon written notice to Tenant within thirty (30) days after Landlord's receipt of the notice from Tenant set forth in Section 16.2 above, elect to recapture the Premises and terminate this Lease. If Tenant proposes to sublease all or part of the Premises to a party which does not intend to use the Premises for a permitted use, Landlord may, at its option and in its sole discretion, exercisable upon written notice to Tenant within thirty (30) days after Landlord's receipt of the notice from Tenant set forth in Section 16.2 above, elect to recapture such portion of the Premises as Tenant proposes to sublease and, upon such election by Landlord, this Lease shall terminate as to the portion of the Premises recaptured. In the event a portion only of the Premises is recaptured, the rent payable under this Lease shall be proportionately reduced. If Tenant shall, however, elect to rescind its notice of assignment or sublease, pursuant to written communication to Landlord given within fifteen (15) days after Tenant's receipt of Landlord's notice of recapture, then Landlord shall not have the said right of recapture with respect to the notice so rescinded.
The parties hereto acknowledge and agree that the provisions of this Article are a material inducement for Landlord's execution of this Lease and that Tenant's sole purpose for executing this Lease is to obtain possession of the Premises and not to engage in the business of leasing or subleasing commercial space. The parties further acknowledge and agree that Landlord's recapture of the Premises, or any portion thereof, as hereinabove described, shall be deemed to be reasonable and shall not violate or conflict with the provisions of Section 16.1 concerning Landlord's reasonable refusal to consent to a proposed transfer.
If Landlord shall not elect to recapture pursuant to this Section 16.4, and if Landlord shall consent to the proposed assignment or sublease, then Tenant may thereafter enter into the proposed assignment or sublease, provided that (i) such assignment or sublease is executed within ninety (90) days after the date that Landlord shall grant its consent, and (ii) the terms and provisions of the executed assignment or sublease are materially the same as those presented to Landlord in the notice given by Tenant pursuant to Section 16.2 above.
BY PLACING THEIR INITIALS BELOW, LANDLORD AND TENANT CERTIFY THAT THIS SECTION 16.4 HAS BEEN FULLY AND FREELY NEGOTIATED.

LANDLORD	TENANT

For the avoidance of doubt, the parties acknowledge and agree that the terms of this Section 16.4 shall not apply to transfers or transactions entered into by Tenant that do not require Landlord's consent in accordance with the terms of Section 16.3.4 of this Lease above, including any surviving entity (including any such surviving entity that satisfies the Permitted Transfer Net Worth Threshold), or purchaser as described therein.

16.5    Fees for Review. In the event that Tenant shall request Landlord's consent to a Transfer, Tenant shall pay to Landlord a non-refundable fee for Landlord's time and processing efforts and for expenses incurred by Landlord in connection with reviewing such transaction (including any administrative expenses for Landlord's property manager), the amount of such non-refundable fee shall be One Thousand Dollars ($1,000.00). In addition to such fee, Tenant shall pay to Landlord in the event Landlord retains the services of any attorney to review the transaction, all reasonable attorneys' fees incurred by Landlord in connection therewith, but in no event greater than One Thousand Dollars ($1,000). Tenant shall pay such non-reimbursable fee and such attorneys' fees to Landlord within ten (10) days after written request therefore and said non-reimbursable fee shall apply even if Landlord does not consent to the proposed Transfer.
16.6    Collection. Except as otherwise provided herein, any rental payments or other sums received from Tenant or any other person in connection with this Lease shall be conclusively presumed to have been paid by Tenant or on Tenant's behalf. Landlord shall have no obligation to accept any rental payments or other sum from any person other than Tenant or its permitted assigns unless (i) Landlord has been given prior written notice to the contrary by Tenant; and (ii) Landlord has consented to payment of such sums by such person other than Tenant. If this Lease be assigned to, or if the Premises or any part thereof be sublet or occupied by, anybody other than Tenant or its permitted assigns, Landlord may (but shall not be obligated to) collect rent from the assignee, subtenant or occupant and apply the net amount collected to the rent herein reserved and retain any excess rent so collected, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of Tenant's covenant set forth in the first sentence of Section 16.1 above, nor shall such assignment, subletting, occupancy or collection be deemed an acceptance by Landlord of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained.
16.7    Waiver. Notwithstanding any Transfer, or any indulgences, waivers or extensions of time granted by Landlord to any assignee or sublessee, or any failure by Landlord to take action against any assignee or sublessee, Tenant agrees that Landlord may, at its option, proceed against Tenant without having taken action against or joined such assignee or sublessee, provided that Tenant shall have the benefit of any indulgences, waivers and extensions of time granted to any such assignee or sublessee. The subsequent acceptance of rent or other sums hereunder by Landlord shall not be deemed a waiver of any preceding default other than the particular rental or other sums, or portion thereof so accepted, regardless of Landlord's knowledge of such preceding default at the time of acceptance of such rent or other sum.
16.8    Assumption of Obligations. Each assignee of the leasehold estate shall assume all obligations of the Tenant under this Lease and shall be and remain liable jointly and severally with Tenant for the payment of the rent and for the due performance of all the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed, for the term of this Lease. No assignment shall be binding on Landlord unless such assignee shall deliver to Landlord an executed instrument in a form which contains a covenant of assumption by the assignee satisfactory in substance and form to Landlord (the “Assumption Document”). The failure or refusal of the assignee to execute the Assumption Document shall not release or discharge the assignee from its liability, and shall provide Landlord with an option to terminate said assignment.
16.9    No Release. No assignment, including pursuant to Section 16.3.4 above, or subletting or other Transfer shall affect the continuing primary liability of Tenant hereunder (which, following an assignment, shall be joint and several with the assignee or transferee), and Tenant shall not be released from performing any of the terms, covenants and conditions of this Lease. Notwithstanding the foregoing, if Tenant assigns the Lease without Landlord's consent pursuant to Section 16.3.4 of this Lease above to an entity with (a) a tangible net worth (as determined in accordance with GAAP) equal to or greater than Two Hundred Fifty Million and 00/100 Dollars ($250,000,000.00), and (b) a net income of not less than Ten Million and 00/100 Dollars ($10,000,000.00) in each of the three (3) years prior to the assignment, then Tenant shall be relieved of all liability under this Lease.
16.10    Implied Assignment. If the Tenant hereunder is a corporation or limited liability company which, under the then current laws of the state where the Project is situated, is not deemed a public corporation, limited liability company or is an unincorporated association or partnership, the transfer, assignment or hypothecation of any stock or interest in such corporation or limited liability company, association or partnership in the aggregate in excess of forty-nine percent (49%) or more shall be deemed an assignment within the meaning and provisions of this Article 16. If Tenant shall select or appoint some person or entity other than Tenant to manage and control the business conducted in the Premises, and the result thereof shall be substantially similar to the result of a sublease or assignment, then such selection or appointment shall be deemed an assignment within the meaning and provisions of this Article 16.
16.11. Remedies Against Landlord. Tenant’s remedy for any breach of this Article 16 by Landlord shall be limited to its actual damages (but not consequential or punitive), injunctive relief, and the right to seek prevailing party attorney’s fees pursuant to Section 31 below; provided further in no event shall Tenant have the right to terminate the Lease.
16.12. Qualifying Subleases; Recognition Agreements. At Tenant’s written request, Landlord shall, concurrently with the granting of Landlord’s consent, not to be unreasonably withheld in accordance with the requirements of Section 16.1 above, to a “Qualifying Sublease” (as defined below), execute a commercially reasonable recognition agreement (the “Recognition Agreement”) in favor of the subtenant under such Qualifying Sublease (a “Qualifying Subtenant”), which provides that in the event this Lease is terminated due to an Event of Default by Tenant and the Qualifying Subtenant is not then in default under the Qualifying Sublease, then Landlord shall recognize the Qualifying Sublease between such Qualifying Subtenant and Tenant and not disturb such Qualifying Subtenant’s possession of the “Qualifying Sublease Premises” (as defined below) due to such termination, provided, that (a) the Qualifying Sublease provides that upon an Event of Default by Tenant under this Lease which results in the termination of this Lease, the Qualifying Subtenant shall be subject to the same terms and conditions set forth in this Lease (except that, at Landlord's option, the economic terms upon which Landlord shall recognize the Qualifying Sublease [including, without limitation, the per square foot Rent] shall be the more favorable to Landlord of the economic terms of this Lease and the economic terms of the Qualifying Sublease; provided, that, if the Qualifying Sublease Premises is less than the entire Premises, then the Rent shall be pro-rated); (b) Landlord shall not be liable for any act or omission of Tenant; (c) Landlord shall not be subject to any offsets or defenses which the Qualifying Subtenant might have as to Tenant or to any claims for damages against Tenant, nor shall Landlord be obligated to fund to, or for the benefit of, the Qualifying Subtenant, any undisbursed tenant improvement or refurbishment allowance or other allowances or monetary concessions unless same has been granted to Tenant and transferred to such Qualifying Subtenant; (d) Landlord shall not be required or obligated to credit the Qualifying Subtenant with any rent or additional rent or security deposit paid by the Qualifying Subtenant to Tenant, unless actually received by Landlord; (e) Landlord shall not be bound by any provisions of the Qualifying Sublease which are inconsistent with the terms and conditions of this Lease; (f) such recognition shall be effective upon, and Landlord shall be responsible for performance of only those covenants and obligations of Tenant pursuant to the Qualifying Sublease accruing after, the termination of this Lease; (g) the Qualifying Subtenant shall make full and complete attornment to Landlord, as lessor, pursuant to a written agreement executed by Landlord and the Qualifying Subtenant, so as to establish direct privity of contract between Landlord and the Qualifying Subtenant with the same force and effect as though the Qualifying Sublease was originally made directly between Landlord and the Qualifying Subtenant; and (h) if the Qualifying Sublease Premises is for less than the entire Premises, then, at Landlord's option, Landlord and the Qualifying Subtenant shall enter into an amendment to the Qualifying Sublease (which shall be effective as of the date of Landlord's recognition of the Qualifying Sublease) providing that the Qualifying Subtenant shall use the Building and the Qualifying Sublease Premises in a manner consistent with a multi-tenant first-class office building comparable to the Building in the same geographical area in which the Building is located and otherwise reasonably and equitably amending the Qualifying Sublease to account for such multi-tenant use of the Building (including providing for the performance of any necessary work, as reasonably determined by Landlord, to convert the Building into a multi-tenant building); provided that the Qualifying Subtenant shall be solely responsible for all costs associated with such amendment, including Landlord’s performance of any work in connection with converting the Building into a multi-tenant building. Nothing contained in this Section shall limit or impair Landlord’s ability to pursue Tenant or any other party for damages under this Lease.  A “Qualifying Sublease” is a sublease for the entirety of the Premises or any lesser portion thereof consisting of one (1) or more full floors of the Premises (the entirety of the Premises or any such lesser portion thereof is referred to herein as the “Qualifying Sublease Premises”) to a subtenant that has a tangible net worth (as determined in accordance with GAAP) equal to or greater than the lesser of (i) Two Hundred Fifty Million and 00/100 Dollars ($250,000,000.00), and (ii) Tenant's tangible net worth (as determined in accordance with GAAP) as of the date of Tenant's request for Landlord's consent to the proposed sublease, provided, that, if clause (i) is the operative clause, then the proposed subtenant shall also have a net income of not less than Ten Million and 00/100 Dollars ($10,000,000.00) in each of the three (3) years prior to the commencement date of the proposed term of the sublease to such subtenant. In the event of any dispute over the tangible net worth of an entity under this Lease for purposes of Section 16.3.4 or Section 16.9 of this Lease above or this Section 16.12, including with respect to any subtenant, Landlord and Tenant hereby agree to use, on commercially reasonable terms and with commercially reasonable availability, (i) Duff & Phelps Corp. (“D&P”) to determine the tangible net worth; (ii) Houlihan Lokey (“Houlihan”), if D&P is unwilling or unable to determine the tangible net worth in accordance with the terms hereof; (iii) Valuation Research Corporation (“VRC”), if D&P and Houlihan are each unwilling or unable to determine the tangible net worth in accordance with the terms hereof; or (iv) another third party accounting firm reasonably acceptable to Landlord and Tenant (each such firm (including D&P, Houlihan, and VRC), an “Independent Accountant”), if D&P, Houlihan, and VRC are each unwilling or unable to determine the tangible net worth in accordance with the terms hereof, to determine the tangible net worth, which determination shall be binding upon both parties. The Independent Accountant shall apply GAAP to determine the tangible net worth of the applicable entity.
17.    DEFAULT
17.1    Events of Defaults. The occurrence of any of the following events shall, at Landlord’s option, constitute an “Event of Default”:
17.1.1    Intentionally omitted;
17.1.2    Failure to pay Rent on the date when due and the failure continuing for a period of five (5) business days after such payment is due;
17.1.3    Failure to perform Tenant’s covenants and obligations hereunder (except default in the payment of Rent) where such failure continues for a period of thirty (30) days after written notice from Landlord; provided, however, if the nature of the default is such that more than thirty (30) days are reasonably required for its cure, Tenant shall not be deemed to be in default if Tenant commences the cure within the thirty (30) day period and diligently and continuously prosecutes such cure to completion;
17.1.4    The making of a general assignment by Tenant for the benefit of creditors; the filing of a voluntary petition by Tenant or the filing of an involuntary petition by any of Tenant’s creditors seeking the rehabilitation, liquidation or reorganization of Tenant under any law relating to bankruptcy, insolvency or other relief of debtors and, in the case of an involuntary action, the failure to remove or discharge the same within sixty (60) days of such filing; the appointment of a receiver or other custodian to take possession of substantially all of Tenant’s assets or this leasehold; Tenant’s insolvency or inability to pay Tenant’s debts or failure generally to pay Tenant’s debts when due; any court entering a decree or order directing the winding up or liquidation of Tenant or of substantially all of Tenant’s assets; Tenant taking any action toward the dissolution or winding up of Tenant’s affairs; the cessation or suspension of Tenant’s use of the Premises; or the attachment, execution or other judicial seizure of substantially all of Tenant’s assets or this leasehold;
17.1.5    The making of any material misrepresentation or omission by Tenant or any successor in interest of Tenant in any materials delivered by or on behalf of Tenant to Landlord or Landlord’s lender pursuant to this Lease;
17.1.6    The occurrence of an Event of Default set forth in Section 17.1.4 or 17.1.5 with respect to any guarantor of this Lease, if applicable;
17.1.7    The occurrence of an Event of Default as otherwise designated as an Event of Default in the Lease; and
17.1.8    Any failure by the tenant under (a) the 50 Castilian Lease or (b) the 70 Castilian Lease, to pay any "Minimum Monthly Rent" or "Tenant's Share" of "Operating Expenses" or "Real Property Taxes” owed to Landlord under the 50 Castilian Lease or the 70 Castilian Lease, as applicable and as defined therein, in any such case, beyond any applicable notice and cure period, and subject to any express offset rights of the Tenant, provided under the 50 Castilian Lease or 70 Castilian Lease, as applicable.
17.2    Remedies.
17.2.1    Termination. In the event of an occurrence of any Event of Default, per Section 17.1 of this Lease, and after any applicable cure period under California state law and as provided under this Lease, Landlord shall have the right to give a written termination notice to Tenant (which notice may be the notice given under Section 17.1 above, if applicable and which notice shall be in lieu of any notice required by the California Code of Civil Procedure Section 1161, et seq.) and, on the date specified in such notice, this Lease shall terminate unless on or before such date all arrears of Rent and all other sums payable by Tenant under this Lease and all costs and expenses incurred by or on behalf of Landlord hereunder shall have been paid by Tenant and all other Events of Default at the time existing shall have been fully remedied to the satisfaction of Landlord.
17.2.1(A)    Repossession. Following termination, without prejudice to other remedies Landlord may have, Landlord may (i) peaceably re-enter the Premises upon voluntary surrender by Tenant or remove Tenant therefrom and any other persons occupying the Premises, using such legal proceedings as may be available; (ii) repossess the Premises or relet the Premises or any part thereof for such term (which may be for a term extending beyond the Term), at such rental and upon such other terms and conditions as Landlord in Landlord’s sole and reasonable discretion shall determine, with the right to make reasonable alterations and repairs to the Premises; and (iii) remove all personal property therefrom.
17.2.1(B)    Unpaid Rent. Landlord shall have all the rights and remedies of a landlord provided by applicable law (including, without limitation, California Civil Code Section 1951.2), including the right to recover from Tenant: (i) the worth, at the time of award, of the unpaid Rent that had been earned at the time of termination; (ii) the worth, at the time of award, of the amount by which the unpaid Rent that would have been earned after the date of termination until the time of award exceeds the amount of loss of rent that Tenant proves could have been reasonably avoided; (iii) the worth, at the time of award, of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of the loss of rent that Tenant proves could have been reasonably avoided; and (iv) any other amount, and court costs, necessary to compensate Landlord for all detriment proximately caused by Tenant’s default (including, without limitation, the Unamortized Abated Minimum Monthly Rent calculated in accordance with the formula set forth in Section E(2) of the Basic Provisions). The phrase “worth, at the time of award,” as used in (i) and (ii) above, shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus three percent (3%) (the “Lease Interest Rate”).
17.2.2    Continuation. Even though an Event of Default may have occurred, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession; and Landlord may enforce all of Landlord’s rights and remedies under this Lease, including the remedy described in California Civil Code Section 1951.4 (“lessor” may continue Lease in effect after “lessee’s” breach and abandonment and recover rent as it becomes due, if “lessee” has the right to sublet or assign, subject only to reasonable limitations) to recover Rent as it becomes due. Landlord, without terminating this Lease, may, during the period Tenant is in default, enter the Premises and relet the same or any portion thereof to third parties for Tenant’s account, and Tenant shall be liable to Landlord for all costs Landlord incurs in reletting the Premises, including, without limitation, brokers’ commissions, expenses of remodeling the Premises and like costs. Reletting may be for a period shorter or longer than the remaining Term. Tenant shall continue to pay the Rent on the date the same is due. No act by Landlord hereunder, including acts of maintenance, preservation or efforts to lease the Premises or the appointment of a receiver upon application of Landlord to protect Landlord’s interest under this Lease, shall terminate this Lease unless Landlord notifies Tenant that Landlord elects to terminate this Lease. In the event that Landlord elects to relet the Premises, the rent that Landlord receives from reletting shall be applied to the payment of, first, any indebtedness from Tenant to Landlord other than Minimum Monthly Rent and Tenant’s Share of Operating Expenses and Real Property Taxes; second, all costs, including maintenance, incurred by Landlord in reletting; and, third, Minimum Monthly Rent and Tenant’s Share of Operating Expenses and Real Property Taxes under this Lease. After deducting the payments referred to above, any sum remaining from the rental Landlord receives from reletting shall be held by Landlord and applied in payment of future Rent as Rent becomes due under this Lease. In no event, and notwithstanding anything in Section 16 to the contrary, shall Tenant be entitled to any excess rent received by Landlord. If on the date Rent is due under this Lease, the rent received from the reletting is less than the Rent due on that date, Tenant shall pay to Landlord, in addition to the remaining Rent due, all costs, including maintenance, which Landlord incurred in reletting the Premises that remain after applying the rent received from reletting as provided hereinabove. So long as this Lease is not terminated, Landlord shall have the right to remedy any default of Tenant, to maintain or improve the Premises, to cause a receiver to be appointed to administer the Premises and new or existing subleases and to add to the Rent payable hereunder all of Landlord’s reasonable costs in so doing, with interest at the Lease Interest Rate from the date of such expenditure.
17.3    Cumulative. Each right and remedy of Landlord provided herein or now or hereafter existing at law, in equity, by statute or otherwise shall be cumulative and shall not preclude Landlord from exercising any other rights or remedies provided in this Lease or now or hereafter existing at law or in equity, by statute or otherwise. No payment by Tenant of a lesser amount than the Rent nor any endorsement on any check or letter accompanying any check or payment as Rent shall be deemed an accord and satisfaction of full payment of Rent; and Landlord may accept such payment without prejudice to Landlord’s right to recover the balance of such Rent or to pursue other remedies.
17.4    Termination upon Discovery of Hazardous Material. In the event that either party discovers or is informed of the existence of “Hazardous Material” (as defined below) in, on, above, around, or beneath the Building, Premises, or Project, which Hazardous Materials are (i) not caused by Tenant or any Tenant Party; or (ii) not Exacerbated (as defined below) by Tenant or any Tenant Party, and which Hazardous Material prevents the occupancy of the entire Premises or a “Material Portion” (as defined below) thereof for the Permitted Uses by Tenant or its permitted assigns or subtenants, including its Affiliates (any such event, a “Substantial HazMat Event”), and (a) Landlord elects in a written notice delivered to Tenant to not perform cleanup, remediation, removal, response, abatement, containment, closure, restoration, or monitoring work required by any federal, state, or local governmental agency or political subdivision, or as otherwise reasonably necessary to allow Tenant or its permitted assigns and subtenants to continue or resume occupancy of the Premises for the purpose of conducting business in the manner and scope Tenant was performing prior to any Substantial HazMat Event from the Premises for the Permitted Uses (collectively, the “HazMat Remediation Work”); or (b) Landlord elects to complete the HazMat Remediation Work but fails to complete the same within one hundred eighty (180) days following the date Landlord discovers or is informed in writing of the Substantial HazMat Event, then Tenant may elect to terminate this Lease by the delivery of written notice to the other, which notice shall be delivered (w) in the case of clause (a) of this sentence, within sixty (60) days following Landlord's delivery to Tenant of Landlord's written notice that it will not perform the HazMat Remediation Work, or (x) in the case of clause (b) of this sentence, within thirty (30) days following the expiration of the 180-day period set forth in such clause (b); provided, that, Tenant shall only be permitted to exercise the foregoing termination right if Tenant (and its permitted assigns or subtenants, including its Affiliates) cannot safely resume human occupation of the Premises for the purpose of conducting business in the manner and scope Tenant was performing prior to any Substantial HazMat Event from the Premises for the Permitted Uses following the Substantial HazMat Event. As used herein, a “Material Portion” of the Premises shall mean the greater of (1) twenty percent (20%) or more of the rentable square feet of the Premises and (2) a portion of the Premises that is necessary to conduct business in the manner and scope Tenant was performing prior to any Substantial HazMat Event from the remainder of the Premises for the Permitted Use. If Tenant exercises the foregoing termination right, then this Lease shall terminate as of the date that is thirty (30) days following the delivery of the termination notice to the Landlord. If Landlord elects to perform the HazMat Remediation Work with respect to the Substantial HazMat Event and Tenant does not terminate this Lease as set forth in this Section, this Lease shall continue and Landlord shall perform the HazMat Remediation Work. In addition, to the extent the Premises are untenantable for the Permitted Uses after the discovery of Hazardous Material that was not caused or Exacerbated by Tenant or any Tenant Party, the Minimum Monthly Rent and Tenant's Proportionate Share of Building Operating Expenses and Project Operating Expenses will be abated as may be equitable and reasonable based on the affected area of the Premises and in proportion to Tenant’s Exacerbation (if any), until the affected area of the Premises is again tenantable for the Permitted Uses. If Tenant elects to terminate this Lease due to any Substantial HazMat Event, and such Substantial HazMat Event was not caused or Exacerbated by Landlord, then Tenant agrees that such termination of this Lease shall be Tenant's sole and exclusive remedy. The term “Exacerbation” as used in this Section 17.4 shall mean (y) any negligent act or omission or intentional misconduct that worsens an existing Hazardous Materials condition, or the results therefrom; or (z) a breach of any express obligation under this Lease that worsens an existing Hazardous Materials condition, or the results therefrom.
18.    INTENTIONALLY OMITTED
19.    LANDLORD'S AND TENANT’S RIGHT TO CURE DEFAULTS
Landlord, at any time after Tenant commits a default in the performance of any of Tenant's obligations under this Lease, shall be entitled to cure such default, or to cause such default to be cured, at the sole cost and expense of Tenant provided Tenant fails to cure such default within the appropriate notice period set forth in Section 17.2. If, by reason of any said default by Tenant, Landlord incurs any expense or pays any sum, or performs any act requiring Landlord to incur any expense or to pay any sum, including reasonable fees and expenses paid or incurred by Landlord in order to prepare and post or deliver any notice permitted or required by the provisions of this Lease or otherwise permitted or contemplated by law, then the amount so paid or incurred by Landlord shall be immediately due and payable to Landlord by Tenant as additional rent. Tenant hereby authorizes Landlord to deduct said sums from any security deposit held by Landlord. If there is no security deposit, or if Landlord elects not to use any such security deposit, then such sums shall be paid by Tenant immediately upon demand by Landlord, and shall bear interest at the then existing federal reserve discount rate in San Francisco plus two percent (2%) per annum from the date of such demand until paid in full.
Landlord shall not be deemed to be in default in the performance of any obligation under this Lease, and Tenant shall have no rights to take any action against Landlord, unless and until Landlord has failed to perform the obligation within thirty (30) days after written notice by Tenant to Landlord specifying in reasonable detail the nature and extent of the failure; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it commences performance within the thirty (30) day period and thereafter diligently pursues the cure to completion. In the event that Landlord fails to perform the obligation within thirty (30) days after written notice by Tenant to Landlord, or if having commenced such performance, Landlord does not diligently pursue it to completion, and any such failure continues for more than five (5) business days following Tenant's delivery to Landlord of a second written notice, then Tenant may elect to cure said default Landlord’s expense. Tenant shall document the actual and reasonable costs incurred by Tenant to perform such cure, and supply said documentation to Landlord with a written request for reimbursement, and Landlord shall reimburse Tenant for all such costs within thirty (30) days after receipt of such request for reimbursement, with interest at the Lease Interest Rate accruing from the date Tenant incurred such costs. In the event Landlord fails to reimburse Tenant within such thirty (30) day period, Tenant may offset such reimbursement amount from amounts to be paid by Tenant to Landlord hereunder.
20.    WAIVER OF BREACH; ACCORD AND SATISFACTION
Any waiver by any party hereto of any breach by any party of any covenant or provision of this Lease shall be effective only if in writing and signed by the waiving party and shall not be, nor be construed to be, a waiver of any subsequent breach of the same or any other term or provision hereof. Landlord's receipt and deposit of a partial payment from Tenant of any sum due hereunder shall not constitute a waiver by Landlord of the right to require payment of the balance due, nor constitute an accord or satisfaction of Tenant's obligation, unless expressly agreed by Landlord in writing.
21.    SUBORDINATION; ESTOPPEL
21.1    Subordination and Attornment. Prior to the Commencement Date, Landlord shall provide Tenant with reasonable nondisturbance agreements pursuant to which each existing holder of a mortgage or deed of trust or lessor under a ground lease shall agree that Tenant shall not be disturbed in the event of sale, foreclosure or other actions so long as Tenant is not in default hereunder. Tenant covenants and agrees that, within ten (10) business days from Landlord’s written request, it will execute without further consideration instruments reasonably requested by Landlord or Landlord's mortgagee subordinating this Lease in the manner requested by Landlord to all ground or underlying leases and to the lien of any mortgage or any deed of trust or other encumbrance which may now or hereafter affect the Premises or the Project, or any portion thereof, together with all renewals, modifications, consolidations, replacements or extensions thereof; provided that any lienor or encumbrancer relying on such subordination or such additional agreements will covenant with Tenant that this Lease shall remain in full force and effect, and Tenant shall not be disturbed in the event of sale, foreclosure or other actions so long as Tenant is not in default hereunder. Tenant agrees to attorn to the successor in interest of Landlord following any transfer of such interest either voluntarily or by operation of law and to recognize such successor as Landlord under this Lease. However, if Landlord or any such ground lessor or mortgagee so elects, this Lease shall be deemed prior in lien to any ground lease, mortgage, deed of trust or other encumbrance upon or including the Premises regardless of date of recording, and Tenant will execute a statement in writing to such effect at Landlord's request
21.2    Assignment. In the event that any mortgagee or its respective successor in title shall succeed to the interest of Landlord hereunder, the liability of such mortgagee or successor shall exist only so long as it is the owner of the Premises or any interest therein, or is the tenant under any ground or underlying lease referred to in Section 21.1 above. No additional rent or any other charge shall be paid more than ten (10) days prior to the due date thereof and payments made in violation of this provision shall (except to the extent that such payments are actually received by a mortgagee) be a nullity as against any mortgagee and Tenant shall be liable for the amount of such payments to such mortgagee.
21.3    Conditions for Tenant's Termination. No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, if any, or by law, to terminate this Lease, shall result in a release or termination of such obligations or a termination of this Lease unless (i) Tenant shall have first given written notice of Landlord's act or failure to act to Landlord's mortgagees of record, if any, specifying the act or failure to act on the part of Landlord which could or would give basis to Tenant's rights, and (ii) such mortgagees, after receipt of such notice, have failed or refused to correct or cure the condition complained of within a “reasonable time” thereafter; but nothing contained in this Section 21.3 shall be deemed to impose any obligation on any such mortgagee to correct or cure any such condition. “Reasonable time” as used above means and includes a reasonable time to obtain possession of the mortgaged premises if the mortgagee elects to do so, and a reasonable time to correct or cure the condition if such condition is determined to exist.
21.4    Estoppel Certificates. Within ten (10) business days after written request by Landlord, Tenant shall execute and deliver to Landlord an estoppel statement in the form of Exhibit L attached hereto and incorporated herein by this reference, or in such other form as Landlord may reasonably request, or as a prospective purchaser or encumbrancer of the Premises or Project may reasonably request. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises or of all or any portion of the Project. Tenant's failure to deliver such statement within such ten (10) business days of Landlord's written request therefor shall constitute the irrevocable, binding agreement of Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord's performance hereunder, (iii) that not more than one monthly installment of the Minimum Monthly Rent has been paid in advance, and (iv) that any terms or conditions of such estoppel certificate as may be required by a prospective purchaser or encumbrancer of the Premises are satisfied and agreed to by the parties. Further, such failure to deliver such certificate (showing any exceptions to any of the statements of fact required thereby) shall constitute a material breach of this Lease.
Notwithstanding the foregoing, Tenant shall also have the right to request an estoppel from Landlord in a form as Tenant may reasonably request.
22.    SIGNS AND ADVERTISING (Continued on Exhibit K, attached hereto)
Tenant shall have the right, at Tenant’s sole cost and expense, to install, place and maintain sign(s) to display its or its Affiliates' trade name or logo at the Project or Building, which sign(s) shall conform to the requirements of applicable law and of all governmental agencies having jurisdiction over the Project, and the method of attaching such sign(s) shall be subject to Landlord's prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed); provided, that, if Tenant Transfers this Lease and, following such Transfer, Tenant is not the “Original Tenant” (as defined below) or an Affiliate of the Original Tenant, any exterior signage or signage that is visible from outside of the Premises or Building to be installed by or for the transferee shall be subject to Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed (provided, that, Landlord may not withhold its consent with respect to signage that is consistent with the standards of landlords of comparable buildings in the Goleta area). As used herein, “Original Tenant” shall mean AppFolio Inc., a Delaware corporation, the tenant originally named in this Lease. Except as required above, Tenant shall not erect or install any exterior signs or window or door signs, or window or door lettering or placards, or any other advertising media visible from the Common Areas (whether on or up to twenty-four (24) inches behind the windows), without obtaining Landlord's prior written consent in each instance, which consent shall not be unreasonably withheld. Tenant shall not install any exterior decoration, banner or painting, or build any fences, or install any radio or television antennae, loud speakers, sound amplifiers or similar devices on the roof or exterior walls of the Premises, or make any material changes to the improvements within the Premises visible from any portion of the Common Area of the Project without Landlord's prior written consent in each instance, which consent shall not be unreasonably withheld. Landlord may, in its discretion, require Tenant to procure material, payment and performance bonds from Tenant's sign contractor, as a condition to granting its consent. As used in this Article 22, Landlord's refusal to consent to certain signage or other media shall be deemed to be reasonable if such signage or other media shall not conform to Landlord's reasonable sign criteria. Landlord's failure to approve Tenant's signage proposal within five (5) business days after Tenant's request therefor shall be deemed an approval. Tenant agrees and covenants to comply with all of Landlord's reasonable sign criteria and the rules and regulations promulgated by the responsible governmental authorities. Landlord shall have the right from time to time to promulgate reasonable amendments to Landlord's sign criteria and reasonable additional and new sign criteria. After delivery of a copy of such amendments and such additional and new sign criteria, Tenant shall cause all signage thereafter installed to comply therewith. A violation of any of such sign criteria shall constitute a default by Tenant under this Lease. If there is a conflict between the said sign criteria and any of the provisions of this Lease, the provisions of this Lease shall prevail. Landlord's approval of Tenant's preliminary plans, specifications and sign design shown therein shall constitute Landlord's initial approval of Tenant's signs. No freestanding sign shall be allowed on the Premises. Notwithstanding anything to the contrary contained in this Lease, Landlord hereby approves Tenant's signage existing at the Building and Project as of the Effective Date, and Landlord acknowledges that such existing signage is currently in compliance with Landlord's sign criteria.
23.    RIGHTS RESERVED TO LANDLORD
23.1    Right of Entry. Landlord reserves to itself and shall at any and all times have the right, upon forty-eight (48) hours' prior notice to Tenant, to enter the Premises in the company of a representative of the Tenant, at reasonable times, to inspect the same, to display the Premises to prospective purchasers, lenders or, within twelve (12) months prior to the expiration of the Term of this Lease, tenants, to post and maintain any notice deemed necessary by Landlord for the protection of its interest (including, without limitation, notices of non-responsibility), to repair, and perform any preventative maintenance (including, without limitation, with respect to the slab) for, the Premises or any other portion of the Project, and to install, use, maintain and replace equipment, machinery, pipes, conduits and wiring throughout, beneath or above the Premises, which serve other parts of the Project, if any; all without being deemed guilty of any eviction of Tenant and without abatement of rent (except as expressly provided in this Lease); and Landlord may, in order to carry out such purposes, erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, and keep and store upon the Premises all tools, materials and equipment necessary for such purposes, provided that the business of Tenant shall be interfered with as little as is reasonably practicable. With respect to the exercise of such rights and the carrying on of such activities by Landlord or any agent, contractor or employee of Landlord, except for their gross negligence or intentionally wrongful acts, and except for abatement of rent as and to the extent expressly provided in this Lease, Tenant hereby waives any claim for damages for any injury to property or person or any injury or inconvenience to or interference with Tenant's business, for any loss of occupancy or quiet enjoyment of the Premises, or for any other loss occasioned thereby; and Tenant hereby releases Landlord, its agents, contractors and employees, except for their gross negligence or intentionally wrongful acts, from any and all claims for such damages or loss. Landlord shall have the right to use any and all means which Landlord may deem proper to open doors to the Premises in an emergency in order to obtain entry, and any entry to the Premises obtained by Landlord by any of such means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, or an eviction of Tenant from, the Premises or any portion thereof, and any damages caused on account thereof shall be paid by Tenant. In addition, in an emergency situation Landlord shall only be required to give Tenant prior notice if and to the extent reasonable under the circumstances.
23.2    Additional Rights of Landlord. Landlord further reserves to itself and shall at any and all times have the right:
23.2.1    To change the street address of the Premises or the name and street address of the Project;
23.2.3    To install and maintain signs in the Project at such locations as Landlord shall deem advisable, other than within the Premises, so long as such signs do not conflict with Tenant’s sign rights contained in this Lease or identify a tenant or other third party which is not an occupant of the Premises;
23.2.4    To decorate, remodel, alter or otherwise repair the Premises for re- occupancy during the last six (6) months of the term hereof if, during or prior to such time, Tenant has vacated the Premises;
23.2.5    To grant to anyone the exclusive right to conduct any business or render any service in the Project, provided such grant does not conflict with the express rights and privileges of Tenant under this Lease; and
23.2.6    To effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Project, provided such grant does not conflict with the express rights and privileges of Tenant under this Lease.
24.    SALE OR TRANSFER OF PREMISES; LANDLORD’S RIGHT TO MORTGAGE
24.1    Sale or Transfer by Landlord. If Landlord sells or transfers all or any portion of the Premises, or the Building, improvements and land of which the Premises are a part, then Landlord, on consummation of the sale or transfer, shall be released from any liability thereafter accruing under the Lease, except for claims that accrued prior to the date of such transfer. If any security deposit or prepaid rent has been paid by Tenant, Landlord shall transfer the security deposit or prepaid rent to Landlord's successor and on such transfer Landlord shall be discharged from any further liability with respect thereto.
24.2    Landlord’s Right to Mortgage. Landlord shall have the right to cause this Lease to be and become and remain subject and subordinate to any mortgages or deeds of trust which may be executed following the Commencement Date covering the Project or the Premises, the real property thereunder, or any portion thereof, for the full amount of all advances made or to be made thereunder and without regard to the time of character of such advance, together with interest thereon, and subject to all the terms and provisions thereof; provided that Landlord or the holder of the security interest will recognize Tenant's rights under this Lease pursuant to a reasonable and customary subordination and nondisturbance agreement.
25.    SURRENDER; WAIVER OF REDEMPTION; HOLDING OVER
25.1    Surrender of Premises. Tenant shall have no obligation to remove any alterations, additions, improvements, or changes made to the Premises after the Commencement Date, unless specifically stated in Landlord’s consent, at the expiration or early termination of the Lease. Tenant shall have no right or obligation to remove any of the Exterior Improvement Work or any other alterations, additions, improvements, or changes made by or on behalf of Landlord at the Premises or the Project. Tenant shall surrender to Landlord the Premises and all alterations and additions thereto broom clean and in good order, repair and condition (except for ordinary wear and tear and subject to the rights and obligations of the parties upon damage and destruction as set forth in this Lease). Tenant shall remove all personal property and trade fixtures prior to the expiration of the Term, including any signs, notices and displays placed by Tenant. Tenant shall perform all reasonably necessary restoration, including, without limitation, restoration made reasonably necessary by the removal of Tenant's personal property or trade fixtures prior to the expiration or termination of this Lease. Tenant shall have no obligation to change the character of or possible uses for the Building. Landlord can elect to retain or dispose of, in any manner, any alterations, utility installations, trade fixtures or personal property that Tenant does not remove from the Premises on expiration or termination of the Lease term as allowed or required by this Lease. Title to any such alterations, utility installations, trade fixtures or personal property that Landlord elects to retain or dispose of on expiration of the Lease term shall automatically vest in Landlord. Tenant waives all claims against Landlord for any damage to Tenant resulting from Landlord's retention or disposition of any such alterations, utility installations, trade fixtures or personal property. Tenant shall be liable to Landlord for Landlord's costs for storing, removing and disposing of any utility installations, trade fixtures or personal property and shall indemnify and hold Landlord harmless from the claim of any third party to an interest in such utility installations, trade fixtures or personal property.
25.2    Holding Over. Tenant shall have no legal right to holdover. If Tenant holds over the Premises or any part thereof after expiration of the term of this Lease, such holding over shall, at Landlord’s option, constitute a month-to-month tenancy, at a rent equal to one hundred twenty-five percent (125%) of the Minimum Monthly Rent in effect immediately prior to such holding over and shall otherwise be on all the other terms and conditions of this Lease. Landlord’s acceptance of any payment provided hereunder shall not be construed as Landlord’s permission for Tenant to hold over. Acceptance of rent by Landlord following expiration or termination shall not constitute a renewal of this Lease or extension of the Lease term except as specifically set forth above. If Tenant fails to surrender the Premises upon expiration or earlier termination of this Lease, Tenant shall indemnify and hold Landlord harmless from and against all loss or liability resulting or arising out of Tenant’s failure to surrender the Premises, including, but not limited to, any amounts required to be paid to any tenant or prospective tenant who was to have occupied the Premises after the expiration or earlier termination of this Lease (and about whom Tenant is notified) and any related attorney’s fees and brokerage commissions.
26.    HAZARDOUS MATERIALS
26.1    Definitions.
26.1.1    Hazardous Material. Hazardous Material means any substance:
(i)    the presence of which requires investigation or remediation under any applicable Environmental Requirement; or
(ii)    which is or becomes defined as a “hazardous waste”, “hazardous substance”, “hazardous materials”, “toxic substances”, pollutant, or contaminant under any applicable Environmental Requirement, including, without limitation, the Federal Water Pollution Control Act (33 U.S.C. Section 1251, et seq.), Resource Conversation & Recovery Act (42 U.S.C. Section 6901 et seq.), Safe Drinking Water Act (42 U.S.C. Section 300(f) et seq.), Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), Comprehensive Environmental Response of Compensation and Liability Act (42 U.S.C. Section 9601 et seq.), California Health & Safety Code (Sections 25100 et seq. and 39000 et seq.), California Water Code (Section 13000 et seq.), and other comparable state laws relating to industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, disposal or transportation of Hazardous Materials; or
(iii)    which is regulated as toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is or becomes so regulated pursuant to applicable Environmental Requirements by any governmental authority, agency, department, commission, board, agency, or instrumentality of the United States, the State of California or any political subdivision thereof.
26.1.2    Environmental Requirements. Environmental Requirements means all applicable present and future statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items, of all government agencies, departments, commissions, boards, bureaus, or instrumentalities of the United States, states, and political subdivisions thereof and all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to the protection of human health or the environment, including, without limitation: (a) all legal requirements, including but not limited to those pertaining to reporting, licensing, permitting, investigation, and remediation of emissions, discharges, releases, or threatened releases of Hazardous Materials, chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials or hazardous wastes whether solid, liquid, or gaseous in nature, into the air, surface water, groundwater, or land, relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials, or hazardous wastes, whether solid, liquid, or gaseous in nature; and (b) all requirements pertaining to the protection of the health and safety of employees or the public.
26.1.3    Environmental Damages. Environmental Damages means all claims, judgments, damages, losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs, and expenses of investigation and defense of any claim, whether or not such claim is ultimately litigated or defeated, and of any good faith settlement of judgment, of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, including without limitation reasonable attorneys’ fees and disbursements and consultants’ fees, any of which are incurred at any time as a result of the use, storage, release, migration, or disposal of Hazardous Materials on, in, under, or to the Premises or the existence of a violation of Environmental Requirements on the Premises, and including without limitation: (a) damages for personal injury, or injury to property or natural resources occurring upon or off of the Premises, foreseeable or unforeseeable, including, without limitation, the cost of demolition and rebuilding of any improvements on real property, interest and penalties including but not limited to claims brought by or on behalf of employees with respect to which any party waives any immunity to which it may be entitled under any industrial or worker’s compensation laws; (b) fees incurred for the services of attorneys, consultants, contractors, experts, and laboratories and all other costs incurred in connection with the investigation or remediation of Hazardous Materials in violation of Environmental Requirements including, but not limited to, the preparation of any feasibility studies or reports or the performance of any cleanup, remediation, removal, response, abatement, containment, closure, restoration, or monitoring work required by any federal, state, or local governmental agency or political subdivision, or reasonably necessary to make full economic use of the Premises or any other property in a manner consistent with its current use or otherwise expended in connection with such conditions, and including without limitation any attorneys’ fees, costs, and expenses incurred in enforcing this Lease or collection of any sums due hereunder; (c) liability to any third person or government agency to indemnify such person or agency for costs expended in connection with the items referenced above; and (d) diminution in the value of the Premises, and damages for the loss of business and restriction on the use of or adverse impact on the marketing of rentable or usable space or of any amenity of the Premises.
26.2    Prohibited Uses. Tenant shall not cause or give permission for the use (except for minimal quantities of any substance which technically could be considered a Hazardous Material provided (i) such substance is of a type normally used by Tenant, and (ii) Tenant complies with all legal requirements applicable to such Hazardous Material) of any Hazardous Material, unless Tenant shall have received Landlord's prior written reasonable consent.
26.3    Obligation to Indemnify, Defend, and Hold Harmless. Tenant and its successors, assigns and guarantors, agrees to indemnify, defend, reimburse, and hold harmless (a) Landlord and its agents, successors and assigns, (b) any other person who acquires a portion of the Premises in any manner, including but not limited to the purchase, at a foreclosure sale or otherwise through the exercise of the rights and remedies of Landlord under this agreement, and (c) the directors, officers, shareholders, employees, partners, agents, contractors, subcontractors, experts, licensees, affiliates, lessees, mortgagees, trustees, heirs, devisees, successors, assigns, and invitees of such persons, from and against any and all Environmental Damages arising from the presence of Hazardous Materials used, stored, disposed of or brought upon, about, or beneath the Premises by Tenant, or Tenant’s agents, contractors, vendors or invitees (collectively the “Tenant Parties”) or any such Hazardous Materials migrating from the Premises, or arising in any manner as a result of the Tenant Parties' violation of any Environmental Requirements and the Tenant Parties’ activities thereon, unless to the extent such Environmental Damages exist as a direct result of the negligence or willful misconduct of Landlord.
Tenant’s obligation hereunder shall include, but not be limited to, the burden and expense of defending all claims, suits, and administrative proceedings (with counsel reasonably approved by Landlord), conducting all negotiations of any description, and paying and discharging, when and as the same become due, any and all judgments, penalties or other sums due against such indemnified persons and to remediate the Premises pursuant to Section 26.4 below. Landlord at its sole expense may employ additional counsel of its choice to associate with counsel representing Tenant. Notwithstanding anything contained herein to the contrary, Tenant shall in no event be held liable or responsible (including without limitation, for the removal or encapsulation thereof) for, and Landlord indemnifies and holds Tenant and Tenant Parties harmless for (a) any Environmental Damages not caused by Tenant or any Tenant Party, and (b) the presence of, or exposure to, any Hazardous Material not caused or introduced by Tenant or any Tenant Party. Tenant’s and Landlord’s obligations hereunder shall survive the expiration or earlier termination of this Lease, the discharge of all other obligations owned by the parties to each other, and any transfer of title to the Premises (whether by sale, foreclosure, deed in lieu of foreclosure or otherwise).
The obligations of Tenant under this paragraph shall not apply to any Environmental Damages, the violation of any Environmental Requirements or the presence of any Hazardous Material to the extent that such condition or event was not caused by Tenant, Tenant’s agents, employees or invitees. Subject to the terms of Section 17.4 of this Lease above, as a result of any Environmental Damages or the presence of any Hazardous Materials that were not caused by Tenant or any Tenant Party, in the event any legal requirement or governmental entity requires the Premises to be inspected, tested, remediated, or surveyed for the presence of any Hazardous Materials, Landlord, at its sole cost and expense, shall promptly perform such activities required under applicable law to restore the Premises to a condition substantially similar to the condition existing on the Commencement Date of this Lease, notwithstanding any lesser standards allowed under applicable law or governmental policies.
26.4    Obligation to Remediate. Pursuant to Section 26.3 of the Lease, Tenant shall, upon demand of Landlord, and at its sole cost and expense, promptly take all actions to remediate the Premises which are required by any federal, state, or local government agency or political subdivision pursuant to applicable Environmental Requirements to mitigate Environmental Damages for which Tenant is obligated herein. Such actions shall include, but not be limited to, the investigation of the environmental condition of the Premises, the preparation of any feasibility studies, reports, or remedial plans, and the performance of any cleanup, remediation, containment, operations, maintenance, monitoring, or restoration work, whether on or off the Premises. Tenant shall further take all actions necessary to restore the Premises to a substantially similar condition existing prior to Tenant’s introduction of Hazardous Material upon, about or beneath the Premises, notwithstanding any lesser standards of remediation allowed under applicable law or governmental policies. All such work shall be performed by one or more contractors, selected by Tenant and reasonably approved in advance and in writing by Landlord. Tenant shall proceed continuously and diligently with such investigatory and remedial actions, provided that in all cases such actions shall be in accordance with all applicable requirements of government entities. Any such actions shall be performed in a good, safe, and workmanlike manner and shall minimize any impact on the businesses conducted on the Premises and those businesses conducted at the Project. Tenant shall pay all costs in connection with such investigatory and remedial activities, including but not limited to all power and utility costs, and any and all taxes or fees that may be applicable to such activities. Tenant shall promptly provide to Landlord copies of testing results and reports that are generated in connection with the above activities and that are submitted to any government entity. Promptly upon completion of such investigation and remediation, Tenant shall permanently seal or cap all monitoring wells and test holes to industrial standards in compliance with applicable federal, state, and local laws and regulations, remove all associated equipment, and restore the Premises which shall include, without limitation, the repair of any surface damage, including paving, caused by such investigation or remediation hereunder. Within thirty (30) days of demand therefor, Tenant shall provide Landlord with a bond, letter of credit, or similar financial assurance evidencing that the necessary funds are available to perform the obligation established by this paragraph.
26.5    Notification. If Tenant shall become aware of or receives notice of any actual, alleged, suspected, or threatened violation of Environmental Requirements, or liability of Tenant for Environmental Damages in connection with the Premises or past or present activities of any person thereon, including but not limited to notice or other communication concerning any actual or threatened investigation, inquiry, lawsuit, claim, citation, directive, summons, proceeding, complaint, notice, order, writ, or injunction, relating to same, then Tenant shall deliver to Landlord, within ten (10) days of the receipt of such notice or communication by Tenant, a written description of said violation, liability, correcting information, or actual threatened event or condition, together with copies of any documents evidencing same. Receipt of such notice shall not be deemed to create any obligation on the part of Landlord to defend or otherwise respond to any such notification.
26.6    Termination of Lease. Upon the expiration or earlier termination of the Lease term, Tenant shall surrender possession of the Premises to Landlord free of contamination attributable to Hazardous Materials that are in excess of concentrations permitted by any applicable Environmental Requirements, for which Tenant is obligated to remediate pursuant to Section 26.3 above. Tenant shall further take all actions necessary to restore the Premises to a substantially similar condition existing prior to Tenant’s introduction of Hazardous Material upon, about or beneath the Premises, notwithstanding any lesser standards of remediation allowed under applicable law or governmental policies. In addition to all other remedies available to Landlord hereunder, Tenant expressly agrees that even though Tenant’s right of occupancy shall have terminated, Tenant shall remain liable to pay Landlord an amount per month (or a pro rata portion thereof) equal to one hundred percent (100%) of the Minimum Monthly Rent in effect for the month immediately preceding the month of expiration or earlier termination (less any amounts received by Landlord from any other occupant of the Premises during this period) until Tenant shall have surrendered possession of the Premises to Landlord free of any such Hazardous Materials, but only if and to the extent the difference in rent is attributable to the Hazardous Materials so introduced by Tenant.
26.7    Toxic Substances Disclosure. The parties acknowledge the obligation of Tenant to advise Landlord concerning Hazardous Materials located upon the Premises pursuant to the provisions of California Health and Safety Code Section 25359.7. The parties hereby agree that this Section 26.7 constitutes the notice required pursuant to said statute and Landlord hereby waives its right to further notice pursuant to such statute to the extent described herein. The parties acknowledge that Tenant shall maintain and use certain substances upon the Premises which may be classified as “hazardous substances” to clean and maintain the Premises. The parties acknowledge that the use of any of such substances which may be a “hazardous substance” within the scope of Health and Safety Code Section 25359.7 shall not constitute a breach of this Lease and shall require no further notice from Tenant. Tenant agrees, however, that the use of other Hazardous Materials upon the Premises is not subject to the terms of this notice and waiver and Tenant shall be obligated to report the existence of such other Hazardous Materials pursuant to the requirements of Health and Safety Code Section 25359.7.
26.8    Landlord’s Warranty. Nothing herein shall be deemed in any way to be a waiver or limitation, or in derogation, of any of Tenant’s rights under applicable law to obtain legal or equitable remedies for a breach of the representation and warranty made by Existing Landlord pursuant to the express terms of Section 26.8 of the Existing Lease.
27.    INTENTIONALLY OMITTED
28.    WRITTEN NOTICES
Whenever under this Lease a provision is made for any demand, notice or declaration of any kind or where it is deemed desirable or necessary by either party to give or serve any such notice, demand or declaration to the other, it shall be in writing and (i) served personally, (ii) sent by registered or certified mail, return receipt requested, with postage prepaid, or (iii) sent by a private overnight express carrier, addressed to Tenant or Landlord, as the case may be, at the notice address specified for each in the Basic Provisions. Either party may by like notice at any time and from time to time designate a different address to which notices shall be sent. Mailed notices shall be effective upon the earlier of (a) actual receipt as evidenced by the return-receipt or (b) three (3) days after mailing. Notices sent by overnight carrier shall be effective as of the next business day. Notices personally served shall be effective immediately upon delivery.
29.    JOINT AND SEVERAL LIABILITY
Each person or entity named as a Tenant in this Lease, or who hereafter becomes a party to this Lease as a tenant in the Premises, or as a permitted assignee or subtenant of Tenant, shall be jointly and severally liable for the full and faithful performance of each and every covenant and obligation required to be performed by Tenant under the provisions of this Lease.
30.    BINDING ON SUCCESSORS, ETC.
Landlord and Tenant agree that each of the terms, conditions, and obligations of this Lease shall extend to and bind, or inure to the benefit of (as the case may require), the respective parties hereto, and each of their respective heirs, executors, administrators, representatives, and permitted successors and assigns.
31.    ATTORNEYS' FEES
In the event that any legal action or other proceeding (including, without limitation, arbitration) is instituted by either of the parties hereto to enforce or construe any of the terms, conditions or covenants of this Lease, or to consider or contest the validity thereof, or to adjudicate any other matter arising out of this Lease, against the other, the party prevailing in any such action shall be entitled to recover from the other party all court costs (including arbitration fees and fees and costs of the arbitrators) and a reasonable attorneys' fee to be set by the court or arbitrator(s), and the costs and fees incurred in enforcing any judgment entered therein.
32.    FURTHER ASSURANCES
Each of the parties hereto agrees to perform all such acts (including, but not limited to, executing and delivering such instruments and documents) as reasonably may be necessary to fully effectuate each and all of the purposes and intent of this Lease.
33.    CONSTRUCTION OF LEASE
The term and provisions of this Lease shall be construed in accordance with the laws of the State of California as they exist on the date hereof. The parties agree that the terms and provisions of this Lease embody their mutual intent and that they are not to be construed more liberally in favor of, or more strictly against, any party hereto. When the context in which words are used in this Lease indicates that such is the intent, words in the singular number shall include the plural and vice versa, and words in the masculine gender shall include the feminine and neuter genders and vice versa. The terms “include,” “includes,” “including” and words of like import shall be deemed to be followed by the words “without limitation.” Unless the context otherwise requires, the term “or” is not exclusive and shall have the inclusive meaning of “and/or.” The Article, Section and subsection headings contained in this Lease are for purposes of identification and reference only and shall not affect in any way the meaning or interpretation of any provision of this Lease. Unless otherwise specifically indicated to the contrary, the word “days” as used in this Lease shall mean and refer to calendar days. Except as otherwise expressly provided herein, wherever in this Lease the consent of a party is required to any act by or for the other party, such consent shall not be unreasonably withheld or delayed. Landlord’s actual reasonable costs and expenses (including architects’, attorneys’, engineers’ and other consultants’ fees) incurred in the consideration of, or response to, a request by Tenant for any Landlord consent shall be paid by Tenant upon receipt of an invoice and supporting documentation therefore, subject to any express limitations contained in this Lease. Landlord’s consent to any act, assignment or subletting shall not constitute an acknowledgment that no default or breach by Tenant of this Lease exists, nor shall such consent be deemed a waiver of any then existing default or breach other than with respect to the act or subject for which the consent is being granted. The failure to specify herein any particular condition to Landlord’s consent shall not preclude the imposition by Landlord at the time of the consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. The word “Tenant” shall be deemed and taken to mean each and every person or party mentioned as a tenant herein, whether or not one or more, and if there shall be more than one tenant, any notice required or permitted by the terms of this Lease may be given by or to any one thereof and shall have the same force and effect as if given by or to all thereof. The use of the neuter singular pronoun to refer to Tenant shall be deemed a proper reference even though Tenant may be an individual, a partnership, a corporation, a limited liability company, or a group of two or more individuals or corporations.
The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one Tenant and to either corporations, limited liability companies, associations, partnership or individuals, males or females, shall in all instances be assumed as though in each case fully expressed.
34.    PARTIAL INVALIDITY
If any term or provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforceable to the fullest extent permitted by law.
35.    RECORDING
Neither this Lease nor any memorandum of this Lease shall be recorded without the prior written consent of Landlord and its mortgage lenders.
36.    COMPLETE AGREEMENT
It is understood that there are no oral agreements or representations between the parties hereto affecting this Lease, and the Umbrella Agreement and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements or representations and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof (other than the Umbrella Agreement and, to the extent the rights or obligations of the Tenant or the Existing Landlord survive pursuant to the provisions of the Umbrella Agreement or this Lease, the Existing Lease), and none thereof shall be used to interpret or construe this Lease. There are no representations or warranties between the parties other than those contained in the Umbrella Agreement and the Lease (and the Existing Lease, to the extent such representations and warranties survive pursuant to the provisions of the Umbrella Agreement or this Lease) and all reliance by the parties hereto with respect to representations and warranties is solely upon the representations and warranties contained in this Lease, the Umbrella Agreement, and, to the extent such representations and warranties survive pursuant to the provisions of the Umbrella Agreement or this Lease, the Existing Lease. Except as otherwise provided in this Section, this Lease, and the Attachments and Exhibits hereto, constitute the entire agreement between the parties with respect to the leasehold interest for the Premises after the Commencement Date and may not be altered, amended, modified, or extended except by an instrument in writing signed by the parties hereto.
37.    NO IMPLICATION OF EXCLUSIVE USE
Nothing contained in this Lease shall be deemed to give Tenant an express or implied exclusive right to operate any particular type of business in the Project other than the right to use and operate a business that falls within the permitted use set forth in this Lease.
38.    PARTY THAT IS A CORPORATION OR LIMITED LIABILITY COMPANY
In the event either Landlord or Tenant (or their respective general partners, as applicable) hereunder shall be a corporation or limited liability company, the parties executing this Lease on behalf of each party hereby covenant and warrant that they are a duly qualified corporation or company and all steps have been taken prior to the date hereof to qualify the party to do business in the state wherein the Project is situated and all franchise and corporate taxes have been paid to date; and all future forms, reports, fees and other documents necessary to comply with applicable law will be filed when due. Each individual executing this Lease on behalf of said corporation or company represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation or company in accordance with the bylaws of said corporation (or operating agreement of said company), and that this Lease is binding upon said corporation or company in accordance with its terms.
39.    SUBMISSION OF DOCUMENT
The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises. This document shall become effective and binding only upon execution and delivery hereof by Tenant and by Landlord (or, when duly authorized, by Landlord's agent or employee). No act or omission of any agent of Landlord or of Landlord's broker shall alter, change or modify any of the provisions hereof.
40.    NO PERSONAL OBLIGATION OF LANDLORD; WAIVER OF CONSEQUENTIAL DAMAGES
The obligations of Landlord under this Lease do not constitute personal obligations of the individual limited partners of the limited partnership which is Landlord herein, and Tenant shall look solely to Landlord's interest in the Building (and any proceeds derived therefrom) and to no other assets of Landlord for satisfaction of any liability in respect of this Lease and will not seek recourse against the partners of the limited partnership which is Landlord herein, nor against any of its or their assets for such satisfaction. Notwithstanding anything to the contrary contained in this Lease, (a) Landlord shall in no event be liable to Tenant for any consequential, special or punitive damages or for loss of revenue or income and Tenant waives any and all claims for any such damages, and (b) except for Tenant's indemnification obligations under Section 25.2 of this Lease above, Tenant shall in no event be liable to Landlord for any consequential, special or punitive damages or for loss of revenue or income and Landlord waives any and all claims for any such damages; provided, that, for purposes of this sentence, the parties acknowledge and agree that “consequential damages” shall not be deemed to include any actual or direct damages as determined under applicable law or equity.
41.    EXCAVATION
Landlord shall have the right to utilize the land on which the Project is located (the “Land”) for purposes of excavation and shall have the right to authorize the use of, and grant licenses and easements over, the Land to owners of adjacent property or governmental authorities for excavation purposes, provided that such use does not permanently deprive Tenant of its express rights under this Lease or materially interfere with the continuous use and operation of the Project by Tenant. If an excavation is made upon the Land or any of the Land adjacent to the Building by Landlord or said owner of adjacent property, Tenant shall license and authorize Landlord or said owner to enter on to the Premises for the purpose of performing such work in connection with the excavation as may be necessary or prudent to preserve the Building from injury or damage. Tenant shall have no claim for damages or indemnity against Landlord or any right to abatement of rent in connection therewith (except as expressly set forth in this Lease), unless such excavation materially affects Tenant’s use of the Premises.
42.    ARBITRATION
Any dispute between the parties hereto (except for any event of default or dispute regarding the payment of rent, either (or both) of which Landlord shall be entitled to its remedies under Article 17 hereof, and except for any dispute for which the Superior Court for the location in which the Premises are situated has jurisdiction by virtue of the California Code of Civil Procedure, Section 1161 et. seq (as the same may be recodified or amended from time to time)) shall be determined by arbitration. Whenever any such dispute arises between the parties hereto in connection with the Premises or this Lease and either party give written notice to the other that such dispute shall be determined by arbitration, then within thirty (30) days after the giving of the notice, both parties shall select and hire one member of the panel of JAMS, Inc., a Delaware corporation or its successor (such member, the “Judge”). The Judge shall be a retired judge experienced with commercial real property lease disputes in the County in which the Premises are located. As soon as reasonably possible, but no later than forty (40) days after the Judge is selected, the Judge shall meet with the parties at a location reasonably acceptable to Landlord, Tenant and the Judge. The Judge shall determine the matter within ten (10) days after any such meeting. Each party shall pay half the costs and expenses of the Judge.
If JAMS, Inc. ceases to exist without a successor, and either party gives written notice to the other that a dispute shall be determined by arbitration, then, unless agreed otherwise in writing by the parties, all arbitrations hereunder shall be governed by California Code of Civil Procedure Sections 1280 through 1294.2, inclusive, as amended or recodified from time to time, to the extent they do not conflict with this Article. Within ten (10) days after delivery of such notice, each party shall select an arbitrator with at least five (5) years’ experience in commercial real property leases in the County in which the Premises are located and advise the other party of its selection in writing. The two arbitrators so named shall meet promptly and seek to reach a conclusion as to the matter to be determined, and their decision, rendered in writing and delivered to the parties hereto, shall be final and binding on the parties. If said arbitrators shall fail to reach a decision within ten (10) days after the appointment of the second arbitrator, said arbitrators shall name a third arbitrator within the succeeding period of five (5) days. Said three (3) arbitrators thereafter shall meet promptly for consideration of the matter to be determined and the decision of any two (2) of said arbitrators rendered in writing and delivered to the parties hereto shall be final and binding on the parties.
If either party fails to appoint an arbitrator within the prescribed time, or if either party fails to appoint an arbitrator with the qualifications specified herein, or if any two arbitrators are unable to agree upon the appointment of a third arbitrator within the prescribed time, then the Superior Court of the County in which the Premises is located may, upon request of any party, appoint such arbitrators, as the case may be, and the arbitrators as a group shall have the same power and authority to render a final and binding decision as where the appointments are made pursuant to the provisions of the preceding paragraph. All arbitrators shall be individuals with at least five (5) years’ experience negotiating or arbitrating disputes arising out of commercial real property leases in the County where the Premises are located. All determinations by arbitration hereunder shall be binding upon Landlord and Tenant.
Any determination by arbitration hereunder may be entered in any court having jurisdiction.
END OF THE STANDARD TERMS & CONDITIONS

ATTACHMENT 1
RULES AND REGULATIONS
1.    No automobile, recreational vehicle or any other type of vehicle or equipment shall remain upon the Common Area longer than 24 hours, and no vehicle or equipment of any kind shall be dismantled or repaired or serviced on the Common Area. All vehicle parking shall be restricted to areas designated and marked for vehicle parking. The foregoing restrictions shall not be deemed to prevent temporary parking for loading or unloading of vehicles in designated areas.
2.    Tenant and its agents and invitees shall not obstruct the sidewalks, common halls, passageways, driveways, entrances and exits of any Building; such facilities shall be used only for ingress to and egress from the Premises and other buildings, if any, in the Project.
3.    Signs will conform to sign standards and criteria established from time to time by Landlord. Excepting any signs specifically permitted in the Lease, no other signs, placards, pictures, banners, advertisements, names or notices shall be inscribed, displayed or printed or affixed on or to any part of the outside or inside of the building without the written consent of Landlord, and Landlord shall have the right to remove any such non-conforming signs, placards, pictures, banners, advertisements, names or notices without notice to and at the expense of Tenant.
4.    No antenna, aerial, discs, dishes or other such device shall be erected on the roof or exterior walls of the Building or on the grounds without the written consent of the Landlord in each instance. Any device so installed without such written consent shall be subject to removal without notice at any time.
5.    No loud speakers, televisions, phonographs, radios or other devices shall be used in a manner so as to be heard or seen outside of the Premises without the prior written consent of the Landlord.
6.    The outside areas adjoining the Premises shall be kept clean and free from dirt and rubbish by the Tenant to the satisfaction of Landlord, and Tenant shall not place or permit any obstruction or materials in such areas or permit any work to be performed outside the Premises.
7.    No open storage shall be permitted in the Project.
8.    All garbage and refuse shall be placed in containers placed at the locations designated for refuse collection, in the manner specified by Landlord. All trash and refuse shall be stored in adequate containers within the Premises and removed at regular intervals to the common pickup station authorized by Landlord. Tenant shall be responsible for complete dismantling of all boxes and cartons and for cleanup of any clutter resulting from the dumping of trash. Cartons and boxes are not to be stored outside the Premises and trash of any kind shall not be burned in or about the Premises.
9.    Other than any internal vending machines in Tenant’s break room, no vending machine or machines of any description shall be installed, maintained or operated upon the Common Area without Landlord’s prior written consent.
10.    Tenant shall not disturb, solicit, or canvass any occupant of the Building and shall cooperate to prevent same.
11.    No noxious or offensive trade or activity shall be carried on in any units or on any part of the Common Area, nor shall anything be done thereon which would in any way interfere with the quiet enjoyment of each of the other tenants of the Project or which would increase the rate of insurance or overburden utility facilities from time to time existing in the Project.
12.    All moving of furniture, freight or equipment of any kind shall be done at the times and in the manner reasonably prescribed by Landlord and through entrances reasonably prescribed for such purpose by Landlord. Landlord shall have the right to reasonably prescribe the weight, size and position of all safes and other heavy equipment brought into the Building. Safes or other heavy objects shall be placed upon wooden strips of such thickness as Landlord reasonably determines necessary to properly distribute the weight. All damage done to the Premises, the Building, the Project or Common Areas by moving or maintaining any such safe or other property shall be repaired at Tenant’s cost.
13.    The delivery or shipping of merchandise, supplies and fixtures to and from the Premises shall be subject to such rules and regulations as in the reasonable judgment of the Landlord are necessary for the proper operation of the Project.
14.    Plumbing facilities shall be used only for the purpose for which they were constructed. Tenant shall pay the expense of any breakage, stoppage, or damage resulting from misuse, or from the deposit of any substance into the plumbing facilities, by Tenant or its agents or invitees.
15.    Tenant shall assure that all water faucets or water apparatus and all electricity have been shut off before Tenant or its agents or invitees leave the Building, so as to prevent waste or damage.
16.    Tenant, upon termination of its tenancy, shall deliver to Landlord all keys to stores, offices, rooms and restroom facilities that were furnished to Tenant or that Tenant has had made. Tenant shall pay Landlord the costs of replacing any lost keys and, at the option of Landlord, the costs of changing locks necessitated by the loss or theft of keys furnished to Tenant.
17.    Tenant shall notify Landlord promptly of any damage to the Premises, the Building, the Project or the Common Areas resulting from or attributable to the acts of others, if Tenant has actual knowledge of such damage.
18.    Upon request of the Landlord, Tenant shall furnish to Landlord a current list of the names, vehicle descriptions and vehicle license numbers of each of Tenant’s agents or employees who utilize the parking facilities of the Building.
19.    Upon the request of Landlord, Tenant shall employ and use at Tenant’s sole cost and expense a licensed pest exterminator selected by Landlord at such intervals as Landlord may request.
20.    Landlord reserves the right to make such amendments to these Rules and Regulations from time to time as are reasonable, nondiscriminatory and not inconsistent with the Lease.
21.    Landlord shall use commercially reasonable and diligent efforts to enforce the Rules and Regulations on a uniform basis as to all tenants in the Project, but Landlord shall not be responsible to Tenant or to any persons for the nonobservance or violation of these rules and regulations by any other tenant or other person. Tenant shall be deemed to have read these rules and to have agreed to abide by them as a condition to its occupancy of the Premises.
END ATTACHMENT 1

EXHIBIT A
SITE PLAN

EXHIBIT B
TENANT IMPROVEMENTS
Tenant acknowledges and agrees that Tenant is currently in possession of the Premises pursuant to the Existing Lease and, in accordance with the Umbrella Agreement, Tenant's lease of the Premises shall be governed by (i) the terms of the Existing Lease for the period of time occurring prior to the Commencement Date, and (ii) the terms of the Lease for the period of time occurring from and after the Commencement Date, and other than Landlord's responsibility for the MAC Surviving Liabilities under the Umbrella Agreement and as otherwise provided in this Lease, including Basic Provisions Sections E(5)-(6), Landlord has no obligation to make improvements to the Premises or provide an improvement allowance other than the following:
1.    Intentionally Omitted.
2.    90 Premises Tenant Improvements.
2.1    Tenant shall have the right to make improvements to the interior of the Premises (the “90 Premises Tenant Improvements”). Tenant shall make the 90 Premises Tenant Improvements at Tenant's sole cost and expense (subject to application of the 90 Premises Tenant Improvement Allowance set forth below). All 90 Premises Tenant Improvements (including the plans and specifications for the 90 Premises Tenant Improvements) and any contractors and architects performing work in connection with the 90 Premises Tenant Improvements shall be subject to the consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned; provided, that, Landlord hereby approves of Tenant's use of the following contractors and architects: HBC (as a general contractor) and Interior Architects Los Angeles (as an interior architect) and Lane Goodkind + Associates (as an architect for landscaping). Any 90 Premises Tenant Improvements (except trade fixtures) shall at once become a part of the Premises and shall be surrendered to Landlord upon the expiration or sooner termination of this Lease. All work with respect to the 90 Premises Tenant Improvements must be done in a good and workmanlike manner and diligently prosecuted to completion to the end that the improvements on the Premises shall at all times be a complete unit except during the period of work.
2.2    Landlord grants to Tenant a one-time 90 Premises Tenant Improvement Allowance in the amount set forth in Section E(5) of the Basic Provisions of the Lease for the 90 Premises Tenant Improvements, including any soft costs associated with the design and construction of the same, including without limitation costs for space planning, design, engineering, measurement, cost estimating, value engineering and move-in; provided, that, (x) in no event shall more than ten percent (10%) of the 90 Premises Tenant Improvement Allowance be applied to, or disbursed for, such soft costs; (y) in no event shall any amount of the 90 Premises Tenant Improvement Allowance be applied to, or disbursed for, Tenant's furniture, fixtures and equipment; and (z) in no event shall less than $600,000.00 of the 90 Premises Tenant Improvement Allowance be applied to the hard costs of the 90 Premises Tenant Improvements. During the construction of the 90 Premises Tenant Improvements, and commencing upon the Commencement Date, Landlord shall make periodic distributions of the 90 Premises Tenant Improvement Allowance to Tenant in accordance with the following:
2.2.1    Landlord’s distribution of the 90 Premises Tenant Improvement Allowance to the Tenant shall not occur more than one (1) time per month (it being acknowledged and agreed that Tenant may submit requests for distribution in accordance with the terms hereof on a monthly basis following commencement of the 90 Premises Tenant Improvements).
2.2.3    The 90 Premises Tenant Improvement Allowance shall be disbursed only upon presentation by Tenant to Landlord of: (i) copies of Tenant’s paid invoices for costs associated with 90 Premises Tenant Improvements; (ii) all applicable unconditional final lien waivers, and (iii) any other documentation or information reasonably requested by Landlord regarding the 90 Premises Tenant Improvements (it being agreed that any documentation or information regarding the 90 Premises Tenant Improvements requested or required by Landlord's lender shall be deemed reasonable for purposes of this clause (iii)).
2.2.4    If Tenant does not utilize the 90 Premises Tenant Improvement Allowance by the date that is three (3) years following the Commencement Date as such date may be postponed by reason of force majeure, any remaining 90 Premises Tenant Improvement Allowance shall become null and void and Tenant shall forever lose its right to utilize said allowance. The 90 Premises Tenant Improvement Allowance shall in no event be credited towards the Rent payable hereunder.
3.    Tax Matters. Landlord and Tenant agree that any improvement costs incurred by Landlord shall be allocated for depreciation and income tax purposes, solely by the Landlord. It will be the intention of Landlord to allocate Landlord’s contribution to such improvement items that have the shortest useful life. The parties agree to abide by the allocation of improvement costs as determined by Landlord, and agree to report the transaction for income tax purposes as so allocated by Landlord.

END EXHIBIT B

EXHIBIT C
INTENTIONALLY OMITTED

EXHIBIT D
INTENTIONALLY OMITTED

EXHIBIT E
INTENTIONALLY OMITTED

EXHIBIT F
REAL ESTATE COMMISSIONS
Landlord and Tenant warrant to the other that it has had no dealings with any real estate broker or agents in connection with the negotiation of this Lease excepting only Cresa, and it knows of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Landlord shall pay all fees and commissions payable to Cresa that arise from this Lease pursuant to the terms of a separate agreement. Landlord shall, and hereby does, assume all obligations of Existing Landlord under the Existing Lease with respect to broker commission obligations.

END EXHIBIT F

EXHIBIT G
TENANT'S OPTION TO RENEW
1.    Grant of Options
Landlord hereby grants to Tenant, on the terms and conditions set forth below, two (2) successive options to renew this Lease. The first renewal option shall be for a renewal term of five (5) years. The second renewal option shall be for a renewal term of five (5) additional years, to commence at the expiration of the preceding renewal term. Each renewal term shall be subject to all of the provisions of this Lease, including but not limited to the provisions for any increase in Minimum Monthly Rent. The failure of Tenant to exercise its option for any renewal term shall nullify the option of the Tenant for any succeeding renewal terms.
2.    Conditions to Exercise
The right of Tenant to exercise its renewal options is subject to Tenant's compliance with all of the following conditions precedent:
(a)    The Lease shall be in effect at the time written notice of exercise is received and on the last day of the existing Lease term;
(b)    No Event of Default with respect to Tenant’s obligation to pay rent shall have occurred in the twelve (12) months prior to the time notice of exercise is given or at any time from the time notice of exercise is given to the last day of the existing Lease term;
(c)    At least nine (9) months and not more than twelve (12) months before the last day of the existing Lease term, Tenant shall have given Landlord written notice of exercise of option, which notice, once given, shall be irrevocable and binding on the parties hereto, subject to the provisions set forth below. Notwithstanding the time Tenant elects to exercise its option, the process of determining the Fair Market Rental Rate (as defined below) shall not be commenced by Landlord and Tenant earlier than six (6) months prior to the commencement of the applicable option term;
(d)    Tenant shall not have incurred more than two (2) late charge processing charges nor more than two (2) valid notices of nonpayment under Section 3.3 of the Standard Terms and Conditions during the twenty-four (24) months prior to the time notice of exercise is given; and
(e)    Neither Landlord nor Tenant has exercised any right to terminate this Lease due to damage to or destruction of the Premises or the building and improvements of which the Premises are a part, or any condemnation or conveyance under threat of condemnation.
3.    Minimum Monthly Rent
(a)    The Minimum Monthly Rent at the beginning of the first option term shall be adjusted to the then “Fair Market Rental Rate,” however in no event shall the Minimum Monthly Rent at the beginning of the first option term be less than the Minimum Monthly Rent payable for the last month of the initial Term. The Minimum Monthly Rent at the beginning of the second option term shall be adjusted to the then “Fair Market Rental Rate,” however in no event shall the Minimum Monthly Rent at the beginning of the second option term be less than the Minimum Monthly Rent payable for the last month of the first option term.
(b)    For purposes of this Lease, the term “Fair Market Rental Rate” shall mean the annual amount per rentable square foot that landlords have agreed to under binding leases with non-affiliated non-equity tenants for comparable space, for a comparable use, for a comparable period of time in the Goleta valley area (“Comparable Transactions”). In any determination of Comparable Transactions appropriate consideration shall be given to the annual rental rates per rentable square foot, the type of escalation clause (e.g., whether increases in additional rent are determined on a net or gross basis, and if gross, whether such increases are determined according to a base year or a base dollar amount expense stop), abatement provisions reflecting free rent or no rent during the period of construction or subsequent to the commencement date as to the space in question, length of the lease term, size and location of premises being leased, and other generally applicable conditions of tenancy for such Comparable Transactions.
(c)    Landlord shall determine the Fair Market Rental Rate by using its good faith judgment. Landlord shall provide written notice of such amount within twenty (20) days after Tenant provides the notice to Landlord exercising Tenant’s option rights which require a calculation of the Fair Market Rental Rate; provided however that, in no event, shall Landlord be required to deliver such notice to Tenant more than one hundred eighty (180) days prior to the first day of the renewal term for which such determination is being made. Tenant shall have fifteen (15) days (“Tenant’s Review Period”) after receipt of Landlord’s notice of the new rental within which to accept such rental or to reasonably object thereto in writing. In the event Tenant objects, Landlord and Tenant shall attempt to agree upon such Fair Market Rental Rate using their best good faith efforts. If Landlord and Tenant fail to reach agreement within fifteen (15) days following Tenant’s Review Period (“Outside Agreement Date”), then each party shall place in a separate sealed envelope their final proposal as to Fair Market Rental Rate and such determination shall be submitted to arbitration as provided below. Failure of Tenant to so elect in writing within Tenant’s Review Period shall conclusively be deemed its approval of the Fair Market Rental Rate determined by Landlord.
(d)    If both parties make timely individual determinations of the Fair Market Rental Rate under Article 2, the disagreement shall be resolved by arbitration under this Article 3. Except as provided below, the determination of the arbitrators(s) shall be limited to the sole issue of whether Landlord’s or Tenant’s submitted Fair Market Rental Rate is the closest to the actual Fair Market Rental Rate as determined by the arbitrator(s), taking into account the requirements of subsection (a) above. The arbitrator(s) must be a licensed real estate appraiser who has been active in the appraisal of corporate business parks properties in the City in which the Premises are located over the five (5)-year period ending on the date of his or her appointment as an arbitrator. Within fifteen (15) days after the Outside Agreement Date, Landlord and Tenant shall each appoint one arbitrator and notify the other party of the arbitrator’s name and business address. Within ten (10) days after the appointment of the second arbitrator, the two (2) arbitrators shall decide whether the parties will use Landlord’s or Tenant’s submitted Fair Market Rental Rate and shall notify Landlord and Tenant of their decision. If either Landlord or Tenant fails to appoint an arbitrator within fifteen (15) days after the Outside Agreement Date, the arbitrator timely appointed by one of them shall reach a decision and notify Landlord and Tenant of that decision within thirty (30) days after the arbitrator’s appointment. If each party appoints an arbitrator in a timely manner, but the two (2) arbitrators either fail to agree on whether the Landlord’s or Tenant’s submitted Fair Market Rental Rate is closest to the actual Fair Market Rental Rate, or one (1) arbitrator’s actual determination of the Fair Market Rental Rate varies from the other arbitrator’s actual determination of the Fair Market Rental Rate by greater than five percent (5%), then the two (2) arbitrators shall immediately appoint a third arbitrator (who shall be qualified under the same criteria set forth above for qualification of the initial two (2) arbitrators) and provide notice to Landlord and Tenant of the third arbitrator’s name and business address. Provided, however, if the arbitrators’ respective determinations of the actual Fair Market Rental Rate vary by five percent (5%) or less, then the Actual Fair Market Rental Rate shall be determined by taking the average of the two (2) determinations. Within twenty (20) days after the appointment of the third arbitrator, the third arbitrator’s determination shall be limited solely to the determination of which of the prior two (2) arbitrators’ determinations is the closest to the actual Fair Market Rental Rate as determined by the third arbitrator, taking into account the requirements of subsection (b) above. If the third arbitrator is unable or unwilling to select one (1) of the two (2) prior determinations, the arbitrator(s) shall be dismissed without delay and the issue of the Fair Market Rental Rate shall be submitted to arbitration in Santa Barbara, California, under the commercial arbitration rules then existing of JAMS, Inc. or its successor, subject to the provisions of this Exhibit G. If both Landlord and Tenant fail to appoint an arbitrator in a timely manner, or if the two (2) arbitrators appointed by Landlord and Tenant fail to appoint a third arbitrator, the Fair Market Rental Rate shall be submitted to arbitration in Santa Barbara, California, under the commercial arbitration rules then existing of JAMS, Inc. or its successor, subject to the provisions of this Exhibit G. The arbitrator’s decision shall be binding on Landlord and Tenant. The cost of any arbitration required herein shall be paid by the losing party.
(e)    The Minimum Monthly Rent for the option terms, established as provided above, shall be adjusted on the first day of the first month following the commencement of the option term and the first day of month every year of the option term thereafter in accordance with Section E.2 of the Basic Provisions of the Lease and set forth in a written amendment to Lease executed by the parties.
4.    Transfers
Subject to the terms and conditions provided herein, Tenant shall have the right to assign the first Option granted herein to any Affiliate or transferee that does not require Landlord's consent in accordance with the terms of Section 16.3.4 of this Lease above, including any surviving entity or purchaser as described therein, and if the first Option is properly and validly exercised by Tenant as provided herein, then Tenant shall also have the right to assign the second Option granted herein to any Affiliate. The Options herein granted to Tenant are not assignable separate or apart from this Lease. If Tenant elects to transfer the Options herein granted with an assignment in accordance with the Lease (which is not an assignment to an Affiliate or surviving entity), Landlord shall have the recapture rights set forth in Section 16 of the Lease, provided that if Landlord notifies Tenant that it is exercising such recapture right, Tenant shall have the right to escape such recapture right by agreeing to terminate such options in accordance with Section 16 of the Lease.
END EXHIBIT G

EXHIBIT H
ADDITIONAL GOVERNMENTAL CONDITIONS AND REQUIREMENTS
1.    Except as otherwise provided in paragraph 26.7 of the Lease, to the extent such use is approved by Landlord in writing in connection with the lease to which this Exhibit H is attached, any tenant proposing to store, handle, or use hazardous materials within the provisions of AB 2185/2187, shall, prior to occupying the premises subject to lease and bringing such hazardous materials onto the Project, submit a hazardous materials business plan (the “Hazardous Materials Business Plan”) thirty (30) days prior to occupancy to the County of Santa Barbara Public Health Department (“PHD”) for review and approval. All Hazardous Materials Business Plans shall be referred to in project lease documents and attached in full thereto and in any deed transfers and leases. No tenant shall be entitled to store, handle, or use any hazardous materials in, on or about the Project, nor shall such tenant be entitled to occupy the premises, until PHD has approved the Hazardous Materials Business Plan.
2.    Any tenant required to submit a Hazardous Materials Business Plan in connection with its proposed use shall submit an updated Hazardous Materials Business Plan annually thereafter.
3.    Any tenant required to submit a Hazardous Materials Business Plan in connection with its proposed use shall pay inspection fees, based on the hourly inspection rate for an environmental audit to be conducted by PHD at the termination of a lease and prior to reoccupation of such structure or part thereof if hazardous materials were in use on the leased premises. The Landlord shall, within 10 days’ notice of termination of said lease, notify PHD of the need for an environmental audit. PHD shall perform such an audit in a timely manner to prevent economic hardship to Landlord and shall certify that the premises are available for reoccupation or specify cleanup measures that will render the premises safe for reoccupation. The tenant whose lease is being terminated shall be responsible for any cleanup that may be required as a result of the audit.
4.    To the extent such use is approved by Landlord in writing in connection with the lease to which this Exhibit is attached, any tenant generating hazardous waste in, on or about the Project shall submit to the PHD a plan outlining measures for the minimization of the hazardous waste stream from the proposed operation in addition to a Hazardous Materials Business Plan.
5.    To the extent such use is approved by Landlord in writing in connection with the lease to which this Exhibit is attached, all tenants shall restrict vehicle washing and other cleaning activities to areas that can be properly drained into a sanitary sewer.
END EXHIBIT H

EXHIBIT I
INTENTIONALLY OMITTED

EXHIBIT J
INTENTIONALLY OMITTED

EXHIBIT K
SUPPLEMENTAL TERMS AND CONDITIONS
THESE SUPPLEMENTAL TERMS AND CONDITIONS constitute an integral part of this Lease to which they are attached. Any other provisions of this Lease shall be resolved in favor of these Supplemental Terms and Conditions.
K.1.    Signs and Advertising (Continued from Article 22 of the Standard Terms and Conditions)
Upon the Effective Date, Tenant shall have the exclusive right, at Tenant’s sole cost and expense, to place and maintain a sign to display its trade name on the Building directory, monument sign, Premises entry door and Tenant shall have the right, at Tenant’s sole cost and expense, to place and maintain a prominent sign to display its trade name on the exterior of the Building. All such signage shall conform to the requirements of Landlord (provided that such requirements are reasonable) and of all governmental authority(ies) having jurisdiction thereover as to location, size and format. Such signage will be subject to the same terms and conditions set forth in Article 22 of the Standard Terms and Conditions.
K.2    INTENTIONALLY OMITTED

K.3.    Real Property Taxes (Continued from Section 5.2 of the Standard Terms and Conditions)
K.3.1    Real Property Taxes shall not include and Tenant shall not be obligated to pay, whether as additional rent or otherwise, any charge, penalty or assessment resulting from Landlord’s delinquent payment of Real Property Taxes.
K.3.2.    Notwithstanding anything to the contrary contained in the Lease, if, during the period (the “Prop 13 Protection Period”) beginning on the Commencement Date and ending on the day before the third (3rd) anniversary of the Commencement Date, any sale, refinancing or change of ownership of the Premises, Building or Project (the “Real Property”) is consummated (each a “Prop 13 Trigger Event”), and as a result of the Prop 13 Trigger Event, and to the extent that in connection therewith, the Real Property is reassessed (the “Reassessment”) for real property tax purposes by the appropriate governmental authority pursuant to the terms of Proposition 13, clauses (i), (ii) and (iii) of this Section K.3.2 below shall apply to such Reassessment of the Real Property; provided, that, notwithstanding the foregoing to the contrary, in no event shall the change of ownership in connection with the Closing be deemed to constitute a Prop 13 Trigger Event, it being the specific intent of the parties that a “Tax Increase” (as defined below) not include any portion of Real Property Taxes attributable to any reassessment of the Real Property triggered by the Closing.
(i)    For purposes of this Section K.3.2, the term “Tax Increase” shall mean that portion of the real property taxes assessed against the Real Property (or any portion thereof) (collectively, the “Real Property Taxes”), as calculated as of the date immediately following the Reassessment, which is attributable solely to the Reassessment. Accordingly, the term Tax Increase shall not include any portion of the Real Property Taxes, as calculated immediately following the Reassessment, which: (A) is attributable to the value of the Real Property as of the Closing (or the value of the Real Property following a reassessment triggered by the Closing) or any subsequent assessment of the Real Property based upon any construction of any tenant improvements and alterations made after such date for the Premises or other areas in the Real Property (including, without limitation, any alterations and improvements made to or on behalf of Tenant pursuant to the terms of this Lease); (B) is attributable to assessments which were pending immediately prior to the Reassessment which assessments were conducted during, and included in, such Reassessment or which assessments were otherwise rendered unnecessary following the Reassessment; or (C) is attributable to the annual inflationary increase of real estate taxes, but not in excess of the statutory two percent (2%) per annum increase under Proposition 13 (as such statutory increase may be modified by subsequent legislation). For purposes of this Section K.3.2, the term “Prop 13 Protection Amount” shall mean an amount equal to the product of (1) the amount of the Tax Increase, multiplied by (2) a fraction, the numerator of which shall be the number of full calendar months occurring from and after the occurrence of a Prop 13 Trigger Event and prior to the expiration of the Prop 13 Protection Period, and the denominator of which shall be thirty-six (36).
Accordingly, for illustrative purposes only, in the event the Tax Increase following a Reassessment is $1,000,000.00, the Commencement Date occurs on November 1, 2019, and a Prop 13 Trigger Event occurs on November 1, 2021, then the Prop 13 Protection Amount shall be $333,333.33 (i.e., the Tax Increase [i.e., $1,000,000.00] multiplied by 12/36 [i.e., the number of full calendar months occurring during the period beginning on the date the Prop 13 Trigger Event occurred (i.e., November 1, 2021) and ending upon the expiration of the Prop 13 Protection Period (i.e., October 31, 2022)/thirty-six (36))
(ii)    Notwithstanding anything to the contrary contained in the Lease, during the Prop 13 Protection Period only (and not during any other portion of the Term of the Lease), Tenant shall not be obligated to pay (and Real Property Taxes payable by Tenant under the Lease shall not include) the amount of the Tax Increase that is equal to the Prop 13 Protection Amount. If the occurrence of a Reassessment is reasonably foreseeable by Landlord and the Prop 13 Protection Amount attributable to such Reassessment can be reasonably quantified or estimated, upon notice to Tenant, Landlord shall have the right to purchase the Prop 13 Protection Amount relating to the applicable Reassessment (the “Applicable Reassessment”), by paying to Tenant in cash an amount equal to the Proposition 13 Purchase Price (as defined below). As used herein, “Proposition 13 Purchase Price” shall mean the present value of the Prop 13 Protection Amount remaining during the period (the “Remaining Prop 13 Protection Period”) commencing as of the date of payment of the Proposition 13 Purchase Price by Landlord (the “Payment Date”) and continuing through and including the last day of the Prop 13 Protection Period. Such present value shall be calculated by discounting the Prop 13 Protection Amount applicable to the Remaining Prop 13 Protection Period by the Discount Rate, as defined below (with such present value to be based upon the assumption that Tenant will pay Real Property Taxes on an equal semi-annual basis during the Remaining Prop 13 Protection Period). As used herein, the term “Discount Rate” shall mean the Base Treasury Rate (as defined below). The term “Base Treasury Rate” shall mean the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading “U.S. Government Securities/Treasury Constant Maturities” for the week ending one (1) week prior to the Payment Date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the last day of the Prop 13 Protection Period. If Release H.15 is no longer published, Landlord shall select a comparable publication to determine the Base Treasury Rate. Upon such payment of the Proposition 13 Purchase Price, the provisions of this Section K.3.2 above shall not apply to any Real Property Taxes attributable to the Applicable Reassessment. Since Landlord is estimating the Proposition 13 Purchase Price because a Reassessment has not yet occurred, then when such Reassessment occurs, if Landlord has underestimated the Proposition 13 Purchase Price, then upon notice by Landlord to Tenant, Tenant's Minimum Monthly Rent next due shall be credited with the amount of such underestimation, and if Landlord overestimates the Proposition 13 Purchase Price, then upon notice by Landlord to Tenant, the Minimum Monthly Rent next due shall be increased by the amount of the overestimation. For the avoidance of doubt, the parties specifically acknowledge that upon the expiration of the Prop 13 Protection Period, except for the terms of the immediately preceding sentence regarding the reconciliation of the Proposition 13 Purchase Price (if applicable), the terms of this Section K.3.2 shall expire and be of no further force or effect.

END EXHIBIT K

EXHIBIT L
TENANT ESTOPPEL CERTIFICATE
To:         (“Bank”)
Attn:
Re:    Lease Dated:
Current Landlord:
Current Tenant:
Square Feet: Approximately:
Floor(s):
Located at:
(“Tenant”) hereby certifies that as of _______________, 20 :
1.    Tenant is the present owner and holder of the tenant’s interest under the lease described above, as it may be amended to date (the “Lease”) with _________________________ Landlord (who is called “Borrower” for the purposes of this Certificate). (USE THE NEXT SENTENCE IF THE LANDLORD OR TENANT NAMED IN THE LEASE IS A PREDECESSOR TO THE CURRENT LANDLORD OR TENANT.) [The original landlord under the Lease was____________________, and the original tenant under the Lease was _______________________.] The Lease covers the premises commonly known as _________________________________ (the “Premises”) in the building (the “Building”) at the address set forth above.
2.    (a) A true, correct and complete copy of the Lease (including all modifications, amendments, supplements, side letters, addenda and riders of and to it) is attached to this Certificate as Exhibit A. As used herein, the defined term “Lease” includes all such modifications, amendments, supplements, side letters, addenda and riders.
(b)    The Lease provides that in addition to the Premises, Tenant has the right to use or rent ____________________ assigned/unassigned] parking spaces near the Building or in the garage portion of the building during the term of the Lease.
(c)    The term of the Lease commenced on ____________________, 20 ____and will expire on _____________________, 20______ including any presently exercised option or renewal term. Except as specified in Paragraph(s) _____________________ of the Lease (copy attached), Tenant has no option or right to renew, extend or cancel the Lease, or to lease additional space in the Premises or Building, or to use any parking (IF APPLICABLE) [other than that specified in Section 2(b) above].
(d)    Tenant has no option or preferential right to purchase all or any part of the Premises (or the land of which the Premises are a part). Tenant has no right or interest with respect to the Premises or the Building other than as Tenant under the Lease.
(e)    The annual minimum rent currently payable under the Lease is $ ____________ and such rent has been paid through _________________, 20___.
(f)    Additional rent is payable under the Lease for (i) operating, maintenance or repair expenses, and (ii) property taxes. Such additional rent has been paid in accordance with Borrower’s rendered bills through ____________, 20____. (g) Tenant has made no agreement with Borrower or any agent, representative or employee of Borrower concerning free rent, partial rent, rebate of rental payments or any other similar rent concession, except as expressly set forth in the Lease.
(h)    Borrower currently holds a security deposit in the amount of $ ___________which is to be applied by Borrower or returned to Tenant in accordance with Paragraph(s) ____of the Lease. Tenant acknowledges and agrees that Bank shall have no responsibility or liability for any security deposit, except to the extent that any security deposit shall have been actually received by Bank.
3.    (a) The Lease constitutes the entire agreement between Tenant and Borrower with respect to the Premises, has not been modified changed, altered or amended and is in full force and effect in the form attached as Exhibit A. There are no other agreements, written or oral, which affect Tenant’s occupancy of the Premises.
(b)    All insurance required of Tenant under the Lease has been provided by Tenant and all premiums have been paid.
(c)    To the best knowledge of Tenant, no party is in default under the Lease. To the best knowledge of Tenant, no event has occurred which, with the giving of notice or passage of time, or both, would constitute such a default.
(d)    The interest of Tenant in the Lease has not been assigned or encumbered. Tenant is not entitled to any credit against any rent or other charge or rent concession under the Lease except as set forth in the Lease. No rental payments have been made more than one month in advance.
4.    All contributions required to be paid by Borrower to date for improvements to the Premises have been paid in full and all of Borrower’s obligations with respect to tenant improvements have been fully performed. Tenant has accepted the Premises, subject to no conditions other than those set forth in the Lease.
5.    Neither Tenant nor any guarantor of Tenant’s obligations under the Lease is the subject of any bankruptcy or other voluntary or involuntary proceeding, in or out of court, for the adjustment of debtor-creditor relationships.
6.    (a) As used here, “Hazardous Substance” means any substance, material or waste (including petroleum and petroleum products) which is designated, classified or regulated as being “toxic” or “hazardous” or a “pollutant” or which is similarly designated, classified or regulated, under any federal, state or local law, regulation or ordinance.
(b)    Tenant represents and warrants that it has not used, generated, released, discharged, stored or disposed of any Hazardous Substances on, under, in or about the Building or the land on which the Building is located (IF APPLICABLE) [, other than Hazardous Substances used in the ordinary and commercially reasonable course of Tenant’s business in compliance with all applicable laws]. (IF APPLICABLE).
7.    Tenant hereby acknowledges that Borrower (CHOOSE ONE) [intends to encumber/has encumbered] the property containing the Premises with a Deed of Trust in favor of Bank. Tenant acknowledges the right of Borrower, Bank and any and all of Borrower’s present and future lenders to rely upon the statements and representations of Tenant contained in this Certificate and further acknowledges that any loan secured by any such Deed of Trust or further deeds of trust will be made and entered into in material reliance on this Certificate.
8.    Tenant hereby agrees to furnish Bank with such other and further estoppel as Bank may reasonably request.
By:
Name:
Title:
END EXHIBIT L

EXHIBIT M
COMMENCEMENT DATE MEMORANDUM
With respect to that certain Industrial Lease (“Lease”) dated , 2019, between AppFolio, Inc., a Delaware corporation (“Tenant”), and [________________] (“Landlord”), whereby Landlord leased to Tenant and Tenant leased from Landlord approximately ___________ rentable square feet of the building located at 70 Castilian Drive, Goleta, CA (“Premises”), Tenant hereby acknowledges and certifies to Landlord as follows:

(1)	Landlord delivered possession of the Premises to Tenant on __________________;

(2)	The Premises contain ___________ rentable square feet of space; and

(3)
Tenant has accepted and is currently in possession of the Premises and the Premises are acceptable for Tenant’s use, subject to all of the obligations of Landlord under the Lease and the Umbrella Agreement and all qualifications thereof.

IN WITNESS WHEREOF, this Commencement Date Memorandum is executed this ____ day of ____________20______.
“Tenant”
APPFOLIO, INC., a Delaware corporation

By:	______________________________
Its: President and CEO

By:	______________________________
Its: CFO

“Landlord”

[___________________]

By:
Name:
Its:

END EXHIBIT M

EXHIBIT N
PROHIBITED USES
The following types of operations and activities are expressly prohibited on the Premises:
1.    automobile/truck maintenance, repair or fueling;
2.    battery manufacturing or reclamation;
3.    ceramics and jewelry manufacturing or finishing;
4.    chemical (organic or inorganic) storage, use or manufacturing;
5.    drum recycling;
6.    dry cleaning;
7.    electronic components manufacturing;
8.    electroplating and metal finishing;
9.    explosives manufacturing, use or storage;
10.    hazardous waste treatment, storage, or disposal;
11.    leather production, tanning or finishing;
12.    machinery and tool manufacturing;
13.    medical equipment manufacturing and hospitals;
14.    metal shredding, recycling or reclamation;
15.    metal smelting and refining;
16.    mining;
17.    paint, pigment and coating operations;
18.    petroleum refining;
19.    plastic and synthetic materials manufacturing;
20.    solvent reclamation;
21.    tire and rubber manufacturing;
22.    above- or underground storage tanks; and
23.    residential use or occupancy.
END EXHIBIT N

EXHIBIT O
UMBRELLA AGREEMENT

Note that the copy of the Umbrella Agreement attached to this Exhibit O does not include any of the exhibits thereto, but such exhibits are attached to the original fully-executed Umbrella Agreement.

[Attached]

4
32730.018 - 276233.11
4844-2282-9993v14/100382-1012